As filed with the U.S. Securities and Exchange Commission on January 12, 2018
Registration No. 333-221083

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 2 to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
INSURANCE INCOME STRATEGIES LTD.
(Exact name of registrant as specified in its charter)
Bermuda	6331	98-1386473
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Canon’s Court, 22 Victoria Street
Hamilton, HM12 Bermuda
441-294-8000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Law Debenture Corporate Services Inc.
801 2nd Avenue, Suite 403
New York, NY 10017
212-750-6474
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
(Copies of all communications, including communications sent to agent for service)
Joel L. Rubinstein Elliott M. Smith Winston & Strawn LLP 200 Park Avenue New York, NY 10166-4193 (212) 294-6700	Anthony J. Marsico Gregory Chin Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, NY 10017 (212) 692-6267
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Units, each consisting of (i) one common share, $0.001 par value, (ii) one Class A warrant and (iii) one Class B warrant	5,980,000 units(3)	$10.00	$59,800,000	$7,445.10
Common shares included as part of the units	5,980,000 shares	—	—	—(4)
Redeemable Class A warrants included as part of the units	5,980,000 Class A warrants	—	—	—(4)
Redeemable Class B warrants included as part of the units	5,980,000 Class B warrants	—	—	—(4)
Common Shares underlying Class A warrants	5,980,000 shares	$10.00(5)	$59,800,000	7,445.10
Common Shares underlying Class B warrants	5,980,000 shares	$11.00(5)	$65,780,000	8,189.61
Total			$185,380,000	$23,079.81(6)

(1)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee.

(3)
Includes 780,000 units, consisting of 780,000 common shares, 780,000 Class A warrants and 780,000 Class B warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(4)
No fee pursuant to Rule 457(g).

(5)
Estimated solely for the purpose of the calculation of the registration fee pursuant to Rule 457(g), based on the exercise price of the warrants.

(6)
$7,158.75 was previously paid.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUSSUBJECT TO COMPLETION DATED JANUARY 12, 2018

5,200,000 Units
Insurance Income Strategies Ltd.

This is an initial public offering of 5,200,000 units of Insurance Income Strategies, Ltd. Each unit has an offering price of  $10.00 per unit and consists of (i) one common share, (ii) one Class A warrant and (iii) one Class B warrant. Each Class A warrant entitles the holder to purchase one common share at a price of  $10.00 per share, subject to adjustment as described herein and will expire on the fifth anniversary of the closing of this offering. Each Class B warrant entitles the holder to purchase one common share at a price of  $11.00 per share, subject to adjustment as described herein and will expire on the seventh anniversary of the closing of this offering.
No public market currently exists for our securities. We intend to apply to list our units, common shares, Class A warrants and Class B warrants on The Nasdaq Capital Market, or Nasdaq, under the symbols “ILSU”, “ILS”, “ILSWA” and “ILSWB”, respectively. The securities underlying the units will separate from the units no later than the 45th day after the date of this prospectus. We intend to issue a press release when such separation will occur.
We are an “emerging growth company” under federal securities laws and are subject to reduced public company disclosure standards.
Investing in our securities involves significant risks. See “Risk Factors” beginning on page 11 of this Prospectus for a discussion of information that should be considered in connection with an investment in our securities.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Unit	Total
Public offering price	$10.00	$52,000,000
Underwriting discounts(1)	$0.70	$3,640,000
Proceeds to us (before expenses)	$9.30	$48,360,000
(1)
See “Underwriting” beginning on page 105 for additional information regarding compensation payable to the underwriters.

We have granted the underwriters the right to purchase for a period of 45 days up to an additional 780,000 units at the public offering price less the underwriting discounts, solely to cover over-allotments, if any.
The underwriters expect to deliver our units to investors on or about            , 2018.
Joseph Gunnar & Co.
The date of this prospectus is            , 2018.

You should rely only on the information contained in this prospectus. Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus speaks only as of its date, regardless of the time of delivery of this prospectus or of any sale of our securities.
Unless otherwise indicated, statements in this prospectus concerning our market and where we operate, including our general expectations and competitive position, business opportunity, and category size, growth, and share, are based on information from independent industry organizations and other third-party sources (including industry publications, surveys, and forecasts), government publications, data from our internal research, and management estimates. Management estimates are derived from the information and data referred to above, and are based on assumptions and calculations made by us based upon our interpretation of such information and data, and our knowledge of our industry and the categories in which we intend to operate, which we believe to be reasonable. Furthermore, the information and data referred to above are imprecise. Projections, assumptions, expectations, and estimates regarding our industry and the markets in which we operate and our future performance are also necessarily subject to risk.
NEITHER THE REGISTRAR OF COMPANIES IN BERMUDA NOR THE BERMUDA MONETARY AUTHORITY (THE “BMA”) NOR ANY OTHER REGULATORY BODY IN BERMUDA HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED OPINION UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
i

Common shares may be offered or sold in Bermuda only in compliance with the provisions of the Bermuda Companies Act 1981, as amended (the “Companies Act”) and the Bermuda Investment Business Act 2003, which regulates the sale of securities in Bermuda. In addition, the BMA must approve all issues and transfers of shares of a Bermuda exempted company. However, the BMA has, pursuant to its statement of June 1, 2005, given its general permission under the Exchange Control Act 1972 (and related regulations) for the issue and free transfer of our common shares to and among persons who are non-residents of Bermuda for exchange control purposes as long as our common shares are listed on an appointed stock exchange, which includes Nasdaq. This general permission would cease to apply if we were to cease to be listed on Nasdaq.
Notwithstanding the above general permission, we intend to apply for and expect to receive permission from the BMA, subject to our common shares being listed on an appointed stock exchange (which includes Nasdaq), to issue, grant, create, sell and transfer freely any of our shares, stock, bonds, notes (other than promissory notes), debentures, debenture stock, units under a unit trust scheme, shares in an oil royalty, options, warrants, coupons, rights and depository receipts to and among persons who are either resident or non-resident of Bermuda for exchange control purposes.
ii

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and our audited consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision to purchase our securities.
Unless the context suggests otherwise, references in this prospectus to “Insurance Income Strategies,” the “Company,” “we,” “us,” and “our” refer to Insurance Income Strategies Ltd. and its consolidated subsidiaries. References in this prospectus to “IIS Re” refer to IIS Re Ltd., our wholly owned operating subsidiary. References in this prospectus to “1347 Advisors” refer to 1347 Advisors LLC. References to “Iris” or “Iris Re” refer to Iris Reinsurance Ltd., a Class 3 Bermuda reinsurer, and references to “Artex” refer to Artex SAC Limited, a Class 3 and Class C long-term insurer under the Insurance Act and registered under the SAC Act. References to ‘‘IIS SAC’’ are to IIS SAC (defined below) or Artex acting in respect of IIS SAC as appropriate. Iris Re and Artex are not affiliated with the Company or 1347 Advisors. For certain industry and other terms, investors are referred to the section entitled “Glossary of Industry and Other Terms” beginning on page 112.
Our Company
We are a newly incorporated Bermuda holding company seeking to offer collateralized reinsurance in the property catastrophe market through segregated account arrangements or directly once appropriately licensed. Our principal objective is to maximize the expected total return for our shareholders, primarily through the payment of distributions or dividends, by underwriting a diversified portfolio of short-tail reinsurance contracts with what we believe to be attractive risk and return characteristics. We will seek to provide our shareholders with the opportunity to own an alternative asset class whose returns we believe have historically been largely uncorrelated to those of other asset classes such as global equities, bonds and hedge funds. Subject to the discretion of our board of directors, we currently intend to distribute a minimum of 85% of our Distributable Income (as defined herein) to our shareholders in the form of cash dividends starting at the end of the first fiscal quarter after our initial public offering. We intend to make regular quarterly dividend payments that will be supplemented by a special dividend to the extent necessary to meet our dividend payout target for each fiscal year.
Our operating subsidiary, IIS Re, will manage its underwriting decisions through its board of directors and our management team. We have agreed to purchase preference shares linked to a segregated account of Artex (“IIS SAC”). We initially intend to deploy most of our capital to collateralize a quota share retrocessional agreement between IIS SAC and a segregated account of Iris Reinsurance Ltd., a Class 3 Bermuda reinsurer (“Iris Re”). Under such agreement, which we refer to as the Iris Re Agreement, a portion of Iris Re’s liabilities and obligations arising out of certain reinsurance agreements with various cedents (as defined below), each being a segregated account of Iris Re, will be retroceded to IIS SAC on a quota share basis. We will seek to manage our key quantifiable risks by coordinating with Iris Re’s and other cedent’s management and relying on their proprietary catastrophe pricing and risk management system and their underwriting judgment.
In addition, 1347 Advisors, a subsidiary of Kingsway Financial Services, Inc., or Kingsway, a merchant bank with significant experience in the property casualty insurance industry, will provide us with certain brokerage and structuring services for a fee.
The Property Reinsurance Market
Property reinsurance companies assume, from both insurance companies (known as “ceding companies” or “cedents”) and other reinsurance companies (known as “retrocedents”), as well as other property insurance capital providers, such as government- or state-sponsored catastrophe funds, all or a portion of the property insurance or reinsurance risks that the ceding company has underwritten under one or more insurance or reinsurance policies. In return, the reinsurer receives a premium for the risks assumed from the ceding company. When reinsurance companies purchase reinsurance to cover their own risks assumed from ceding companies, this is known as retrocessional reinsurance. Reinsurance or retrocessional reinsurance can benefit a ceding company or retrocedent as applicable, in various ways, such as by reducing exposure to individual risks and by providing catastrophe protection from larger or multiple losses. Ceding companies and retrocedents can use reinsurance or retrocessional reinsurance to manage their overall risk profile or to create additional underwriting capacity, allowing them to accept larger risks or to write more business than would otherwise be possible, absent an increase in their capital or surplus.
The global property catastrophe reinsurance market was estimated to have approximately $354 billion in total aggregate limits (i.e., the maximum amount payable during the policy period to settle any claims made during that policy period) and to generate approximately $19.9 billion in total annualized premiums, in each case as of 2015.
Insurance and reinsurance companies derive substantially all of their revenues from net earned premiums, net investment income and net gains and losses from investment securities. Premiums represent amounts received from policyholders and ceding companies, and net earned premiums represent the portion of net premiums (gross premiums less reinsurance purchased from third parties) which are recognized as revenue over the period of time that coverage is provided (e.g., ratably over the life of the policy). In insurance and reinsurance operations, “float” arises when premiums are received before losses and other expenses are paid, an interval that sometimes extends over many years. During that time, the insurer invests the premiums, earns investment income and may generate investment gains and losses. We do not currently expect to derive significant revenue from investing our available cash. Most of our capital will be held in restricted accounts as cash or cash equivalent collateral, and our capital that is not deployed will generally be held in the form of cash or cash equivalents until it is deployed.
Historically, the reinsurance market has experienced upward rate movements following global property catastrophe events. For example, according to the Guy Carpenter Catastrophe Index, following the losses sustained in 2005 following Hurricanes Katrina, Rita and Wilma, the market for insurance-linked securities (“ILS”) approximately doubled and pricing increased by approximately 50%. As a result of this pricing dynamic, we believe that the aftermath of Hurricanes Harvey, Irma and Maria, which are estimated to result in approximately $100 billion of aggregate losses, presents a favorable pricing opportunity for us to enter the market and execute our strategy.
Our Competitive Strengths
We believe we have the following competitive strengths:
•
Access to Global Reinsurance Counterparties.   We expect to benefit substantially from our management team’s and 1347 Advisors’ relationships with the insurers, reinsurers and reinsurance brokers, as well as issuers and funds that own ILS.

•
Differentiated Approach to Reinsurance Risk Selection.   We expect to benefit from our management’s risk selection process, which will entail targeting counterparties who can supply us with the full spectrum of information associated with each exposure. Our risk selection process will include using our management team’s specific knowledge of the cedent and underlying risks in its portfolios. Additionally, our management team will analyze the historical loss performance of the cedent, its market position, its management’s capabilities and claims mitigation history.

•
Experienced Management Team.   Our management team is responsible for the day-to-day operation of our business and have significant experience in the reinsurance industry, with unique experience in insurance-linked securities. Our Chief Executive Officer, Thomas C. Heise, has over 20 years of insurance and reinsurance industry experience, including co-founding the Bermuda Commodities Exchange. Our Chief Underwriting Officer, Steven Musicant, has 25 years of experience in the reinsurance industry. We also have an experienced board of directors, which includes industry professionals who have significant years of reinsurance experience.

Our Strategy
Through IIS SAC we have entered into a fully funded retrocessional quota share contract with a segregated account of Iris Re (the Iris Re Agreement). Our long-term business strategy is to build a flexible and diversified portfolio of reinsurance risks to generate underwriting profits and risk-adjusted returns. We will aim to maintain a balanced portfolio of predominantly, but not exclusively, natural and man-made catastrophe risks, diversified by peril, geography and attachment point. We believe that allocation to traditional reinsurance contracts, either fronted or collateralized by assets or letter of credit, industry loss warranties (“ILWs”) and other insurance-linked instruments, if any, will enhance our overall risk diversification and may offer attractive relative value at different points in time, depending on market conditions. Our management team will use sophisticated risk management techniques to monitor correlation risk, and will seek to enhance our underwriting returns, initially generated through IIS SAC, through careful risk selection using advanced capital allocation methodologies.
Our long-term strategy will involve accessing a broad range of reinsurance risks, utilizing a variety of methods. These methods include initially entering into quota share retrocessional agreements with third party reinsurers which would allow IIS Re (after obtaining appropriate licensing approvals) or segregated accounts beneficially owned by IIS Re to participate in an agreed percentage of the risks and premiums of certain reinsurance contracts up to a certain amount on a proportional basis. These quota share agreements will provide IIS Re with access to a diversified portfolio of risks on a proportional basis, which would otherwise not likely be available to it through the collateralized markets, although IIS Re would still be required to provide, through a segregated account of Artex or another body holding appropriate insurance licenses, collateral to the cedent company entering into the quota share agreement. In addition, such quota share agreements will allow us to quickly deploy our capital following the completion of this offering or at other times in the future. Initially, we intend to deploy most of our capital to collateralize the Iris Re Agreement. Following the completion of this offering, we intend to apply for registration of IIS Re as a licensed insurer in an appropriate jurisdiction. Upon receipt of such licensing, we intend to have IIS SAC transfer the Iris Re Agreement to IIS Re.
While we will have access to the contract terms that govern Iris Re’s reinsurance arrangements (from which Iris Re, in respect of its segregated account(s), will cede business to IIS SAC), we will have no influence over Iris Re’s underwriting strategy or guidelines. We believe Iris Re historically has produced attractive underwriting returns, and we will be reliant on Iris Re to effectively underwrite and place hedging measures in its portfolio from which it cedes business to IIS SAC. As Iris Re’s profitability is also dependent on its underwriting expertise, we believe our interests are aligned with respect to the Iris Re Agreement. The Iris Re Agreement has been executed and will take effect only upon successful completion of this offering. The Iris Re Agreement will expire on December 31, 2020, at which time we expect to renew the agreement for another appropriate term.
In addition to the quota share retrocessional agreements discussed above, we may also pursue the following strategies, which may require us to seek the approval of applicable insurance regulators for appropriate licensing if such strategies are adopted by IIS Re directly instead of a segregated account beneficially owned by IIS Re:
•
Third Party Reinsurance.    Through segregated accounts beneficially owned by IIS Re or directly via IIS Re upon licensing of IIS Re, we may provide reinsurance to third-party insurance and reinsurance companies through reinsurance contracts with well capitalized third-party rated reinsurers that satisfy our management team’s credit review. In either case, IIS Re, or the segregated account through which IIS Re would enter into such arrangements, would be required to fully fund its obligations under its reinsurance contracts.

•
Industry Warranties and Catastrophe Bonds.   We may buy and sell ILWs as a way to access certain risks. We may also purchase catastrophe bonds to access certain risks.

•
Other.   While our initial focus will be on providing reinsurance against natural property catastrophe risks, our strategy may evolve to the extent that man-made or other non-property catastrophe reinsurance risks (e.g. terrorism reinsurance, workers compensation catastrophe reinsurance) offer more attractive expected risk-adjusted returns or diversification benefits. IIS Re’s portfolio may include over-the-counter or exchange-traded futures or options listed on catastrophe indexes.

See “Business — Our Strategy” for a more detailed discussion of our business strategy.

Our Underwriting Guidelines
Our management team has broad discretion, subject to our underwriting guidelines approved by our board of directors and the oversight of our board of directors and the board of directors of our subsidiary, to execute our underwriting strategy. Our underwriting guidelines are summarized below, but our board of directors may change our underwriting guidelines or our strategy at any time without a vote or approval of our shareholders.
Class of Reinsurance
Our underwriting guidelines do not currently establish any maximum and minimum thresholds for the amount of each class of reinsurance.
We initially expect to deploy a significant percentage of our portfolio in a quota share retrocessional agreement between IIS SAC and Iris Re’s segregated account that has underlying exposure primarily to ILWs. We will only seek, through IIS SAC, to enter into fully funded quota share retrocessional contracts.
Geographic Diversity
We intend to pursue a geographically diversified reinsurance strategy.
Our Structure
We will conduct our business initially through IIS SAC, a segregated account established by Artex (which is not affiliated with our Company). Through a preference share agreement between IIS Re, Artex and Artex acting in respect of IIS SAC, IIS Re owns 100% of the preference shares linked to IIS SAC and has management rights with respect to the assets of IIS SAC. IIS Re also has sole right, title and interest in and to any distributions or dividends made by IIS SAC, subject to the terms of the Preference Shareholder Agreement.
We ultimately expect that IIS Re will be registered with insurance regulatory authorities in an appropriate jurisdiction and we will thereupon cause IIS SAC to transfer the Iris Re Agreement to IIS Re.
The following chart summarizes our corporate structure following the completion of this offering:

Our Relationship with 1347 Advisors
Pursuant to our Services Agreement with 1347 Advisors (the “1347 Agreement”), 1347 Advisors will provide certain brokerage and structuring services which are essential to IIS Re for a fee. These services will include identification and due diligence of potential transaction counterparties for consideration by our management, advice on the capital structure of the Company and corporate development opportunities and support for compliance with SEC filing requirements as a public company. 1347 Advisors is a wholly owned indirect subsidiary of Kingsway, a publicly traded merchant bank with significant experience in the property casualty insurance industry. The principals of 1347 Advisors have significant insurance industry experience, and we expect to benefit from their relationships with the insurers, reinsurers, reinsurance brokers, and issuers and funds that own insurance linked securities. Although 1347 Advisors will not be obligated to present any particular business opportunities to us, we do not believe the absence of such obligation will materially affect our business, as we understand that 1347 Advisors is not associated with any other business that seeks to offer collateralized reinsurance in the property catastrophe market as we do. In addition, we believe the potential financial benefit to 1347 Advisors from presenting relevant opportunities to us, as described below, further ensures that 1347 Advisors will present us with relevant opportunities that it identifies.
Conflicts of Interest
There may be conflicts of interest that arise out of our relationship with 1347 Advisors. Our Chairman, Larry Swets, Jr., and our interim Chief Financial Officer, Hassan Baqar, are managing directors at 1347 Advisors. As a result, our officers or directors may have conflicts between their duties to us and their duties to, and interests in, 1347 Advisors or other parties.
Under the 1347 Agreement, 1347 Advisors will be entitled to receive (i) a brokerage commission of 10.0125% of the gross premiums of the Company, net of corporate overhead as may be reduced by investment income, plus (ii) 13.5% of the underwriting profits of the Company. Additionally, 1347 Advisors will be entitled to reimbursement of certain expenses. See “Certain Relationships and Related Party Transactions—Services Agreement with 1347 Advisors” for further discussion.
We generally may not terminate the 1347 Agreement until the seventh anniversary of the completion of this offering, whether or not 1347 Advisors’ performance results are satisfactory, and under certain circumstances we will have to pay a termination fee equal to 7.5% of our shareholder’s equity, as calculated under U.S. generally accepted accounted principles (“U.S. GAAP”) as of the most recently completed fiscal quarter prior to the date of termination, if the 1347 Agreement is terminated or not renewed at any point. The 1347 Agreement renews automatically on the seventh anniversary of the completion of this offering, and upon every third anniversary thereafter, unless terminated in accordance with its terms. During the term of the 1347 Agreement, we may not enter into any other agreement providing similar services as 1347 Agreement. We may not amend or modify any provision of the 1347 Agreement without the prior written consent of 1347 Advisors. 1347 Advisors may also assign the 1347 Agreement to a third party without our consent.
Under the terms of the 1347 Agreement, 1347 Advisors (and any person to whom 1347 Advisors has delegated or sub-contracted any of its functions) will not be liable for any losses except to the extent such losses are determined to be the direct result of an act or omission of 1347 Advisors (and any person to whom 1347 Advisors has delegated or sub-contracted any of its functions) that constitutes gross negligence, fraud, or willful misconduct. In addition, we generally must indemnify 1347 Advisors and its affiliates, directors, officers, employees, agents, successors and permitted assigns for, from and against losses arising out of or relating to any demand, charge or claim in respect of acts, omissions, transactions, duties, obligations or responsibilities by us arising out of the 1347 Agreement. See “Certain Relationships and Related Party Transactions—Services Agreement with 1347 Advisors LLC” for further discussion about our contractual arrangements with 1347 Advisors.
In deciding whether to issue debt or equity securities in future, we will rely in part on recommendations made to us by 1347 Advisors. Because 1347 Advisors will earn fees that are closely related to the total amount of our capital, 1347 Advisors may have an incentive to recommend that we issue debt or equity securities.

Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies. These exemptions include:
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reduced disclosure about our executive compensation arrangements and no requirement to include a compensation discussion and analysis;

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no requirement to hold nonbinding advisory shareholder votes on executive compensation or golden parachute arrangements;

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an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (which we refer to as “Sarbanes-Oxley”); and

•
the ability to use an extended transition period for complying with new or revised accounting standards.

We intend to take advantage of the exemptions available to emerging growth companies until such time that we are no longer an emerging growth company. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you invest.
We are electing to take advantage of the extended transition period afforded by the JOBS Act for the implementation of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.
We will continue to be an emerging growth company until the earliest to occur of  (1) the last day of the fiscal year during which we had total annual gross revenues of at least $1.0 billion (as indexed for inflation), (2) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering under this prospectus, (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt and (4) the date on which we are deemed to be a “large accelerated filer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our Relationship with Iris Re
Certain information in this prospectus has been derived from due diligence and other information relating to Iris Re in connection with the negotiation and entry of the aforementioned Iris Re Agreement. As an unaffiliated reinsurance counterparty of the Company, Iris Re has had no authority or control over the preparation of, and is not the author, directly or indirectly, of any statements contained in, this prospectus. Accordingly, Iris Re has made no representation or warranty, express or implied, and you should not treat Iris Re as making any representation or warranty, express or implied, as to the accuracy or completeness of information contained in this prospectus, including with respect to Iris Re.
Our Offices
Our registered office is located at Canon’s Court, 22 Victoria Street, Hamilton, HM12 Bermuda, and our phone number is +1 441 294 8000.

Risk Factors
Investing in our securities involves a high degree of risk. These risks are discussed in more detail in “Risk Factors” beginning on page 11, and you should carefully consider these risks before making a decision to invest in our securities. The following is a summary of some of the principal risks we believe we face:
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the lack of any operating history that you can use to evaluate our business;

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our reliance on 1347 Advisors for certain brokerage and structuring services and cedents for risk pricing functions that are essential to the success of our business, and the termination or loss of such relationships would materially disrupt and make it difficult for us to effectuate our business strategy;

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our lack of reputation in the reinsurance industry;

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our substantial exposure to losses arising from unpredictable natural disasters and other catastrophic events;

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our reliance on segregated account structures to conduct our business prior to becoming a licensed insurer;

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our reliance on Iris Re and other cedents to effectively manage our risk;

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cyclicality in the reinsurance industry, which may lead to periods with excess underwriting capacity and unfavorable pricing;

•
the inherent uncertainties of establishing reserves for loss and loss adjustment expenses;

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our ability to raise additional capital in the future;

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our ability to release capital from existing obligations to redeploy annually;

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intense competition within the reinsurance industry;

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our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment;

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conflicts of interest that may result from our relationship with 1347 Advisors, which could result in decisions that are not in the best interests of our shareholders;

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declarations and payments of distributions or dividends may be impacted by catastrophic or other loss activity;

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our dependence as a holding company upon dividends and distributions from our subsidiaries, and the regulatory restrictions on the payment of those dividends and distributions;

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regulation that may restrict our ability to operate and may restrict the ability of other reinsurers with which we do business to operate;

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counterparty risk resulting from our investments in swap contracts, other derivative contracts, private insurance-linked instruments and non-fully collateralized reinsurance-linked contracts;

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the possibility that we may become an investment company under U.S. federal securities law, which may cause us to fundamentally restructure our business or potentially to cease operations; and

•
the tax risks associated with operating an offshore reinsurance company, including risks relating to an offshore company being deemed to have effectively connected income for U.S. federal income tax purposes and risks relating to the “passive foreign investment company,” “controlled foreign corporation,” and “related person insurance income” rules discussed herein (in particular the substantial risk that we (as well as IIS SAC and IIS Re) are a “passive foreign investment company,” in which case a U.S. Holder (as defined herein) of our common shares or warrants would be subject to disadvantageous rules under U.S. federal income tax laws).

The Offering
To be issued and outstanding after this offering:
Units
5,200,000, each consisting of  (i) one common share, (ii) one Class A warrant and one Class B warrant.
Common shares
5,200,000
Class A warrants
5,200,000
Class B warrants
5,200,000
Terms of the Class A warrants
The exercise price of the Class A warrants is $10.00 per share, subject to adjustment as described herein. The Company may, in its sole discretion, elect to reduce the exercise price at any time.
Each Class A warrant is exercisable for one common share commencing immediately following the closing of this offering and will expire on the fifth anniversary of the closing of this offering, or earlier upon redemption. See “Description of Securities—Class A Warrants and Class B Warrants.”
Terms of the Class B warrants
The exercise price of the Class B warrants is $11.00 per share, subject to adjustment as described herein. The Company may, in its sole discretion, elect to reduce the exercise price at any time. In addition, the exercise price of the Class B warrants shall be adjusted downward on a cent for cent basis in the amount dividend payments are made to shareholders in excess of  $0.50 per share in any calendar year.
Each Class B warrant is exercisable for one common share commencing immediately following the closing of this offering and will expire on the seventh anniversary of the closing of this offering, or earlier upon redemption. See “Description of Securities—Class A Warrants and Class B Warrants.”
Redemption of Class A warrants
We may redeem the outstanding Class A warrants without the consent of any third party or the representative of the underwriters:
•
in whole and not in part;

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at a price of  $0.01 per Class A warrant, so long as a registration statement relating to the common shares issuable upon the exercise of the Class A warrants has been effective and current during the 30 consecutive trading day period described below;

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upon not less than 30 days’ prior written notice of redemption; and

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if, and only if, the last reported sale price of a share of our common shares equals or exceeds $14.00 for any 20 trading days within a 30 consecutive trading day period ending three business days before we send the notice of redemption to the holders of Class A warrants.

If the foregoing conditions are satisfied and we call the Class A warrants for redemption, each holder of Class A warrants will then be entitled to exercise his, her or its Class A warrants prior to the date scheduled for redemption. However, there can be no assurance that the price of the common shares will exceed the Class A warrants exercise price after the redemption call is made.
Redemption of Class B warrants
We may redeem the outstanding Class B warrants without the consent of any third party or the representative of the underwriters:
•
in whole and not in part;

•
at a price of  $0.01 per Class B warrant, so long as a registration statement relating to the common shares issuable upon the exercise of the Class B warrants has been effective and current during the 30 consecutive trading day period described below;

•
upon not less than 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported sale price of a share of our common shares equals or exceeds $14.00 for any 20 trading days within a 30 consecutive trading day period ending three business days before we send the notice of redemption to the holders of Class B warrants.

If the foregoing conditions are satisfied and we call the Class B warrants for redemption, each holder of Class B warrants will then be entitled to exercise his, her or its Class B warrants prior to the date scheduled for redemption. However, there can be no assurance that the price of the common shares will exceed the Class B warrants exercise price after the redemption call is made.
Overallotment option
We have granted the underwriters the right to purchase for a period of 45 days up to an additional 780,000 units at the public offering price less the underwriting discounts, solely to cover over-allotments, if any.
Use of proceeds
We expect to use the net proceeds from this offering to implement our business strategy in accordance with our underwriting guidelines and for general corporate purposes. In particular, we expect to use approximately $43 million of the net proceeds to provide, through IIS SAC, fully funded reinsurance, including, if needed for risk management, to engage in hedging and investment activities. See “Business—Our Strategy” and “Business—Our Underwriting Guidelines” for a more detailed description of our business and our underwriting guidelines. See “Use of Proceeds” for more information.
Dividend policy
Our principal objective is to maximize the expected total return for our shareholders, primarily through the payment of distributions or dividends. We currently intend to distribute to our shareholders, in the form of cash dividends a significant portion of our U.S. GAAP net income available to shareholders excluding any non-cash compensation expense, unrealized gains and losses and other non-cash items recorded in net income for the period (which we refer to as “Distributable Income”). We currently intend to make distributions through regular quarterly dividend payments for each of the first three fiscal quarters of each fiscal year, followed by a fourth “special” dividend after the end of our fiscal year. Although our year-end net income (if any) will vary from year to year, we expect that in most years the sum of our regular quarterly dividend payments will be approximately 85% of our Distributable Income. If our regular quarterly dividend payments result in the distribution of less than 85% of our Distributable Income, we intend to declare a special dividend in the following year to distribute an amount that, taken together with the prior fiscal year’s quarterly dividends, will be at least 85% of our Distributable Income for the prior fiscal year. The declaration and payment of a special dividend, if any, may not occur until a significant period of time after the completion of our fiscal year. We currently expect the first quarterly dividend will be paid at the end of the first fiscal quarter after our initial public offering. The actual amount and timing of dividend payments, if any, remains subject to approval by our board of directors and to the terms of the Preference Shareholder Agreement, and we cannot assure you of the timing or amount of the dividend or if the dividend will be declared at all. The amount of any distributions or dividends we pay will be subject to, among other things, the requirements of the SAC Act and the Companies Act, the amount of any dividends and distributions from IIS Re and our net income, retained earnings, collateral requirements, cash flows, contractual arrangements and capital requirements and to the discretion of our board of directors. See “Dividend Policy” for more information.
Risk factors
You should read the section entitled “Risk Factors” beginning on page 11 for a discussion of some of the risks and uncertainties you should carefully consider before deciding to invest in our securities.
Nasdaq symbols
“ILSU”, “ILS”, “ILSWA” and “ILSWB”
Except as otherwise indicated, all information in this prospectus assumes no exercise by the underwriters of their option to purchase additional units to cover sales of units by the underwriters that exceed the number of units being offered, if any.
MARKET AND INDUSTRY DATA AND FORECASTS
Certain market and industry data included in this prospectus has been obtained from third-party sources that we believe to be reliable. Other market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We have not independently verified this third-party information. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, this data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

RISK FACTORS
This offering and investing in our securities involve a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, before deciding to invest in our securities. The occurrence of any of the following risks could materially and adversely affect our business, financial condition, liquidity, results of operations or prospects. In that event, the market price of our securities could decline and you could lose all or part of your investment. Some statements in this prospectus, including such statements in the following risk factors, constitute forward-looking statements. See the section entitled “Special Note Regarding Forward-Looking Statements.”
Risks Related to Our Business and Industry
We have no operating history that you can use to evaluate our business, and we may not be able to operate our business successfully.
We are a recently incorporated Bermuda exempted company and have no operating history. Accordingly, there are no meaningful historical financial statements or other operating or financial data with which you can evaluate us or our business. We may not be able to operate our business successfully or implement our operating policies and strategies. In addition, 1347 Advisors has a limited performance history in the brokerage and structuring services they will perform for our company. 1347 Advisors may not be able to successfully perform its anticipated role for us.
We currently have three officers, we rely on 1347 Advisors for certain brokerage and structuring services and cedents for risk pricing functions that are essential to the success of our business, and the termination or loss of such relationships would materially disrupt and make it difficult for us to effectuate our business strategy.
Pursuant to the 1347 Agreement, 1347 Advisors will provide certain brokerage and structuring services essential to effectuating our business strategy for a fee. These services will include identification and due diligence of potential transaction counterparties for consideration by our management, advice on the capital structure of the Company and corporate development opportunities and support for compliance with SEC filing requirements as a public company. In addition, through IIS SAC, we also have entered into the Iris Re Agreement with a segregated account of, whereby a portion of Iris Re’s liabilities and obligations arising out of certain reinsurance agreements with various cedents, each being a segregated account of Iris Re, will be retroceded to IIS SAC on a quota share basis. Other than our Chief Executive Officer, interim Chief Financial Officer and Chief Underwriting Officer, we currently have no employees of our own. We intend to hire additional employees in Bermuda as needed to support our underwriting and modeling requirements. In addition, IIS Re is dependent on cedents to accurately price underwritten risks in order to meet its targeted rates of return. The performance of 1347 Advisors and Iris Re depends heavily on the experience and availability of a limited number of individuals. 1347 Advisors or Iris Re may fail to carry out their obligations or to perform their obligations as a result of insolvency, bankruptcy or other causes. We will be unable to effectuate our business strategy without these types of relationships.
In the event that 1347 Advisors or Iris Re are no longer able to perform such functions or such relationships are lost or terminated, we would be required to replace either or both with third parties or to hire employees. We may not be able to find a suitable replacement for either or both of 1347 Advisors or Iris Re quickly or at all, and any replacement may increase our expenses. The loss of either or both of these relationships could materially disrupt our business and materially impair our ability to successfully effectuate our business strategy.
Part of Iris Re’s and 1347 Advisors’ compensation is calculated by reference to our performance, which may create an incentive for Iris Re to pursue a riskier or more speculative strategy as well as an incentive for 1347 Advisors to employ a riskier approach in the brokerage and structuring services it provides to us.
The compensation for Iris Re is, in part, calculated by reference to our performance. The performance fees payable to Iris Re under the Iris Re Agreement may create an incentive for Iris Re to pursue a riskier or more speculative strategy than would be the case in the absence of the performance fees, which may result in losses that could adversely affect our business. In addition, the compensation for 1347 Advisors is, in part, also calculated by reference to our performance, which may incentivize 1347 Advisors to provide its services with a riskier approach towards generating higher amounts of insurance underwriting and investment returns.

The 1347 Agreement was negotiated between related parties, and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.
The 1347 Agreement was negotiated between related parties, and although approved by our board of directors, its terms, including fees payable, may not be as favorable to us as if this agreement had been negotiated with an unaffiliated third party. Various potential and actual conflicts of interest may arise from the activities of 1347 Advisors by virtue of the fact that 1347 Advisors is controlled by Kingsway.
We generally may not terminate the 1347 Agreement until the seventh anniversary of the completion of this offering, whether or not 1347 Advisors’ performance results are satisfactory, and under certain circumstances we will have to pay a termination fee if the 1347 Agreement is terminated or not renewed at any point. We may not amend or modify any provision of the 1347 Agreement without the prior written consent of 1347 Advisors. 1347 Advisors may also assign the 1347 Agreement to a third party without our consent.
Under the terms of the 1347 Agreement, 1347 Advisors (and any person to whom 1347 Advisors has delegated or sub-contracted any of its functions) will not be liable for any losses except to the extent such losses are determined to be the direct result of an act or omission of 1347 Advisors (and any person to whom 1347 Advisors has delegated or sub-contracted any of its functions) that constitutes gross negligence, fraud, or willful misconduct.
In addition, we generally must indemnify 1347 Advisors and its affiliates, directors, officers, employees, agents, successors and permitted assigns for, from and against losses arising out of or relating to any demand, charge or claim in respect of acts, omissions, transactions, duties, obligations or responsibilities by us arising out of the 1347 Agreement. See “Certain Relationships and Related Party Transactions—Services Agreement with 1347 Advisors” for further discussion about our contractual arrangements with 1347 Advisors.
Our Chief Financial Officer and the Chairman of our Board of Directors will continue to be compensated by Kingsway. There may be conflicts of interest that result from our relationship with 1347 Advisors and Kingsway which could result in decisions that are not in the best interests of our shareholders.
Hassan Baqar, our interim Chief Financial Officer, serves as Managing Director of 1347 Advisors and as Vice President of Kingsway. Larry G. Swets, Jr., our Chairman, is also a Managing Director of 1347 Advisors and Chief Executive Officer of Kingsway. Messrs. Baqar and Swets are employees of Kingsway and officers of 1347 Advisors and will continue to be compensated by Kingsway, including through participation in Kingsway’s incentive compensation plans. As a result, they may, consciously or unconsciously, favor Kingsway and/or 1347 Advisors in dealings among us and 1347 Advisors, and may have conflicts between their duties to us and their duties to, and interests in, 1347 Advisors or other parties. In addition, Mr. Baqar will not dedicate all of his time to running our business and is not required to dedicate any specific amount of time to running our business, and will not be able to dedicate as much time to running our business as would a full-time Chief Financial Officer. While we intend to hire a permanent Chief Financial Officer within 24 months following the completion of this offering, we cannot assure you that we will find a Chief Financial Officer candidate with the requisite skill and experience necessary for our business to be successful in a timely manner or at all.
The officers and associates of 1347 Advisors will devote as much time to us as 1347 Advisors deems appropriate. However, these officers and associates may have conflicts in allocating their time and services among us, 1347 Advisors, affiliates of 1347 Advisors and other accounts. During difficult or otherwise busy conditions in the reinsurance industry or other times when we will need focused support and assistance from them, 1347 Advisors and entities affiliated with 1347 Advisors will likewise require greater focus and attention, placing the time and resources of the officers and associates of 1347 Advisors in high demand. In this situation, we may not receive the support and assistance we require or would otherwise receive if we were completely internally managed. Although we believe that 1347 Advisors has established appropriate procedures to manage any actual or potential conflicts of interest, these procedures do not provide assurance that such conflicts will be avoided.
Our relationship to 1347 Advisors may result in other conflicts of interest which may not be in the best interests of our shareholders. For example, in deciding whether to issue debt or equity securities in future, we will rely in part on recommendations made to us by 1347 Advisors, whose consulting fees are closely related to the total amount of our capital. As a result, 1347 Advisors may have an incentive to recommend that we issue debt or equity securities which may not be in the best interests of us or our shareholders. We may not be able to resolve any such conflicts of interests in favor of our shareholders.
Reputation is a vital factor in the reinsurance industry, and our lack of reputation may hinder us from attracting or retaining clients.
Reputation is a vital factor in the reinsurance industry, and competition for clients is, in part, based on reputation. We are a newly incorporated company and do not yet have an established reputation in the reinsurance industry. Our lack of an established reputation may make it difficult for us to attract or retain clients. In addition, while some counterparties may prefer to enter into reinsurance contracts with a rated reinsurer, we do not currently intend to obtain financial strength ratings or require that providers of segregated accounts beneficially owned by IIS Re obtain such ratings. Without a financial strength rating, potential clients may not have confidence in our ability to satisfy our obligations, which may hinder our ability to attract clients and impede our growth.
We will have substantial exposure to losses arising from unpredictable natural disasters and other catastrophic events. Claims from these events could reduce our earnings and cause substantial volatility in our results of operations.
We will have substantial exposure to losses arising from unpredictable natural disasters and other catastrophic events, such as hurricanes, windstorms, earthquakes, floods, fires, explosions and terrorism. In recent years, we believe that the frequency of major weather-related catastrophes has increased and changes in climate conditions, primarily global temperatures and expected sea levels, may serve to further increase the severity and frequency of natural disasters and other catastrophic events. The occurrence of an unusually severe catastrophe could cause us to incur significant losses that impair a material portion of our capital. Any unexpected and substantial calls upon our collateral or the collateral of segregated accounts beneficially owned by IIS Re may prevent us from being able to enter into (directly after obtaining appropriate licensing approvals or through segregated accounts) future collateralized reinsurance contracts. Claims from catastrophic events could materially reduce our earnings and cash flows, cause substantial volatility in our results of operations and cash flows for any fiscal period or materially impact our financial condition. Our ability to enter into additional reinsurance contracts or to make additional investments could also be impacted as a result of corresponding reductions in our capital.
Our reliance on the Iris Re Agreement or other reinsurance contracts with cedents may not be successful in managing our risks.
Through IIS SAC, we have entered into the Iris Re Agreement, which is a fully funded retrocessional quota share agreement. Under the Iris Re Agreement, a portion of Iris Re’s liabilities and obligations arising out of certain reinsurance agreements with various cedents, each being a segregated account of Iris Re, will be retroceded to IIS SAC on a quota share basis. In the future, IIS Re, either directly (after obtaining appropriate licensing approvals), or through one or more segregated accounts to which it is linked established by an appropriately licensed company, may enter into similar reinsurance contracts with other cedents. We will coordinate with Iris Re’s and any cedent’s management and rely on their proprietary catastrophe pricing and risk management systems and underwriting judgment. While the models that Iris Re and any cedents will use may help them to manage the risk and return profile of their portfolios of insurance contracts and the percentage of those contracts ceded to us under the quota share retrocessional agreement and other reinsurance agreements, these models may prove to be inaccurate and may materially understate our exposures. Our management will focus on tracking exposed contract limits, estimating the potential impact of a single catastrophe event, and simulating our annual performance to reflect our aggregate underwriting and investment risk. These techniques, including the use of Iris Re’s and any cedent’s expertise or other modeling techniques, may not be successful in managing our risks. Accordingly, if Iris Re’s or cedents’ assumptions are incorrect, the losses that we might incur from an actual catastrophe could be significantly higher than our expectation of losses generated from modeled catastrophe scenarios and, as a result, our business could be materially and adversely affected.

Our business strategy and target portfolio are not necessarily comparable to those of Iris Re or any other reinsurers, and our results may differ materially from those of Iris Re or other reinsurers.
There is no past performance of our investment or reinsurance portfolio for you to evaluate. We may enter into, directly (after obtaining appropriate licensing approvals) or through segregated accounts to which IIS Re is linked, insurance-linked contracts or invest in assets that are unlike those within Iris Re’s portfolio or the portfolio of a comparable reinsurer. In addition, we will enter into, directly (after obtaining appropriate licensing approvals) or through segregated accounts to which IIS Re is linked, fully funded reinsurance contracts, which may have different qualities from the contracts entered into by comparable reinsurers. Therefore, we cannot assure you that Iris Re’s or other cedent’s past performance will bear any relation to our performance in the future.
Our capacity for reinsurance contracts or other investments is limited by our equity capital, which may cause us to have a significantly less diverse portfolio than our competitors.
IIS Re will not initially be, and may never become, a rated reinsurer, nor do we currently intend to obtain financial strength ratings. The reinsurance contracts that we enter into, directly (after obtaining appropriate licensing approvals) or through segregated accounts to which IIS Re is linked, must therefore be fully funded. Our equity capital will initially only consist of the net proceeds of this offering. The requirement to post cash collateral in connection with the various insurance contracts that we will enter into, directly (after obtaining appropriate licensing approvals) or through segregated accounts to which IIS Re is linked, will limit our ability to enter into a large number of insurance contracts or pursue other opportunities. Furthermore, our ability to redeploy our capital annually can be impacted if the release of our collateral is not agreed to by our counterparties or if a loss event occurs, in which case the collateral pledged against the affected contract will not be available for redeployment until the loss is cleared. In addition, if our equity capital decreases over time, as a result of losses, expenses or other factors, we will be even more restricted in the number of opportunities we can pursue. As a result, our portfolio of investments may be significantly less diverse than those of our competitors.
Our risk management is based on estimates and judgments that are subject to significant uncertainties.
Our approach to risk management, and our estimates of the net impact from single event losses, rely on subjective variables that entail significant uncertainties. For example, in reinsurance contracts that we will enter into in the future, either directly (after obtaining appropriate licensing approvals) or through segregated accounts to which IIS Re is linked, the effectiveness of our reinsurance contract zonal limits in managing risk may depend largely on the degree to which an actual event is confined to the zone in question and on our ability to determine the actual location of the risks insured. Moreover, the definition of a single occurrence in reinsurance contracts we are exposed to may differ from policy to policy, and the legal interpretation of a policy’s various terms and conditions following a catastrophic event may be different from that which we envisioned at its inception. In addition, our risk management involves a substantial number of subjective variables, factors and uncertainties. Small changes in assumptions, which depend heavily on the cedent’s and our judgment, can have a significant impact on the modeled outputs. Although we believe that these probabilistic measures provide a meaningful indicator of the relative riskiness of certain events and changes to our business over time, these measures do not predict our actual exposure to, nor guarantee our successful management of, future losses that could have a material adverse effect on our financial condition and results of operations.
We are dependent upon dividends and distributions from IIS Re which is dependent upon distributions from Artex acting in respect of IIS SAC, and we may be unable to distribute dividends to our shareholders to the extent we do not receive dividends from IIS Re.
Insurance Income Strategies, the issuer of the securities being offered in this offering, is a holding company that has no substantial operations of its own and, accordingly, relies primarily on cash dividends or distributions from Artex acting in respect of IIS SAC, and, in turn, IIS Re, to pay its operating expenses and dividends to shareholders. Distributions and dividends from Artex acting in respect of IIS SAC will be governed by the terms of the Preference Shareholder Agreement, which is described below under “Business—Preference Shareholder Agreement.” Under the Companies Act, each of Insurance Income Strategies and IIS Re may only declare or pay a dividend if it has no reasonable grounds to believe that (1)

it is, or would after the payment be, unable to pay its liabilities as they become due or (2) the realizable value of its assets would be less than the aggregate of its liabilities and its issued share capital and share premium accounts. See “Business—Certain Bermuda Law Considerations” and “Business—Our Structure” for more information about our ability and the requirements with respect to the declaration of dividends.
In addition to the foregoing potential restrictions, we may determine to not declare or pay dividends to our shareholders at our currently anticipated levels or at all. Any determination to declare or pay future dividends to our shareholders will be at the discretion of our board of directors and will depend on a variety of factors, including (1) our financial condition, liquidity, results of operations (including our ability to generate cash flow in excess of expenses and our expected or actual net income) and collateral and capital requirements, (2) general business conditions, (3) legal, tax and regulatory limitations, (4) contractual prohibitions and other restrictions and (5) any other factors that our board of directors deems relevant.
Because we are not registered with or regulated by U.S. or Bermudian regulators, shareholders may not be afforded the protections that they may otherwise expect or receive with a U.S.- or Bermuda-regulated service provider.
We are neither regulated by the BMA nor regulated by any U.S. insurance regulator. Therefore, you may not be afforded the protections you may otherwise expect from a U.S.- or Bermuda-regulated insurance company.
We have not yet identified any specific reinsurance opportunities that we may pursue besides the Iris Re Agreement, and we may not be able to deploy our capital effectively following the completion of this offering.
We expect to deploy most of the net proceeds of this offering towards the Iris Re Agreement, and we will retain a portion of the proceeds that we expect will be sufficient to fund our ongoing operations for at least the 12 months following the completion of this offering. However, we may not be able to identify a sufficient number of reinsurance opportunities to enable us to deploy our capital in future and we may not successfully bind the reinsurance opportunities we pursue, including the Iris Re Agreement. If appropriate reinsurance opportunities are not identified and entered into, we may have a substantial amount of cash that is held in reserve, which in the current interest rate environment will generate low yields. Even after we have deployed most of our capital (if we are able to do so), a downturn in the reinsurance market may make it difficult to redeploy substantially all of our capital on favorable terms or at all.
We may, from time to time, have a substantial amount of uninvested capital, which may adversely impact our performance.
The availability of suitable insurance-linked instruments and the timing of cash flows received by us from our insurance-linked instruments will be uncertain. As a result, we may, from time to time, have a substantial amount of cash that is held in reserve, which in the current interest rate environment will generate low yields. Holding substantial amounts of cash in reserve may adversely impact our performance.
Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.
Investors in this offering will be relying on the judgment of our management regarding the use of these proceeds. In addition, our underwriting guidelines are broad and specify only that we intend to pursue a geographically diversified reinsurance strategy. Our management might not apply the net proceeds of this offering in ways that increase the value of your investment. We expect to use the net proceeds from this offering for collateral under the Iris Re Agreement and for general corporate purposes to implement our business strategy. See “Use of Proceeds.” Our management might not be able to deploy these net proceeds so as to generate a significant profit. You will not have the opportunity to influence our decisions on how to use the net proceeds from this offering.
We may change our underwriting guidelines or our strategy without shareholder approval.
Our board of directors has the authority to change our underwriting guidelines or our strategy without notice to our shareholders and without shareholder approval. As a result, we may make fundamental changes to our operations without shareholder approval, which could result in our pursuing a strategy or implementing underwriting guidelines that may be materially different from the strategy or underwriting guidelines described in the section titled “Business” or elsewhere in this prospectus.

Some of the insurance-linked securities in which we may transact business have limited or no secondary markets, and this illiquidity may require us to realize assets below fair value.
There may not be an active market for some of the insurance-linked securities in which we may transact business, such as catastrophe bonds and ILWs. As a result, it may require substantial time or may be difficult to sell any of these securities at fair value, and we may only be able to sell these securities below fair value.
We are highly dependent on a small number of cedents and reinsurance brokers.
In addition to the Iris Re Agreement, we will look to enter into additional relationships in the future with other cedents directly or through reinsurance brokers. We expect that the majority of our gross premiums written will be sourced through a limited number of cedents and brokers. The nature of our dependency on these brokers and cedents relates to the high volume of business relative to our total business we expect that they will consistently refer to us. Any deterioration in our relationship with these brokers and cedents could result in these brokers advising cedents and other reinsurers to place their risks with other reinsurers rather than with us. In addition, affiliates of some of these brokers have co-sponsored the formation of reinsurance companies or have established other arrangements, including serving as initial purchasers in offerings of catastrophe bonds that may directly compete with us and these brokers may favor those reinsurers and arrangements over us. A loss of all or a substantial portion of the business provided by one or more of these brokers and cedents in future could have a material adverse effect on our business.
Changes to the exposure of the ceding company under reinsured business may adversely impact the performance of any of our reinsurance contracts and insurance-linked instruments.
The exposure of the ceding company under reinsured business during any coverage period and, accordingly, the risk assumed by us under a reinsurance or retrocessional contract can vary depending upon a number of factors. For example, the extended replacement cost feature included in most property policies underlying reinsured business could result in covered losses exceeding the appraised value of the subject properties. Also, the coverage amount of any policy underlying reinsured business may be increased or the related deductible may be lowered. Policies to be added to reinsured business after the effective date of a reinsurance contract may also cause changes in terms of territory, perils, policy limits and aggregate loss exposure. Changes to building codes could increase the cost of repair, replacement or rebuilding, hence increasing the coverage under certain coverage options that provide unlimited coverage for the necessary cost of conforming to such legal requirements. These factors, among others, reflect the changing nature of reinsured business in force from time to time due to changes in policy terms, renewals and new business. Such changes may adversely impact the performance of a reinsurance contract and an insurance-linked instrument and hence our performance.
We are subject to loss settlements made by ceding companies, which could materially adversely affect our performance.
All loss settlements made by a ceding company, provided they are within the terms of the underlying policies and within the terms of the relevant contract, will be unconditionally binding upon us and/or the segregated account through which we are exposed to reinsurance linked contracts. While we believe that the ceding companies will settle such claims in good faith, the claims settlements agreed to by the ceding companies will be binding on us and/or segregated accounts beneficially owned by IIS Re (as applicable). Under the underlying policies, each ceding company bears the burden of proving that a contractual exclusion applies to a loss, and there may be circumstances where the facts of a loss are insufficient to support the application of an exclusion. In such circumstances, such losses under the reinsured policies will be assumed by us and/or segregated accounts beneficially owned by us (as applicable), which could materially adversely affect our performance.
If actual renewals of our contracts do not meet expectations, our premiums written in future years and our future results of operations could be materially adversely affected.
Many of contracts to which we will be exposed will generally be written for a one-year term. In our financial forecasting process, we will make assumptions about the level of renewals of our prior year’s contracts. If the level of actual renewals does not meet expectations or if IIS Re or IIS SAC, as applicable, chooses not to underwrite some or all of our existing contracts on a renewal basis because of pricing, changes in terms and conditions or other risk-selective criteria, our premiums written and/or distributions or dividends from segregated accounts in future years and our future operations could be materially adversely affected.
The reinsurance business has historically been cyclical, and we expect to experience periods with excess underwriting capacity and unfavorable pricing, which could adversely affect our business.
Historically, the reinsurance industry has been cyclical, and reinsurers have experienced significant fluctuations in operating results due to competition, the frequency of occurrence or severity of catastrophic events, levels of underwriting capacity, underwriting results of primary insurers, general economic conditions and other factors. The supply of reinsurance is related to prevailing prices, the level of insured losses and the level of industry surplus which, in turn, may fluctuate, including in response to changes in rates of return on investments being earned in the reinsurance industry.
The reinsurance industry has historically been characterized by periods of strong price competition due to excessive underwriting capacity, as well as periods of more favorable pricing due to limited underwriting capacity. Increased capacity, frequently as a result of favorable pricing, is often provided by new entrants or by the commitment of additional capital by existing reinsurers. The reinsurance industry’s capacity to write business diminishes as losses are incurred and the reinsurance industry’s capital is depleted. As the reinsurance industry’s capacity decreases, pricing improves and additional capacity becomes available.
The supply of available reinsurance capital may increase, either as a result of capital provided by new entrants or of the commitment of additional capital by existing insurers or reinsurers. In addition, alternative products, such as the collateralized reinsurance contracts we will write either directly (after obtaining appropriate licensing approvals) or through segregated accounts to which IIS Re is linked, and the other insurance-linked instruments that we may invest in, may also provide increased capacity. Continued increases in the supply of reinsurance may have consequences for us and for the reinsurance industry generally, including fewer contracts written, lower premium rates, increased expenses for customer acquisition and retention and less favorable policy terms and conditions.
The cyclical trends in the industry and the industry’s profitability can also be affected significantly by volatile and unpredictable developments, such as courts granting large awards for certain damages, fluctuations in interest rates, changes in the investment environment that affect market prices of investments, realized investment losses and inflationary pressures that may tend to affect the size of losses experienced by insureds and primary insurance companies. We expect to experience the effects of cyclicality, which could materially adversely affect our business.
Competition for business in our industry is intense, and this competition could adversely affect our profitability.
The reinsurance industry is highly competitive. We face intense competition, based upon, among other things, global capacity, product breadth, reputation and experience with respect to particular lines of business, relationships with reinsurance intermediaries, quality of service, capital and perceived financial strength, innovation and price. We will compete with a variety of operators, including (1) major global reinsurance companies, many of which have extensive experience in reinsurance and greater financial resources than we do, (2) other Bermuda-based reinsurers that write reinsurance and target the same markets and utilize similar business strategies as us, many of which currently have more capital than us and (3) capital markets participants, such as investment banks and investment funds, that access business in securitized form, including through the issuance of insurance-linked securities, or through special purpose vehicles, derivative transactions or other instruments. This competition or any increase in competition could result in fewer submissions (i.e., requests for quotes) and lower rates, which could have an adverse effect on our potential growth and profitability.
In addition, ceding companies may retain larger shares of risk, thereby reducing overall demand for reinsurance. As a result of this competition and the possible decrease in demand, there may be fewer attractively priced underwriting opportunities, which could have an adverse impact on our expected profitability and our objective to invest substantially all of our available capital.

We are not, and do not intend to become, registered as an investment company under U.S. federal securities law.
The Investment Company Act of 1940, as amended (which we refer to as the “Investment Company Act”), regulates certain companies that invest in securities. The Investment Company Act protects investors by, among other things, imposing restrictions on the ability of a registered investment company’s affiliates to engage in transactions with the company, and imposing requirements on the capital structure of a registered investment company, the custody of its assets and the composition of its board of directors. We do not intend to invest in securities, including those of Iris Re or cedents, and accordingly we are not required to be registered, and we do not intend to register, as an investment company under the Investment Company Act. Therefore, you will not benefit from the protections of the Investment Company Act.
We are subject to the risk of becoming an investment company under U.S. federal securities law, which may require us to fundamentally restructure our business or potentially to cease operations.
The Investment Company Act contains registration requirements and a pervasive regulatory scheme that applies to companies that fall within the definition of an “investment company” under that statute, without qualifying for an available exception or exemption. We believe that we have available to us one or more exceptions or exemptions from the definition of investment company, including the exemption that is available to a company organized and regulated as a foreign insurance company (which must be engaged primarily and predominantly in the business of insurance or reinsurance). Although we intend and expect that we will be engaged primarily and predominantly in the reinsurance business, and we intend to conduct our business on an ongoing basis so that we are engaged primarily and predominantly in the reinsurance business, our rights in some insurance-related agreements may or may not be considered part of the reinsurance business for Investment Company Act purposes, even though we view these contractual rights as part of our reinsurance business. Nonetheless, because our potential contractual rights in these insurance-related agreements will not be the primary component of our business, we intend and expect that we will still be engaged primarily and predominantly in the reinsurance business even if these potential insurance-related contractual rights are not considered part of the reinsurance business for Investment Company Act purposes.
We intend to conduct our businesses primarily through our subsidiaries and our operations so that our company and most if not all of our wholly-owned and majority-owned subsidiaries are not investment companies under applicable exemptions. The securities issued by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of  “investment company” together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on a non-consolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that we will not be considered an investment company because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of reinsurance.
There can be no assurance that the laws and regulations governing the Investment Company Act, including the Division of Investment Management of the SEC providing more specific or different guidance regarding these exceptions will not change in a manner that adversely affects our operations. Any additional guidance from the SEC or its staff from this process or in other circumstances could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen. If we or our subsidiaries fail to maintain an exception from the Investment Company Act, we could, among other things, be required either to (1) change the manner in which we conduct our operations to avoid being required to register as an investment company, (2) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so or (3) register as an investment company, which could have an adverse effect on our business.
We have not requested the SEC or its staff to approve our treatment of any company as a majority-owned or primarily-controlled subsidiary and neither the SEC nor its staff has done so. If the SEC or its staff were to disagree with our treatment of one or more companies as majority owned or primarily-controlled subsidiaries, we might need to adjust our structure or strategy and our assets in order to continue any applicable exemptions. Any such adjustment in our structure or strategy could have a material adverse effect on us.

Additionally, if an exemption were not available, we might be required to register as an investment company. Accordingly, to the extent we are deemed to be an investment company under the Investment Company Act, we may rely upon Rule 3a-2 of the Investment Company Act, which applies to “transient investment companies.”
Rule 3a-2 permits a company that fails the 40% test to remain exempt from the Investment Company Act for a period of up to one-year commencing upon the earlier of the date on which a company owns or proposes to own securities and/or cash having a value exceeding 50% of the value of the company’s total assets, on either a consolidated or unconsolidated basis, or the date on which the company owns or proposes to acquire investment securities in an amount that would fail the 40% test. A company may only rely upon such Rule once in any three-year period. We have complied with the requirements of Rule 3a-2.
If, as a result of our operations, we are deemed to be an “investment company,” and cannot otherwise qualify for an exception or exemption from such definition, we would be required to register under the Investment Company Act as an investment company, fundamentally restructure our business or cease operations. As we are organized outside of the United States, we could not register as an investment company without first applying for and obtaining an order of the SEC permitting us to do so. These orders have been granted very infrequently. Registered investment companies are subject to extensive and restrictive regulation that can adversely affect businesses like ours. Accordingly, if we were to register as an investment company after obtaining an order permitting us to do so, we would not be able to operate our business as we currently intend to conduct it. If we were to decide to not register under the Investment Company Act or if we were unable to register under the Investment Company Act, we would have to fundamentally restructure our business or cease operations.
If at any time it were established that we had been operating as an investment company in violation of the Investment Company Act, there would be a risk, among other material adverse consequences, that we could become subject to monetary penalties or injunctive relief, or both.
Regulation may restrict our ability to operate and may restrict the ability of other reinsurers with which we do business to operate, which may adversely affect our ability to execute our strategy.
Reinsurance operations are subject to extensive regulation. Governmental agencies have broad administrative power to regulate many aspects of the reinsurance business, which may include premium rates, marketing practices, advertising, policy forms and capital adequacy. These governmental agencies are concerned primarily with the protection of policyholders to the exclusion of other constituencies, including securityholders of insurers and reinsurers. Insurance laws and regulations can impose restrictions on the amount and type of investments, prescribe solvency standards that must be met and maintained, and require the maintenance of reserves. Changes in laws and regulations may restrict our ability to operate our current business or may have a material adverse effect upon our results of operations, cash flows or financial condition. Unexpected events, such as natural and man-made disasters or terrorist attacks, could lead to government intervention that affects the insurance and reinsurance markets. It may be difficult for us or the other reinsurers with which we do business to predict the exact nature, timing or scope of possible governmental initiatives. Governmental regulation and intervention could adversely affect our business and the business of other reinsurers with which we do business by:
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providing insurance and reinsurance capacity in markets and to consumers that we or the reinsurers with which we do business target;

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requiring us or the reinsurers with which we do business to participate in industry pools and guaranty associations;

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expanding the scope of coverage under existing policies;

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regulating the terms of insurance and reinsurance policies; or

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disproportionately benefiting the companies of one country over those of another.

The insurance industry is also affected by political, judicial and legal developments that may create new and expanded theories of liability. These changes may result in delays or cancellations of products and services by insurers and reinsurers, which could adversely affect us or the reinsurers with which we do business. If, as a result of governmental regulation or intervention, the reinsurers with which we do business, including Iris Re, are adversely affected, this may limit our opportunity to do business with these reinsurers, including by way of writing retrocessional policies.
We are not currently subject to group supervision, but the BMA may exercise its authority to act as group supervisor in the future if we form overseas entities.
We are dependent upon Artex which is subject to regulation that may make it more difficult to operate our business.
Until such time as IIS Re becomes a licensed insurer in an appropriate jurisdiction, we are dependent upon the registration of Artex as a Class 3 insurer under the Insurance Act to carry out our business.
As a Class 3 insurer Artex is subject to regulation and supervision in Bermuda. Bermuda insurance statutes and regulations and policies of the BMA require Artex to, among other things:
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obtain prior approval of ownership and transfer of shares;

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maintain a principal office and appoint and maintain a principal representative in Bermuda;

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provide for the performance of certain periodic examinations of IIS Re and its financial condition; and

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meet and maintain certain solvency and capital requirements.

Any cancellation of Artex’s registration under the Insurance Act would materially impact our ability to do business and implement our business strategy. The cancellation of Artex’s registration under the Insurance Act for any reason would mean that it would not be able to enter into any new reinsurance contracts acting in respect of itself or its segregated accounts, e.g. IIS SAC, unless a new registration were obtained and/or unless Artex became licensed in another jurisdiction. Any such cancellation of registration would negatively impact its and our reputation in the reinsurance marketplace and could have a material adverse effect on our business. The process of obtaining licenses can be very time consuming and costly, and Artex may not be able to become licensed in a jurisdiction other than Bermuda should it choose to do so. The modification of the conduct of our business resulting from Artex becoming licensed in certain jurisdictions could significantly and negatively affect our business. In addition, Artex’s inability to comply with insurance statutes and regulations could significantly and adversely affect its business by limiting its ability to conduct business as well as by subjecting it to penalties and fines.
The BMA could cancel Artex’s registration under the Insurance Act in certain circumstances, including circumstances in which: (1) it is shown that false, misleading or inaccurate information has been supplied to the BMA by Artex or on its behalf for the purposes of any provision of the Insurance Act; (2) Artex has ceased to carry on business; (3) Artex has persistently failed to pay fees due under the Insurance Act; (4) Artex has not complied with a condition attached to its registration or with a requirement made of it under the Insurance Act or under regulations or rules made by the BMA pursuant to powers derived from the Insurance Act; (5) Artex is convicted of an offense against a provision of the Insurance Act or of regulations made by the BMA pursuant to powers derived from the Insurance Act; (6) Artex is, in the opinion of the BMA, found not to have been carrying on business in accordance with sound insurance principles; or (7) any of the minimum criteria for registration under the Insurance Act is not or has not been fulfilled, or may not be or may not have been fulfilled. The BMA has other supervisory, disciplinary and enforcement powers that could, if the BMA had jurisdiction to exercise such powers and resolved to do so, negatively affect our business.
We may become subject to additional government or market regulation which may have a material adverse impact on our business.
Our exposure to potential regulatory initiatives could be heightened by the fact that we are domiciled in, and operate exclusively from Bermuda. Bermuda is a small jurisdiction and may be disadvantaged when participating in global or cross-border regulatory matters as compared with larger jurisdictions such as the United States or the leading European Union countries.

Because we are a Bermuda company, we are subject to changes in Bermuda law and regulation that may have an adverse impact on our operations, including through the imposition of tax liability or increased regulatory supervision. In addition, we will be exposed to any changes in the political environment in Bermuda.
The Bermuda insurance and reinsurance regulatory framework has been subject to increased scrutiny in many jurisdictions. As a result, the BMA has implemented and imposed additional requirements on the companies it regulates. It is impossible to predict what, if any, changes in the regulations applicable to us, the markets in which we trade and invest or the counterparties with which we do business may be instituted in the future. Any such regulation could have a material adverse impact on our business.
Insurance supervisors in the United States or elsewhere may review our activities and assert that we are subject to additional licensing requirements.
In general, Bermuda insurance statutes, regulations and the policies of the BMA are less restrictive than U.S. insurance statutes and regulations. We cannot assure you that insurance supervisors in the United States or elsewhere will not review our activities and assert that we are subject to such jurisdiction’s licensing requirements. In addition, we will be subject to indirect regulatory requirements imposed by jurisdictions that may limit our ability to provide reinsurance, even pursuant to the segregated account arrangement currently contemplated herein.
If in the future we were to become subject to regulation under the laws of any state in the United States or the laws of the United States or of any other country, we may consider various alternatives to our operations. If we attempt to become licensed in a particular jurisdiction, for instance, we may not be able to do so and the modification of the conduct of our business or the non-compliance with insurance statutes and regulations could significantly and negatively affect our business.
We are subject to institutional credit risk that may adversely affect our business because we will do business with institutions such as brokers, banks, custodians and other counterparties.
In the event of the insolvency of the institutions, including brokers, banks, custodians and other counterparties, with which we do business, or to which our assets have been entrusted, we may be temporarily or permanently deprived of the assets held by or entrusted to that institution, which will affect our performance.
We may also underwrite reinsurance business through independent brokers. Credit risk exists to the extent that one or more of these brokers are unable to fulfill their contractual obligations to us. For example, in certain jurisdictions, when the ceding company pays premiums for policies to brokers, these premiums are considered to have been paid and the ceding insurer is no longer liable to us for those amounts, whether or not we have actually received them.
Our success depends on our ability to raise additional capital in the future, which we may not be able to do successfully, on favorable terms or at all.
The success of our business depends on raising sufficient capital to use in writing reinsurance directly (after obtaining appropriate licensing approvals) or through segregated accounts to which IIS Re is linked and over which we can spread our fixed costs. Unless we are able to spread our fixed costs over additional capital, we may not be profitable at all or our profitability may be adversely affected. We cannot estimate with any certainty how much additional capital we may need to be profitable. Although we intend to raise additional capital, we cannot assure you that our attempts to do so will be successful.
Any new debt, equity or hybrid financial instruments issued might contain terms and conditions that are unfavorable to our existing shareholders. Any new issuances of equity or hybrid securities could include the issuance of securities with rights, preferences and privileges that are senior or otherwise superior to those of our common shares. Any new issuance could be dilutive to our existing shareholders or cause the value of our common shares to decline. Any new debt may substantially increase our leverage, could expose us to an increased risk of loss and may contain terms that materially restrict our operations, including our ability to distribute cash to our shareholders. Additional capital raised through the issuance of debt may result in creditors having rights, preferences and privileges senior or otherwise superior to those of an existing shareholder. In addition, if we cannot obtain adequate capital on favorable terms, or at all, our business could be adversely affected.
We are thinly capitalized, have limited resources and may become insolvent in the event of any unexpected expenses or liabilities.
We will retain a portion of the proceeds expected to be received from this offering, which we expect will be sufficient to cover our projected expenses and liabilities for at least 12 months following the completion of this offering. We cannot assure you that we will not incur expenses other than as projected or that payments to us will be made, or if made, will be made in a sufficient amount or in a timely manner. In the event of the occurrence of unanticipated expenses or liabilities not otherwise paid or provided for, we might incur otherwise unfunded expenses. In the event that unfunded expenses or liabilities exceed our available funds, we could be forced to seek the protection of insolvency proceedings.
The preparation of our financial statements requires us to make many estimates and judgments, which are even more difficult than those made by a mature company, and which, if inaccurate, could cause volatility in our financial results.
Our consolidated financial statements will be prepared in accordance with U.S. GAAP. We believe the item of our consolidated financial statements that requires the most subjective and complex estimates is the reserve for loss and loss adjustment expenses. The possibility of future litigation or legislative change that may affect interpretation of policy terms further increases the degree of uncertainty in the reserving process. The uncertainties inherent in the reserving process, together with the potential for unforeseen developments, including changes in laws and the prevailing interpretation of policy terms, may result in loss and loss adjustment expense reserves that are materially different from the reserves initially established. Changes to prior year reserves will affect current underwriting results by increasing net income if the prior year reserves prove to be redundant or by decreasing net income if the prior year reserves prove to be insufficient. We expect volatility in results in periods in which significant loss events occur because U.S. GAAP does not permit insurers or reinsurers to reserve for loss events until they have occurred and are expected to give rise to a claim. As a result, we are not allowed to record contingency reserves to account for expected future losses. We anticipate that claims arising from future events may require the establishment of substantial reserves from time to time.
Our loss and loss adjustment expense reserves may be inadequate to cover our ultimate liability for losses and loss adjustment expenses and, as a result, our financial results could be adversely affected.
We will maintain loss and loss adjustment expense reserves to cover our estimated ultimate liabilities related to reinsurance contracts we enter into or are exposed to through segregated accounts such as IIS SAC. Our loss and loss adjustment expense reserves will be estimates based on what we believe the settlement and administration of claims will cost based on facts and circumstances then known to us, including potential changes in the legal environment and other factors such as inflation and loss amplification. Because of the uncertainties that surround estimating loss and loss adjustment expense reserves, we cannot be certain that our reserves are adequate at any point in time. If we determine in the future that our reserves are insufficient to cover our actual loss and loss adjustment expenses, we would have to increase our reserves, which could have a material adverse effect on our financial condition and results of operations.
Emerging claims and coverage issues could adversely affect our business.
As industry practices and legal, judicial, social and environmental conditions change, unexpected and unintended issues related to claims and coverage may emerge. These issues may adversely affect our performance either by extending coverage beyond the underwriting intent or by increasing the number or size of claims. In some instances, these changes may not become apparent until sometime after the investments that are affected by the changes are made.
In addition, coverage disputes are common within the insurance and reinsurance industry. For example, a reinsurance-linked contract might limit the amount that can be recovered as a result of flooding.

If, however, the flood damage was caused by an event that also caused extensive wind damage, the determination and quantification of the two types of damage is often a matter of judgment. Similarly, one geographic region could be affected by more than one catastrophic event. In this case, the amount recoverable from a reinsurer may, in part, be determined by the judgmental allocation of damage between events. Given the magnitude of the amounts at stake in a catastrophic event, these types of judgments occasionally necessitate third-party resolution. As a result, the full extent of liability resulting from these changes may not be known for a considerable period following our investment in insurance-linked instruments.
We may experience foreign exchange losses, which would adversely affect our business.
Our functional currency will be the U.S. dollar. We may receive premiums and hold collateral in currencies other than the U.S. dollar, and we may enter into insurance-linked instruments that are not denominated in U.S. dollars. As a result, we may experience foreign exchange losses to the extent that our foreign currency exposure is not effectively hedged.
We may not be able to hedge our risk effectively, if at all, which may adversely affect our performance.
Property catastrophe reinsurance risk is inherently unpredictable. It is difficult to predict the timing, frequency and severity of loss events with statistical certainty or estimate the amount of loss any given occurrence will generate. It is not possible to completely eliminate our exposure to unforecasted or unpredictable events and, to the extent that losses from such risks occur, our financial condition and results of operations could be materially adversely affected.
In the reinsurance market, hedging refers to the process of reducing the risk assumed by the reinsurer by employing various insurance-linked instruments. We may, but are not obligated to, hedge our assumed risks. In regards to the Iris Re Agreement, we will be reliant on Iris Re to effectively place hedging measures in its portfolio from which Iris Re, in respect of its segregated account(s), will cede business to IIS SAC. The success of our hedging strategy, if any, will depend, in part, upon our ability to assess correctly the degree of correlation between the performance of the instruments used in the hedging strategy and the performance of the contracts being hedged. Since the characteristics of insurance-linked instruments change as markets change or time passes, the success of our hedging strategy, if any, will also be subject to our ability to continually recalculate, readjust and execute hedges, if at all, in an efficient and timely manner. While we may enter into hedging transactions in order to reduce risk, hedging transactions may result in a poorer overall performance than if we had not engaged in hedging transactions. For a variety of reasons, we may not seek to establish a perfect correlation between the hedging instruments utilized and the portfolio holdings being hedged. Such an imperfect correlation may prevent us from achieving the intended hedge or expose us to risk of loss. The successful utilization of hedging and risk management transactions requires skills complementary to those needed in the selection of our portfolio. We may be unable to hedge our risk effectively and our hedging strategy, if any, may be ineffective.
Our investments in swap contracts and other derivative contracts, if any, will subject us to counterparty risk, which could result in substantial losses to us.
While IIS SAC and other segregated accounts through which we conduct business will enter into fully funded reinsurance-linked contracts, we may, in accordance with our underwriting guidelines and when we identify suitable opportunities in the future, also invest in other reinsurance-linked investments, including swaps and similar derivative transactions. We are subject to the risk of the inability or refusal to perform with respect to such contracts on the part of the counterparties with which we trade. Any such failure or refusal, whether due to insolvency, bankruptcy, default or another cause, could subject us to substantial losses.
We may not be able to obtain retrocessional reinsurance on acceptable terms or at all.
As part of our risk management, IIS SAC or IIS Re (after obtaining appropriate licensing approvals) may buy reinsurance for its own account (also known as “retrocessional reinsurance”). From time to time, market conditions have limited, and in some cases have prevented, insurers and reinsurers from obtaining reinsurance. Accordingly, IIS SAC or IIS Re, as applicable, may not be able to obtain the desired amounts of retrocessional reinsurance. In addition, even if IIS SAC or IIS Re, as applicable, is able to obtain such retrocessional reinsurance, it may not be able to negotiate terms that are acceptable to us. This could limit the amount of business IIS SAC or IIS Re (after obtaining appropriate licensing approvals) is willing to write, or decrease the protection available to it as a result of large loss events.
We will also be subject to counterparty risk in connection with any reinsurance contracts IIS SAC or IIS Re (after obtaining appropriate licensing approvals) enters into as cedent. If IIS SAC or IIS Re, as applicable, purchases reinsurance or retrocessional reinsurance for its own account, it remains primarily liable to its cedent or retrocedent, and hence the insolvency, inability or reluctance of any of its reinsurers to make timely payments to us under the terms of our reinsurance agreements could have a material adverse effect on us. If IIS SAC or IIS Re, as applicable, does purchase reinsurance protection for its own account, a large portion of its retrocessional protection is likely to be concentrated with a relatively small number of retrocessionaires. The risk of such concentration of retrocessional coverage may be increased by future consolidation within the industry.
We will be exposed to counterparty risk and structural risk if we enter into private insurance-linked instruments.
IIS Re may also directly or indirectly enter into other classes of private insurance-linked instruments. These instruments are likely to be transacted directly with an institutional counterparty, with or without the involvement of a placement agent or broker. These transactions may require that a portion of our assets be held as collateral subject to a perfected security interest in favor of the counterparty. Risks specific to these investments include custodial as well as counterparty risk (which is the risk that arises due to uncertainty about a counterparty’s ability to meet its obligations), as situations may arise in which the counterparty may gain control of a portion of our collateral for significant periods of time, and the ability of the counterparty to repay any portions of such collateral ultimately owing to us may be impaired in the event of a dispute or counterparty insolvency. Some of IIS Re’s counterparties may be thinly capitalized, special purpose entities that do not have access to additional capital. In the event of unanticipated expenses or liabilities, these entities may not have the resources available to pay their expenses or liabilities or to pay amounts due to us under the agreements. Non-performance by any of our counterparties for financial or other reasons could expose us to substantial losses.
We will rely on certain information provided by cedents in determining whether amounts are due following the occurrence of a covered event, and IIS Re may rely on incomplete or unverified information when making investment or underwriting decisions.
The determination of whether amounts are due following the occurrence of a covered event is typically based on reports and may be based upon information provided by cedents or by an independent source, such as an index. In addition, we may rely on imperfect information when making our decisions. We may elect to invest in instruments or make an underwriting decision on the basis of information and data filed by the issuer of an instrument or made directly available to us by other sources, for example by a broker. We may not be in a position to confirm the completeness, genuineness or accuracy of this information or data. If any of this information or data is incomplete, not genuine or inaccurate, our performance may be adversely affected. In addition, we may not have access to the same information or data or access to the same transactions in which established entities participate, which could adversely affect our business.
Operational risks, including the risk of fraud and employee errors and omissions, are inherent in our business and could have a material adverse impact on our business or results of operations.
Operational risks that are inherent in our business can result in financial losses, including those resulting from fraud or errors and omissions by any employees or third-party service providers, including 1347 Advisors. Our established controls and procedures to prevent significant fraud could fail, and errors and omissions and other potential irregularities could occur. Any such failure or occurrence could have a material adverse impact on our business or results of operations.
As a Bermuda company, we may be unable to attract and retain our employees.
Our Chief Executive Officer and Chief Underwriting Officer are employed in Bermuda, and future employees may be employed in Bermuda. It may be difficult to attract and retain experienced personnel in

Bermuda, particularly if we are unable to secure Bermuda work permits for our personnel. In addition, Bermuda is currently a highly competitive location for qualified staff, especially in the reinsurance and insurance industry, making it harder to attract and retain employees. As our success depends on our ability to hire and retain personnel, any future difficulties in hiring or retaining personnel in Bermuda or elsewhere could adversely affect our business. See ‘‘Business—Certain Bermuda Law Considerations—Bermuda Work Permit Considerations’’ for more information about Bermuda work permit requirements.
Technology breaches, failures of information technology systems or a malicious cyber-attacks on us, 1347 Advisors or our business partners could disrupt or otherwise negatively impact our business.
We, 1347 Advisors and other third-party service providers rely on information technology systems to process, transmit, store and protect the electronic information, financial data and proprietary models that are critical to our business. Furthermore, a significant portion of the communications between any employees, 1347 Advisors and third-party service providers depends upon information technology and electronic information exchange. The information technology systems of 1347 Advisors and other third-party service providers are vulnerable to data breaches, interruptions or failures due to events that may be beyond their control, including natural and man-made disasters, theft, terrorist attacks, computer viruses, hackers and general technology failures. In addition, any information technology systems we may develop would be vulnerable to these same risks. Despite safeguards we, 1347 Advisors and our service providers take to protect our information systems, disruptions to and breaches of our, 1347 Advisors’ and our service providers’ information technology systems are possible and may negatively impact our business.
Risks Related to Taxation
We will be treated as a PFIC for our current taxable year and possibly thereafter, unless we qualify for an exception, which could result in materially adverse U.S. federal income tax consequences to U.S. Holders of our common shares and warrants.
We will be treated as a “passive foreign investment company” (which we also refer to as a “PFIC”) for U.S. federal income tax purposes in any taxable year for which either (1) at least 75% of our gross income consists of certain types of  “passive income” or (2) at least 50% of the average value of our assets produce, or are held for the production of, “passive income.” Unless an exception applies, “passive income” includes dividends, interest, rents and royalties. Income derived in the active conduct of an insurance business by a corporation, however, is not considered “passive” if certain requirements are satisfied (the “Active Insurance Exception”). In determining whether we are a PFIC, we will be treated as if we directly owned our proportionate share of the assets and received our proportionate share of the income of any corporation in which we own, directly or indirectly, at least a 25% interest (by value).
On December 22, 2017, the Tax Cuts and Jobs Act (H.R. 1) (the “Tax Reform Bill”), was signed into law. The Tax Reform Bill provides that a non-U.S. insurance company is only treated as engaged in the active conduct of an insurance business for purposes of the Active Insurance Exception if its applicable insurance liabilities constitute more than 25% of its total assets. For this purpose, the term “applicable insurance liabilities” does not include unearned premium reserves. Among other things, this limitation could result in the treatment of offshore insurers or reinsurers that write business on a low frequency/high severity basis, such as property catastrophe companies and financial guaranty companies, as PFICs, as significant reserves for losses are not recorded until a catastrophic event actually occurs. Accordingly, subject to any future corrections or clarifications that may be made to the Tax Reform Bill, or any regulations that may be promulgated thereunder, we will be treated as a PFIC for any taxable year in which we are unable to satisfy the Active Insurance Exception (e.g., if IIS SAC’s (or IIS Re’s, after IIS Re becomes a licensed insurer) applicable insurance liabilities do not constitute more than 25% of its total assets) except, for our current taxable year ending December 31, 2018, if a “startup exception” applies. In addition, there are certain ambiguities in applying the PFIC test to us. As a result, even in taxable years in which IIS SAC’s applicable insurance liabilities constitute more than 25% of its total assets, there is a substantial risk that we may still be classified as a PFIC for U.S. federal income tax purposes. Please see “Tax Considerations—Certain United States Federal Income Tax Considerations—Taxation of U.S. Holders—PFIC Status and Significant Tax Consequences” for a more comprehensive discussion of our status as a PFIC.

If we are treated as a PFIC in any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined below) of our securities, such U.S. Holder may be subject to unfavorable U.S. federal income tax treatment, including that any dividends we pay with respect to our common shares would not be “qualified dividends” eligible to be taxed to individuals at preferential tax rates and may be subject to additional reporting requirements. Moreover, the gain on the sale of our common shares may be taxed at ordinary income rates and be subject to an interest charge. Our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year (and, in the case of the startup exception, potentially not until after the two taxable years following our current taxable year). If we determine that we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder of our common shares such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a qualified electing fund (“QEF”) election, but there is no assurance that we will timely provide such required information, and such election may not be unavailable with respect to our warrants in all cases. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided. We urge U.S. investors to consult their own tax advisors regarding the application of the PFIC rules and to obtain a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders of our securities. Please see “Tax Considerations—Certain United States Federal Income Tax Considerations—Taxation of U.S.Holders—PFIC Status and Significant Tax Consequences” for a more comprehensive discussion regarding our status as a PFIC and the tax consequences to U.S. Holders of our securities resulting from such PFIC status.
U.S. persons who own our common shares may be subject to U.S. federal income taxation at ordinary income rates on our undistributed earnings and prof its.
We (as well as IIS SAC and IIS Re) will be treated as a “controlled foreign corporation” (which we also refer to as a “CFC”) for U.S. federal income tax purposes if, on any day of our taxable year, our 10% U.S. Shareholders (as defined below) own (directly, indirectly or constructively within the meaning of Section 958 of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), including through ownership of our warrants) more than 50% of the total combined voting power of all classes of our voting shares or more than 50% of the total value of all of our shares. For purposes of taking into account certain insurance income of IIS SAC, IIS SAC will also be a CFC (assuming that it is treated as a separate corporation for U.S. federal income tax purposes) for a taxable year if U.S. persons who own (directly or indirectly within the meaning of Section 958(a) of the Code) any of its stock own in the aggregate (directly, indirectly or constructively within the meaning of Section 958 of the Code) 25% or more of the total combined voting power of all classes of its voting stock or 25% or more of the total value of all of its stock on any day of such taxable year. A “10% U.S. Shareholder” of an entity treated as a non-U.S. corporation for U.S. federal income tax purposes is a U.S. person who owns (directly, indirectly or constructively within the meaning of Section 958 of the Code, including by ownership of warrants) at least 10% of the total combined voting power of voting shares of such non-U.S. corporation or at least 10% of the total value of shares of all classes of stock of such non-U.S. corporation. Our bye-laws provide that, if, and so long as, any U.S. person beneficially owns or is deemed to beneficially own directly, indirectly, or constructively (within the meaning of Section 958 of the Code), more than 9.5% of the total value or more than 9.5% of the total voting power of our common shares (treating all warrants held by such U.S. person and its affiliates as exercised), such U.S. person’s ownership of our common shares will be reduced so that such person may own directly, indirectly or constructively within the meaning of Section 958 of the Code (including through ownership of our warrants) no more than 9.5% of the total value and no more than 9.5% of the total voting power of our common shares (treating all warrants held by such U.S. person and its affiliates as exercised). See “Risks Related to Our Common Shares and This Offering—Ownership of our common shares by a U.S. person is limited.” Because of the foregoing limitations set forth in our bye-laws and other factors, we believe it is unlikely that any U.S. person who acquires our common shares in this offering will become a 10% U.S. Shareholder. However, because of the complexity of the attribution rules contained in the Code, the uncertainty of the effectiveness of the foregoing limitations set forth in our bye-laws and the possibility that a U.S. person may be treated as owning 10% or more of the total voting power of all classes of our voting shares or the total value of our shares, we cannot assure you that this will be the case. Further, our ability to obtain information that would permit us to enforce the foregoing limitations set forth in our bye-laws may be limited. We will take reasonable steps to obtain such information, but there can be no assurance that such steps will be adequate or that we will be successful in this regard. Accordingly, we may not be able to fully enforce such limitations.
If we are a CFC at any time during any taxable year, in which case IIS Re and IIS SAC would also be CFCs, any 10% U.S. Shareholder who owns our shares (directly or indirectly within the meaning of Section 958(a) of the Code) on the last day in such taxable year must include in its gross income for U.S. federal income tax purposes its pro rata share (based on direct or indirect ownership of value) of our, IIS Re’s or IIS SAC’s “subpart F income,” regardless of whether that income was actually distributed to such U.S.person (with certain adjustments). “Subpart F income” of a CFC typically includes, among other items, passive income such as interest and dividends as well as certain insurance and reinsurance income (including underwriting and investment income). For tax years beginning after December 31, 2017, the Tax Reform Bill expands Subpart F income to include certain global intangible low tax income, which generally would include most of IIS SAC’s (or IIS Re’s, as the case may be) insurance income, among others. Special rules apply for purposes of taking into account any RPII of a non-U.S. corporation, as defined and described below. In addition, if a U.S. person disposes of shares in a non-U.S. corporation and the U.S.person was a 10% U.S. Shareholder at any time when the corporation was a CFC during the five-year period ending on the date of disposition, any gain from the disposition will generally be treated as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period or periods that the U.S. person owned the shares while the corporation was a CFC (with certain adjustments). Also, a U.S. person may be required to comply with specified reporting requirements, regardless of the number of shares owned. See “Tax Considerations— Certain United States Federal Income Tax Considerations—Taxation of U.S. Holders—Controlled Foreign Corporation Status and Related Person Insurance Income” for a more comprehensive discussion regarding our status as a CFC and the tax consequences to U.S. Holders of our common shares if we are treated as a CFC.
U.S. persons who own our common shares may be subject to U.S. federal income taxation at ordinary income rates on a disproportionate share of our undistributed earnings and profits attributable to RPII.
If IIS SAC (or IIS Re’s, as the case may be) is treated as recognizing related person insurance income (“RPII”) in a taxable year and is treated as a CFC for such taxable year, each U.S. person that owns our common shares (directly or indirectly within the meaning of Section 958(a) of the Code) as of the last day in such taxable year must generally include in gross income its pro rata share of the RPII, determined as if the RPII were distributed proportionately only to all such U.S. persons, regardless of whether that income is distributed (with certain adjustments). For this purpose, assuming that IIS SAC is treated as a separate corporation for U.S. federal income tax purposes, IIS SAC (or IIS Re’s, as the case may be) will be treated as a CFC for any taxable year if U.S. persons who own (directly or indirectly within the meaning of Section 958(a) of the Code) any of its stock own in the aggregate (directly, indirectly or constructively within the meaning of Section 958 of the Code) 25% or more of the total voting power or 25% or more of total value of our stock on any day of such taxable year.
RPII generally is any income of a non-U.S. corporation attributable to insuring or reinsuring risks of a U.S. person that owns (directly or indirectly within the meaning of Section 958(a) of the Code) stock of such non-U.S. corporation, or risks of a person that is “related” to such a U.S. person. For this purpose, (1) a person is “related” to another person if such person “controls,” or is “controlled” by, such other person, or if both are “controlled” by the same persons and (2) “control” of a corporation means ownership (or deemed ownership) of stock possessing more than 50% of the total voting power or value of such corporation’s stock.
The RPII rules will not apply with respect to IIS SAC (or IIS Re’s, as the case may be) for a taxable year if  (1) at all times during its taxable year less than 20% of the total combined voting power of all classes of its shares and less than 20% of the total value of all classes of its shares is owned (directly or indirectly, within the meaning of Section 958(a) of the Code) by persons who are (directly or indirectly) insured under any policy of insurance or reinsurance issued by IIS SAC (or IIS Re’s, as the case may be) or who are related persons to any such person or (2) its RPII (determined on a gross basis) is less than 20% of its insurance income (as so determined) for the taxable year, determined with certain adjustments. It is expected that at least one of these exceptions will apply to IIS SAC (or IIS Re’s, as the case may be) but because we cannot be certain of our future ownership or ability to obtain information about our shareholders to manage such ownership to ensure that one or both of these exceptions apply, there can be no assurance in this regard. Consequently, we cannot assure you that a person who is a direct or indirect U.S. shareholder will not be required to include amounts in its income in respect of RPII in any taxable year.
See “Tax Considerations— Certain United States Federal Income Tax Considerations—Taxation of U.S. Holders — Controlled Foreign Corporation Status and Related Person Insurance Income” for a more comprehensive discussion regarding our status as a CFC and the tax consequences to U.S. Holders of our common shares if the RPII inclusion rules apply.
U.S. persons who dispose of our common shares may be required to treat any gain as ordinary income for U.S. federal income tax purposes and comply with other specified reporting requirements.
If a U.S. person disposes of shares in a non-U.S. corporation that is an insurance company that had RPII and the 25% threshold described above is met at any time when the U.S. person owned any shares in the corporation during the five-year period ending on the date of disposition, any gain from the disposition will generally be treated as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (possibly whether or not those earnings and profits are attributable to RPII). In addition, the shareholder will be required to comply with specified reporting requirements, regardless of the amount of shares owned. We believe that these rules should not apply to a disposition of our common shares because we are not directly engaged in the insurance business. We cannot assure you, however, that the IRS will not successfully assert that these rules apply to a disposition of our common shares. See “Tax Considerations— Certain United States Federal Income Tax Considerations—Taxation of U.S. Holders—Disposition of Common Shares.”
U.S. tax-exempt organizations who own our common shares may recognize unrelated business taxable income.
A U.S. tax-exempt organization that directly or indirectly owns our common shares generally will recognize unrelated business taxable income and be subject to additional U.S. tax filing obligations to the extent such tax-exempt organization is required to take into account any of our insurance income or RPII pursuant to the CFC and RPII rules described above. U.S. tax-exempt organizations should consult their tax advisors regarding the risk of recognizing unrelated business taxable income as a result of the ownership of our securities.
We may become subject to income tax in one or more countries, including the United States, which could materially reduce our after-tax returns and the value of our common shares.
We currently intend to conduct substantially all of the Company’s, IIS Re’s and IIS SAC’s operations in Bermuda in a manner such that none of the Company, IIS Re or IIS SAC will be engaged in a trade or business in the United States. However, because there is no definitive authority regarding activities that constitute being engaged in a trade or business in the United States for U.S. federal income tax purposes, we cannot assure you that the IRS will not contend, perhaps successfully, that the Company, IIS Re and/or IIS SAC are engaged in a trade or business in the United States. A non-U.S. corporation deemed to be so engaged would be subject to U.S. federal income tax, as well as branch profits tax, on its income that is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under an applicable tax treaty.
The Company, IIS SAC and/or IIS Re could become subject to income tax in one or more countries, including the United States, as a result of activities performed by the Company, IIS SAC and/or IIS Re, adverse developments or changes in law, contrary conclusions by the relevant tax authorities or other causes. The imposition of any of these income taxes could materially reduce our post-tax returns available for distributions or dividends on, and consequently the value of, our securities.
Changes in U.S. tax law might adversely affect us or holders of our securities.
The tax treatment of non-U.S. companies and their U.S. and non-U.S. insurance subsidiaries has been the subject of Congressional discussion and legislative proposals. Legislative proposals relating to the tax treatment of non-U.S. companies have been introduced that could, if enacted, materially affect us. One legislative proposal, the Stop Tax Haven Abuse Act (S. 851, H.R. 1932), introduced in both the U.S. Senate and the U.S. House of Representatives in April 2017, would cause certain entities otherwise treated as non-U.S. corporations to be treated as U.S. corporations for U.S. federal income tax purposes if the “management and control” of such corporations occurs, directly or indirectly, primarily within the United States.
On December 22, 2017, the Tax Cuts and Jobs Act (H.R. 1), the Tax Reform Bill, was signed into law. The Tax Reform Bill includes numerous changes in existing tax law. While we are continuing to study the impact of the Tax Reform Bill, the Tax Reform Bill may reduce the benefits we anticipate from lower effective tax rates as a non-U.S. company, add significant expense and have a material adverse effect on our results of operations. Furthermore, the Tax Reform Bill may have material adverse impacts on our shareholders as a result of provisions that broaden the definition of 10% U.S. Shareholders for purposes of the CFC rules and make it more difficult for a non-U.S. insurance company to not be treated as a PFIC. Investors should consult with their tax advisors regarding the effect of the Tax Reform Bill in their particular circumstance.
Even without regard to the Tax Reform Bill, interpretations of U.S. federal income tax law, including those regarding whether a company is engaged in a trade or business (or has a permanent establishment) within the United States or is a PFIC, or whether U.S. persons are required to include in their gross income “subpart F income” or RPII of a CFC, are subject to change, possibly on a retroactive basis. Regulations regarding the application of the PFIC rules to insurance companies and regarding RPII are only in proposed form. New regulations or pronouncements interpreting or clarifying the existing proposed regulations could be forthcoming. We cannot be certain if, when or in what form such regulations or pronouncements may be provided and whether such guidance will have a retroactive effect. Other legislative proposals or administrative or judicial developments could also result in an increase in the amount of U.S. tax payable by us or by an investor in our securities or reduce the attractiveness of our securities. If any such developments occur, our business, financial condition and results of operation could be materially and adversely affected and could have a material and adverse effect on your investment in our common securities.
We may become subject to U.S. withholding tax under certain U.S. tax provisions commonly known as FATCA, which may reduce investment returns and distributions or dividends to shareholders.
Certain U.S. tax provisions commonly known as the “Foreign Account Tax Compliance Act” or “FATCA” impose a 30% withholding tax on certain payments of U.S. source income and the proceeds from the disposition after December 31, 2018, of property of a type that can produce U.S. source interest or dividends, in each case, to certain “foreign financial institutions” and “non-financial foreign entities.” The withholding tax also applies to certain “foreign passthru payments” made by foreign financial institutions after December 31, 2018. The U.S. government has signed intergovernmental agreements to facilitate the implementation of FATCA with the government of Bermuda (the “Bermuda IGA”). Under the Bermuda IGA, Bermuda financial institutions (other than certain non-reporting financial institutions) are required to register with the IRS and comply with certain due diligence, reporting, withholding and other requirements in order to avoid the imposition of withholding under FATCA on payments made to them. The Company and its non-U.S. subsidiaries intend to comply with the obligations imposed on them under FATCA and the Bermuda IGA to avoid withholding under FATCA on payments made to them. To avoid any withholding under FATCA or penalties, we may be required to report the identity of, and certain other information regarding, certain U.S. persons that directly or indirectly own our securities or exercise control over our shareholders to counterparties or governmental authorities, including the IRS or the Bermuda government. We may also be required to withhold on payments and/or take other actions with respect to holders of our securities who do not provide us with certain information or documentation required to fully comply with FATCA. However, we expect that the holders who own securities will not be subject to such requirements pursuant to an exception for equity interests that are regularly traded on an established securities market, provided that the holder (and any intermediaries through which the holder holds our securities) is not a foreign financial institution that is treated as a “nonparticipating FFI” under FATCA. However, no assurance can be provided in this regard. We (as well as IIS SAC and/or IIS Re) may become subject to withholding tax or penalties if we are unable to comply with FATCA.

If we are treated as engaged in a U.S. trade or business in any taxable year, all or a portion of the dividends on our common shares may be treated as U.S. source income and may be subject to withholding and information reporting under FATCA unless a shareholder (and any intermediaries through which the shareholder holds its shares) establishes an exemption from such withholding and information reporting. In addition, any gross proceeds from the sale or other disposition of our securities after December 31, 2018 might also be subject to withholding and information reporting under FATCA in such circumstances, absent an exemption. As discussed above, we currently intend to limit our U.S. activities so that we are not considered to be engaged in a U.S. trade or business, although no assurances can be provided in this regard.
The impact of the OECD’s directives to eliminate harmful tax practices and recommendations on base erosion and profit shifting is uncertain and could impose adverse tax consequences on us.
The Organisation for Economic Co-operation and Development (“OECD”) has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. In the OECD’s report dated April 18, 2002, and as periodically updated, Bermuda was not listed as an uncooperative tax haven jurisdiction because it had previously committed to eliminate harmful tax practices and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. We are not able to predict what changes will arise from the commitment or whether such changes will subject us to additional taxes.
In 2015, the OECD published final recommendations on base erosion and profit shifting. These recommendations propose the development of rules directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. The recommendations include revisions to the definition of a “permanent establishment” and the rules for attributing profit to a permanent establishment. Other recommended actions relate to the goal of ensuring that transfer pricing outcomes are in line with value creation, noting that the current rules may facilitate the transfer of risks or capital away from countries where the economic activity takes place. We expect many countries to change their tax laws in response to this project, and several countries have already changed or proposed changes to their tax laws. Changes to tax laws could increase their complexity and the burden and costs of compliance. Additionally, such changes could also result in significant modifications to the existing transfer pricing rules and could potentially have an impact on our taxable profits in various jurisdictions.
We may become subject to taxes in Bermuda after March 31, 2035 which may have a material adverse effect on our financial condition.
Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax payable by us. We have obtained from the Minister of Finance under the Exempted Undertakings Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of an estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to us or to any of our operations or shares, debentures or other obligations, until March 31, 2035. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to us. We cannot assure you that we will not be subject to any Bermuda tax after March 31, 2035.
We pay annual Bermuda government fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.
Risks Related to Our Securities and This Offering
There is no existing market for our securities and we do not know if one will develop, which could impede your ability to sell your securities or depress the market price of our securities.
Prior to this offering, there has not been a public market for our securities. We cannot predict the extent to which investor interest in our securities will lead to the development of an active trading market on Nasdaq or how liquid that market might become. If an active trading market does not develop, you may have difficulty selling any of our securities that you buy. The initial public offering price for our securities may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may not be able to sell our securities at prices equal to or greater than the price you paid in this offering or at all.
The price of our securities may fluctuate significantly and you could lose all or part of your investment.
Volatility in the market price of our securities may prevent you from being able to sell your securities at or above the price you paid in this offering. The market price for our securities could fluctuate significantly for various reasons, including:
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catastrophes that may specifically impact us or are perceived by investors as impacting the insurance and reinsurance market in general;

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our operating and financial performance and prospects;

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our quarterly or annual earnings or those of other companies in our industry;

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exposure to capital market risks related to changes in interest rates, realized investment losses, credit spreads, equity prices, foreign exchange rates and performance of insurance-linked investments;

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our creditworthiness, financial condition, performance and prospects and those of Iris Re and other cedents;

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the performance of 1347 Advisors in providing its brokerage and structuring services to us;

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the effective management of our company;

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our dividend policy and whether distributions or dividends on common shares have been, and are likely to be, declared and paid from time to time;

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actual or anticipated growth rates relative to our competitors;

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perceptions of the investment opportunity associated with our securities relative to other investment alternatives;

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speculation by the investment community regarding our business;

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future announcements concerning our business or our competitors’ businesses;

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the public’s reaction to our press releases, other public announcements and filings with the SEC;

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market and industry perception of our success, or lack thereof, in pursuing our strategy;

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strategic actions by us or our competitors, such as acquisitions, restructurings, significant contracts or joint ventures;

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changes in government regulation;

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substantial risk that we may be characterized as an investment company or a PFIC;

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general market, economic and political conditions;

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changes in conditions or trends in our industry, geographies or customers;

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changes in accounting standards, policies, guidance, interpretations or principles;

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arrival and departure of key personnel;

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the number of securities to be publicly traded after this offering;

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sales of securities by us, our directors or members of our management team; and

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adverse resolution of litigation against us.

In addition, stock markets, including Nasdaq, have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities issued by many companies, including companies in our industry. In the past, some companies that have had volatile market prices for their securities have been subject to class action or derivative lawsuits. The filing of a lawsuit against us, regardless of the outcome, could have a negative effect on our business, as it could result in substantial legal costs and a diversion of management’s attention and resources.
As a result of the factors described above, investors in our securities may not be able to resell their securities at or above the initial public offering price or may not be able to resell them at all. These market and industry factors may materially reduce the market price of our securities, regardless of our operating performance. In addition, price volatility may be greater if the public float and the trading volume of our securities are low.
For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act. We have in this prospectus taken advantage of, and we plan in future filings with the SEC to continue to take advantage of, certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404(b) of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and of shareholder approval of any golden parachute payments not previously approved. We do not know if some investors will find our common shares less attractive as a result of our taking advantage of certain of these exemptions. The result may be a less active trading market for our common shares and our share price may be more volatile.
We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will continue to be an emerging growth company until the earliest to occur of  (1) the last day of the fiscal year during which we had total annual gross revenues of at least $1.07 billion (as indexed for inflation), (2) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering under this prospectus, (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt and (4) the date on which we are deemed to be a “large accelerated filer,” as defined under the Exchange Act.
We will incur significant costs as a result of operating as a public company, and our management will be required to devote substantial time to complying with public company regulations.
As a public company with SEC reporting, regulatory and stock exchange listing requirements, we will incur additional legal, accounting, compliance and other expenses. After completion of this offering, we will be obligated to file with the SEC annual and quarterly information and other reports required by the Exchange Act, and therefore will need to have the ability to prepare financial statements that are compliant with all SEC reporting requirements on a timely basis. In addition, we will be subject to other reporting and corporate governance requirements, including certain requirements of Nasdaq and certain provisions of Sarbanes-Oxley and the regulations promulgated thereunder, which will impose significant compliance obligations upon us.
We may not be successful in implementing these requirements, and implementing them could materially adversely affect our business. In addition, if we fail to implement the required controls with respect to our internal accounting and audit functions, our ability to report our results of operations on a timely and accurate basis could be impaired. If we do not implement the required controls in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC or Nasdaq. Any such action could harm our reputation and the confidence of investors in, and clients of, our company and could negatively affect our business and cause the price of our shares to decline.

Failure to maintain effective internal controls in accordance with Sarbanes-Oxley could have a material adverse effect on our business and share price.
As a public company with SEC reporting obligations, we will be required to document and test our internal control procedures to satisfy the requirements of Section 404(b) of Sarbanes-Oxley, which will require annual assessments by management of the effectiveness of our internal control over financial reporting. We are an emerging growth company, and thus we are exempt from the auditors’ attestation requirement of Section 404 of Sarbanes-Oxley until such time as we no longer qualify as an emerging growth company. Regardless of whether we qualify as an emerging growth company, we will still need to implement substantial control systems and procedures in order to satisfy the reporting requirements under the Exchange Act and applicable requirements, among other items.
During the course of our assessment, we may identify deficiencies that we are unable to remediate in a timely manner. Testing and maintaining our internal control over financial reporting may also divert management’s attention from other matters that are important to the operation of our business. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404(b) of Sarbanes-Oxley. If we conclude that our internal control over financial reporting is not effective, we cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or its effect on our operations because there is presently no precedent available by which to measure compliance adequacy. Moreover, any material weakness or other deficiencies in our internal control over financial reporting may impede our ability to file timely and accurate reports with the SEC. Any of the above could cause investors to lose confidence in our reported financial information or our common share listing on Nasdaq to be suspended or terminated, which could have a negative effect on the trading price of our shares.
Future sales or the possibility of future sales of a substantial amount of our securities may depress the price of our securities.
Our memorandum of association will authorize us to issue 200,000,000 common shares, of which, 5,200,000 shares will be outstanding upon completion of this offering. This number includes 5,200,000 shares underlying the units that we are selling in this offering, which may be resold immediately in the public market unless such units are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. In addition, upon completion of this offering, there will be 5,200,000 shares underlying the Class A warrants, which will be exercisable for $10.00 per share, and 5,200,000 shares underlying the Class B warrants, which will be exercisable for $11.00 per share.
We cannot predict the size of future issuances or sales of our securities or the effect, if any, that future issuances and sales of our securities will have on the market price of our securities. Issuances or sales of substantial amounts of our securities, or the perception that such issuances or sales could occur, may adversely affect the prevailing market price for our securities.
Our bye-laws and provisions of Bermuda law may impede or discourage a change of control transaction, which could deprive our investors of the opportunity to receive a premium for their securities.
Our bye-laws and provisions of Bermuda law to which we are subject will contain provisions that could discourage, delay or prevent “change of control” transactions or changes in our board of directors and management that certain securityholders may view as beneficial or advantageous. These provisions include, among others:
•
our board of directors will be divided into three classes, with each class serving for a staggered three-year term, which prevents shareholders from electing an entirely new board of directors at an annual meeting;

•
no U.S. person may own more than 9.5% of the total voting power or more than 9.5% of the total value of our common shares (treating all warrants held by such U.S. person and its affiliates as exercised) (see “—Ownership of our common shares by a U.S. person is limited”);

•
our board of directors has the authority to issue preferred shares without shareholder approval, which could be used to dilute the ownership of a potential hostile acquirer;

•
our board of directors may decline to record the transfer of any securities on our share register if they believe that (1) registration of the transfer is required under any federal or state securities law or under the laws of any other jurisdiction and the registration has not yet been effected or (2) such transfer is likely to expose us to adverse tax consequences or materially adverse legal or regulatory treatment in any jurisdiction;

•
our shareholders may only remove directors for cause, or for other reasons set out in our bye-laws (e.g., unsound mind); and

•
there are advance notice requirements for shareholders with respect to director nominations and actions to be taken at annual meetings.

The foregoing factors could impede a merger, takeover or other business combination, which could reduce the market value of our shares. See “Description of Securities.”
Ownership of our common shares by a U.S. person is limited.
Our bye-laws will provide that, if, and so long as, any U.S. person beneficially owns or is deemed to beneficially own directly, indirectly or constructively (within the meaning of Section 958 of the Code) more than 9.5% of the total value or more than 9.5% of the total voting power of our common shares (treating all warrants held by such U.S. person and its affiliates as exercised), such U.S. person’s ownership of our shares will be reduced (generally by us requiring a shareholder to sell some or all of its securities to us at fair market value (which would be based upon the average closing price of our securities as defined under our bye-laws)) so that such person may own directly, indirectly or constructively no more than 9.5% of the total value and no more 9.5% of the total voting power of our common shares (treating all warrants held by such U.S. person and its affiliates as exercised).
We may require our shareholders to sell us their securities.
Under our bye-laws and subject to Bermuda law, we will have the option, but not the obligation, to require a shareholder to sell some or all of its securities to us at fair market value (which would be based upon the average closing price of our securities as defined under our bye-laws) if our board of directors reasonably determines, in good faith based on an opinion of counsel, that security ownership, directly, indirectly or constructively, by such shareholder is likely to result in adverse tax, regulatory or legal consequences to us, certain of our other shareholders or our subsidiaries.
Bermuda law differs from the laws in effect in the U.S. and may afford less protection to holders of our shares.
We are organized under the laws of Bermuda. As a result, our corporate affairs are governed by the Companies Act, which differs in some material respects from laws typically applicable to U.S. corporations and shareholders, including the provisions relating to interested directors, amalgamations, mergers and acquisitions, takeovers, shareholder lawsuits and indemnification of directors. Generally, the duties of directors and officers of a Bermuda company are owed to the company only. Shareholders of Bermuda companies typically do not have rights to take action against directors or officers of the company and may only do so in limited circumstances. Class actions are not available under Bermuda law. The circumstances in which derivative actions may be available under Bermuda law are substantially more proscribed and less clear than they would be to shareholders of U.S. corporations. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.
When the affairs of a company are being conducted in a manner that is oppressive or prejudicial to the interests of some shareholder, one or more shareholder may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company. Additionally, under our bye-laws and as permitted by Bermuda law, each shareholder has waived any claim or right of action against our directors or officers for any action taken by directors or officers in the performance of their duties, except for actions involving fraud or dishonesty. In addition, the rights of holders of our common shares and the fiduciary responsibilities of our directors under Bermuda law are not as clearly established as under statutes or judicial precedent in existence in jurisdictions in the United States, particularly the State of Delaware. Therefore, holders of our common shares may have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction within the United States.
There are regulatory limitations on the ownership and transfer of our securities.
Units and the securities underlying the units may be offered or sold in Bermuda only in compliance with the provisions of the Companies Act and the Bermuda Investment Business Act 2003, which regulates the sale of securities in Bermuda. In addition, the BMA must approve all issues and transfers of securities of a Bermuda exempted company. However, the BMA has, pursuant to its statement of June 1, 2005, given its general permission under the Exchange Control Act 1972 (and related regulations) for the issue and free transfer of our securities to and among persons who are non-residents of Bermuda for exchange control purposes as long as our securities are listed on an appointed stock exchange, which includes Nasdaq. This general permission would cease to apply if we were to cease to be listed on Nasdaq.
Notwithstanding the above general permission, we intend to apply for and expect to receive permission from the BMA, subject to our securities being listed on an appointed stock exchange (which includes Nasdaq), to issue, grant, create, sell and transfer freely any of our shares, stock, bonds, notes (other than promissory notes), debentures, debenture stock, units under a unit trust scheme, shares in an oil royalty, options, warrants, coupons, rights and depository receipts to and among persons who are either resident or non-resident of Bermuda for exchange control purposes.
Except in connection with the settlement of trades or transactions entered into through the facilities of Nasdaq, our board of directors may generally require any securityholder or any person proposing to acquire our securities to provide the information required under our bye-laws. If any such securityholder or proposed acquirer does not provide such information, or if our board of directors has reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, our board of directors may decline to register any transfer or to effect any issuance or purchase of shares to which such request is related.
Our securityholders may have difficulty effecting service of process on us or enforcing judgments against us in the United States.
We are incorporated pursuant to the laws of Bermuda and are headquartered in Bermuda. In addition, some of our directors and some of our officers reside outside the United States and our assets, and a substantial portion of the assets of such persons, are located in jurisdictions outside the United States. As such, we have been advised that there is doubt as to whether:
•
a holder of our securities would be able to enforce, in the courts of Bermuda, judgments of U.S. courts based upon the civil liability provisions of the U.S. federal securities laws; and

•
a holder of our securities would be able to bring an original action in the Bermuda courts to enforce liabilities against us or our directors and officers, as well as the experts named in this prospectus, who reside outside the United States based solely upon U.S. federal securities laws.

Further, there is no treaty in effect between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments of U.S. courts, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. A judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. A final and conclusive judgment obtained in a court of competent jurisdiction in the United States under which a sum of money is payable (other than a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages) may be the subject of an action in a Bermuda court under the common law doctrine of obligation, by action on the debt evidenced by the U.S. court judgment without examination of the merits of the underlying claim. As a result, a judgment debt from a U.S. court that is final and for a sum certain (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages) based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction for enforcement purposes in Bermuda is a matter of Bermuda (not U.S.) law. In order to maintain an action in debt evidenced by a U.S. court judgment, the judgment creditor must establish that:
•
the court that gave the judgment over the defendant was competent to hear the claim in accordance with private international law principles as applied in the courts in Bermuda; and

•
the judgment is not contrary to public policy in Bermuda and was not obtained contrary to the rules of natural justice in Bermuda.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to Bermuda public policy. It is the advice of our Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. U.S. judgments for multiple damages may not be recoverable in Bermuda court enforcement proceedings under the provisions of the Protection of Trading Interests Act 1981. A claim to enforce the judgment debt before the multiplier was applied would be maintainable in the Bermuda court. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.
The securities are with limited recourse.
Holders of our securities have limited recourse to certain of our assets and have no recourse to (i) the ceding companies or retrocedents (ii) any of our past, present or future shareholders, members, directors, officers, agents, representatives or affiliates or (iii) any other segregated accounts or the general account of Artex.
Courts in jurisdictions other than Bermuda may not respect the segregation of assets and liabilities among segregated accounts.
IIS SAC is a segregated account of Artex, a segregated accounts company. A segregated accounts company is permitted to segregate the assets and liabilities linked to each segregated account from the assets and liabilities linked to each other segregated account of the segregated accounts company, as applicable, and from the segregated account company’s respective general account assets and liabilities. The assets of each segregated account are only intended to be used to meet liabilities to creditors of that segregated account and are not intended to be available to meet liabilities to creditors in respect of other segregated accounts or, except where otherwise agreed, general creditors of the segregated account company, as applicable.
We are aware that the segregated accounts company structure which the SAC Act provides for has been considered and given effect to within Bermuda’s courts. If any assets of a segregated account of the IIS SAC are located in a jurisdiction other than Bermuda and proceedings are brought in respect of them in that jurisdiction, it is not known how the courts of that jurisdiction would deal with the structure contemplated by the SAC Act. We can give no assurance as to whether the SAC Act has been tested by the courts in any other jurisdiction and it is possible that the SAC Act will not be recognized in some jurisdictions or will be construed in a manner that is contrary to the intent of the legislation. More specifically, courts in jurisdictions other than Bermuda may not be prepared to accept that creditors in respect of a particular segregated account are prevented from having recourse to the assets of other segregated accounts, or that general creditors of the segregated account company as a whole do not have access to those assets specifically designated as segregated account assets. Specifically, if a liability (for example, a fine or tax) is imposed on the segregated account company, it is unknown how the courts of jurisdictions other than Bermuda would impose or distribute that liability as among the general account of the segregated account company, as applicable, and the various segregated accounts of the segregated account company, as applicable. We cannot therefore assure holders of our securities that the assets of a segregated account will be fully isolated from claims that may arise from the bankruptcy or insolvency of another segregated account or of the segregated account company’s respective general account.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. You can identify forward-looking statements in this prospectus by the use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” These forward-looking statements include, among others, statements relating to our future financial performance, our business prospects and strategy, our dividend policy and expected dividend payout, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.
Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included in this prospectus as a result of various factors, including, among others:
•
the fact that we have no operating history;

•
the possibility of severe or unanticipated losses from natural and man-made catastrophes, including those that may result from changes in climate conditions, including global temperatures and expected sea levels;

•
the effectiveness of our loss limitation methods;

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our dependence on our Chief Executive Officer, interim Chief Financial Officer, Chief Underwriting Officer and 1347 Advisors;

•
our ability to effectively execute our business plan and any new ventures we may enter into;

•
acceptance of our business strategy, security and financial condition by regulators, brokers and (re)insureds;

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our reliance on our segregated account structure to conduct our business prior to becoming a licensed insurer;

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our reliance on Iris Re and other cedents to effectively manage our risk;

•
failure by 1347 Advisors or any other service provider to carry out its obligations to us in accordance with the terms of its appointment;

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conflicts of interest that could result from our relationships and potential overlaps in business with 1347 Advisors and its affiliates;

•
the cyclical nature of the insurance and reinsurance business;

•
the availability of capital and financing, including our ability to raise more equity capital and our ability to release capital from existing obligations to redeploy annually;

•
the levels of new and renewal business achieved;

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the availability of opportunities to increase writings in our core property and specialty insurance and reinsurance lines of business and in specific areas of the casualty reinsurance market and our ability to capitalize on those opportunities;

•
the inherent uncertainty of our risk management process, which is subject to, among other things, industry loss estimates and estimates generated by modeling techniques;

•
accuracy of those estimates and judgments used in the preparation of our financial statements, including those related to revenue recognition, insurance and other reserves, reinsurance recoverables, investment valuations, intangible assets, taxes, contingencies and litigation which, for a new reinsurance company like us, are even more difficult to make than those made in a mature company because of limited historical information;

•
the inherent uncertainties of establishing reserves for loss and loss adjustment expenses and unanticipated adjustments to premium estimates;

•
changes in the availability, cost or quality of reinsurance or retrocessional coverage;

•
general economic and market conditions, including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates, and conditions specific to the insurance and reinsurance markets in which we operate;

•
the effect on our investment portfolio of changing financial market conditions including inflation, interest rates, liquidity and other factors;

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changes in and the impact of governmental legislation or regulation, including changes in tax laws in the jurisdictions where we conduct business;

•
statutory or regulatory developments, including as to tax policy and reinsurance and other regulatory matters such as the adoption of proposed legislation that would affect Bermuda-headquartered companies or Bermuda-based insurers or reinsurers;

•
potential characterization of us as an investment company or a PFIC;

•
the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers;

•
the overall level of competition, and the related supply and demand dynamics in our markets relating to growing capital levels in our industry;

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declining demand due to increased retentions by cedents and other factors;

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acts of terrorism, political unrest, outbreak of war and other hostilities or other non-forecasted and unpredictable events;

•
unexpected developments concerning the small number of cedents, insurance and reinsurance brokers upon whom we rely for a large portion of revenues;

•
the timing of loss payments being faster or the receipt of reinsurance recoverables being slower than we anticipate;

•
operational risks, including the risk of fraud and employee errors and omissions, as well as technology breaches or failures;

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our dependence as a holding company upon dividends or distributions from our operating subsidiary;

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changes in accounting principles or the application of such principles by regulators;

•
the tax risks associated with operating an offshore company, including risks relating to an offshore company being deemed to have effectively connected income for U.S. federal income tax purposes and risks relating to the PFIC, CFC and RPII rules discussed herein;

•
the impact of foreign currency fluctuations; and

•
other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

Accordingly, you should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.
Forward-looking statements speak only as of the date of this prospectus. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not have any obligation, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

USE OF PROCEEDS
We estimate that the net proceeds to us from the sale of 5,200,000 units in this offering will be approximately $47 million, assuming an initial public offering price of  $10.00 per unit and after deducting estimated offering expenses payable by us. If the underwriters fully exercise their option to purchase additional units, we estimate that we would receive additional net proceeds of  $7.2 million, assuming an initial public offering price of  $10.00 per unit.
We expect to use the net proceeds from this offering to implement our business strategy in accordance with our underwriting guidelines and for general corporate purposes. In particular, we expect to use approximately $43 million of the net proceeds to provide, through IIS SAC, fully funded reinsurance, including, if needed for risk management, to engage in hedging and investment activities. We expect to deploy most of the net proceeds of this offering during the 12-month period following the completion of this offering, and we will retain approximately $2.6 million for payment of dividends and distributions to our shareholders and approximately $1.0 million for working capital purposes. We anticipate being able to identify a sufficient number of reinsurance opportunities to enable us to deploy most of our capital on favorable terms during the 12-month period following the completion of this offering, but we cannot assure you that we will be able to do so. See “Business—Our Strategy” and “Business—Our Underwriting Guidelines” for a more detailed description of our business and our underwriting guidelines. We do not currently have any indebtedness and do not expect to use any net proceeds from this offering to repay any indebtedness.

DIVIDEND POLICY
We currently intend to distribute a significant portion of our Distributable Income in the form of cash dividends in order to provide our shareholders with an attractive annual return on their investment. We currently intend to make distributions of Distributable Income through regular quarterly dividend payments for each of the first three fiscal quarters of each fiscal year, beginning with the first fiscal quarter ending after the completion of our initial public offering. Although our year-end net income (if any) will vary from year to year, we expect that in most years the sum of our regular quarterly dividend payments will be approximately 85% of our Distributable Income. If our regular quarterly dividend payments result in the distribution of less than 85% of our Distributable Income, we intend to declare a special dividend in the following year to distribute an amount that, taken together with the prior fiscal year’s quarterly dividends, will be at least 85% of our Distributable Income for the prior fiscal year. The declaration and payment of a special dividend, if any, may not occur until a significant period of time after the completion of our fiscal year. The actual amount and timing of dividend payments, if any, remains subject to approval by our board of directors, the terms of Preference Shareholder Agreement, the SAC Act and the Companies Act, and we cannot assure you of the timing or amount of the dividend or if the dividend will be declared at all. “Distributable Income,” a non-GAAP measure, means U.S. GAAP net income available to common shareholders excluding any non-cash compensation expense, unrealized gains and losses and other non-cash items recorded in net income for the period.
The declaration of our quarterly and special dividends, if any, and, if declared, the amount of any such dividend, will be subject to, among other things, the discretion of our board of directors and to the consideration of various additional risks and uncertainties, including those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus. Our board of directors may take into account a variety of factors when determining whether to declare a dividend and, if declared, the amount of any such dividend, including (1) our financial condition, liquidity, results of operations (including our ability to generate cash flow in excess of expenses and our expected or actual net income), retained earnings and collateral and capital requirements, (2) general business conditions, (3) legal, tax and regulatory limitations, (4) contractual prohibitions and other restrictions and (5) any other factors that our board of directors deems relevant.
We are a holding company that has no substantial operations of our own, and we rely primarily on cash dividends or distributions from IIS SAC and IIS Re to pay our operating expenses and dividends to shareholders. Furthermore, the ability of IIS SAC to pay distributions or dividends to IIS Re is subject to the terms of the Preference Shareholder Agreement. See “Business—Preference Shareholder Agreement” for more information.
In addition, under the Companies Act, Insurance Income Strategies and IIS Re each may only declare or pay a dividend if it has no reasonable grounds to believe that (1) it is, or would after the payment be, unable to pay its liabilities as they become due or (2) the realizable value of its assets would be less than the aggregate of its liabilities and its issued share capital and share premium accounts. See “Business—Certain Bermuda Law Considerations” for more information.
Our ability to pay distributions or dividends to our shareholders will depend upon our performance, which depends in turn upon the performance of our subsidiaries’ reinsurance and investment portfolios. We expect that distributions or dividends will be made in cash to the extent that cash is available for distribution. However, we may not be able to generate sufficient cash to pay distributions or dividends to our shareholders. In addition, our board of directors may change our dividend policy in the future.
Subject to the provisions of the Companies Act, we expect to make distributions by way of dividends from retained earnings or from contributed surplus or otherwise in accordance with the Companies Act and our bye-laws to the extent that our board of directors considers this to be appropriate.
Other than the Preference Shareholder Agreement, we do not currently have any contractual arrangements, including indebtedness, that prohibit or otherwise restrict our ability to pay distributions or dividends to our shareholders or our subsidiaries’ ability to pay distributions or dividends to us, but we may enter into contracts or financing arrangements that prohibit or otherwise restrict our ability or the ability of our subsidiaries to pay distributions or dividends in the future.

CAPITALIZATION
The following sets forth our capitalization as of January 11, 2018:
•
on an actual basis; and

•
on an as adjusted basis to give effect to the sale of 5,200,000 units by us in this offering, at the initial public offering price of  $10.00 per unit, after deducting estimated offering expenses payable by us.

You should read this table in conjunction with “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes and other financial information included elsewhere in this prospectus.
	December 31, 2017
	Actual	As Adjusted
Shareholder’s equity:
Common shares, par value $0.001 per share	$—	$5,200
Additional paid in capital	—	46,942,936
Accumulated deficit	(19,388)	(99,235)
Total shareholder’s equity	$(19,388)	$46,848,901
Total capitalization	$(19,388)	$46,848,901

(1)
Assumes payment by us of  $5.0 million of the offering expenses, including underwriting discount of $3.64 million and $0.5 million for non-accountable expense allowance paid to underwriters.

The table above excludes (i) the shares and warrants, including shares issuable upon the exercise of such warrants, included in the 780,000 units that may be purchased by the underwriters to cover over-allotments, if any and (ii) shares issuable upon the exercise of the 5,200,000 Class A warrants and the 5,200,000 Class B warrants that are components of the units being sold in this offering.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
The following tables present selected consolidated financial information of Insurance Income Strategies. You should read these tables along with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and our audited consolidated balance sheet and the related notes included elsewhere in this prospectus.
The selected consolidated financial statement data as of December 31, 2017 has been derived from our audited consolidated financial statements included elsewhere in this prospectus. We have no operating or other financial data prior to July 17, 2017.
Since our ability to commence operations is contingent upon our obtaining sufficient equity capital through this offering, certain organizational costs incurred prior to this offering have been or will be paid by Kingsway, which we will repay to Kingsway upon completion of this offering.
As of December 31, 2017
Consolidated Statement of Operations Data:
Revenue	$—
Formation costs	$19,047
General and administriative costs	$341
Net loss	$(19,388)
Consolidated Balance Sheet Data:
Deferred offering costs	$555,275
Deferred offering costs payable	$555,275
Accounts payable	$19,388
Shareholder’s deficit	$(19,388)
Consolidated Cash Flow Data:
Net cash from operating activities	$—

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
The following discussion and analysis contains forward-looking statements and involves numerous risks and uncertainties, including those described under the heading “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements. You should read this discussion and analysis together with our audited consolidated financial statements and related notes included elsewhere in this prospectus. In this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” references to the “Company,” “we,” “us” and “our” refer to Insurance Income Strategies Ltd. and its consolidated subsidiary.
Overview
Limited Historical Operations
We do not have any historical operating performance. Accordingly, there are no meaningful historical financial statements or other operating or financial data with which you can evaluate us or our business.
Our Business
We are a recently incorporated Bermuda holding company seeking to offer collateralized reinsurance in the property catastrophe market through segregated account arrangements or directly once appropriately licensed. We do not have any material operating history. We will conduct our business initially through IIS SAC. Through the Preference Share Agreement between IIS Re, Artex and Artex acting in respect of IIS SAC, IIS Re will own 100% of the preference shares linked to IIS SAC and have sole right, title and interest in and to any distributions or dividends made by IIS SAC. See “Business—Preference Shareholder Agreement” for more information about the terms of the Preference Shareholder Agreement.
IIS SAC has entered into a fully funded quota share retrocessional agreement with a segregated account of Iris Reinsurance Ltd., a Class 3 Bermuda reinsurer, through which Iris Re, acting in respect of one or more of its segregated accounts, will cede reinsurance business to IIS SAC (the “Iris Re Agreement”). Iris Re is not affiliated with the Company or 1347 Advisors. We also intend that segregated accounts beneficially owned by IIS Re or IIS Re itself  (after obtaining appropriate licensing approvals) will enter into reinsurance contracts with other cedents in the future, which will be collateralized reinsurance contracts, including ILWs in the form of insurance contracts. We ultimately expect that IIS Re will be registered with insurance regulatory authorities in an appropriate jurisdiction and we will thereupon cause IIS SAC to transfer the Iris Re Agreement to IIS Re. For risk management purposes, IIS Re may also conduct hedging and other investment activities.
We were incorporated under the laws of Bermuda on July 17, 2017.
Pricing
Pricing in most reinsurance markets is cyclical in nature. The traditional reinsurance market has been competitive and recently under pricing pressure due to growth in the ILS market, lack of large loss experience and abundance of capacity. This has resulted in lower margins per risk underwritten in the traditional reinsurance space. Global reinsurers are facing another year of declining rates, while trends continue to point to an ongoing softening of pricing in the global traditional reinsurance market. Competition remains very high, as reinsurers seek risks that are attractively priced. Any growth opportunities that do emerge are quickly absorbed by existing market players and hence prolonging the soft market conditions.
On the other hand, the ILS activity experienced significant growth through 2017 and is expected to continue to grow. Strong demand for investments in reinsurance risk as well as strong demand for efficient reinsurance coverage at sponsors are expected to help maintain the high levels of activity in the ILS market and should continue to fuel innovative additions to the structure, in order to make coverage more effective. Within the ILS market, we initially intend to focus on risks from ILWs and collateralized reinsurance. The following Mercury investible Catastrophe Risk Index (“MiCRIX”) illustrates the performance of ILWs over the last 12 years:

(Source: www.artemis.bm/mercury_micirx)
As described by Artemis (www.artemis.bm/mercury_micirx), Mercury iCRIX is the first investible catastrophe risk index of its kind. This index, launched by Mercury Capital Ltd., tracks the performance of a diversified portfolio of peak peril ILWs providing a useful proxy for the return of the catastrophe risk and reinsurance market. Based on pricing data collected from a panel of reinsurance brokers, the index reconstructs a diversified portfolio of ILWs representing a low volatility strategy with expected returns in the high single digits. The index tracks the performance of a balanced portfolio of the following peak peril exposures; US Quake, US Regional Wind, European Wind, Japanese Quake and Japanese Wind. For each peril, risks attach across a range of insured industry market loss levels approximating a market weighting approach. The following table shows the monthly performance of the MiCRIX since January 2006:
(Source: www.artemis.bm/mercury_micirx)
Key Factors that Will Affect Our Results of Operations
The reinsurance industry is complex and competitive. The factors and conditions that will have the most significant impact on our business include our exposure to losses from catastrophes, the underwriting capacity within the reinsurance industry, our scale, our reputation and the performance of the cedents with whom IIS SAC or IIS Re (after obtaining appropriate licensing approvals) enter into contractual agreements, including segregated accounts of Iris Re.
Exposure to Losses from Catastrophes
Since most of the reinsurance contracts that segregated account(s) beneficially owned by IIS Re or IIS Re (after obtaining appropriate licensing approvals) intend to enter into with cedents, including segregated accounts of Iris Re, will provide protection from damages relating to natural and man-made catastrophes, our results of operations will depend, in large part, on the frequency and severity of these catastrophes. In addition, the performance of some of the insurance-linked contractual arrangements that we may invest in as part of our hedging strategy will also depend, in large part, on the frequency and severity of these catastrophe events. We expect that the majority of our claim experience will be the result of low-frequency and high-severity catastrophe events. We believe that, in recent years, the frequency of major weather-related catastrophes has increased, and changes in climate conditions, primarily global temperatures and expected sea levels, may serve to further increase the severity, and possibly the frequency, of natural catastrophes. Accordingly, our results of operations may be volatile and may vary significantly from quarter to quarter or from year to year, based on the level of insured catastrophic losses occurring around the world.
Underwriting Capacity
The reinsurance industry has historically been cyclical, characterized by periods of strong price competition, also known as a “soft market,” due to excess underwriting capacity, as well as periods of more favorable pricing, also known as a “hard market,” due to limited underwriting capacity. Increased capacity, frequently as a result of favorable pricing, is often provided by new entrants or by the commitment of additional capital by existing reinsurers. Alternative products, such as the collateralized reinsurance contracts that IIS SAC or IIS Re (after appropriate licensing approvals) will write and the other insurance-linked instruments in which we may invest, may also provide increased capacity. The industry’s capacity to write business diminishes as losses are incurred and the industry’s capital is depleted. As the industry’s capacity decreases, a hard market begins, which ultimately attracts additional capacity.
Our Scale
We may plan to raise additional equity capital in the future, and our ability to raise this additional capital is a key component of our strategy. With additional equity capital, we hope to increase our activity in the reinsurance business and to spread our fixed costs over a larger capital base. Although some of our costs, such as acquisition costs payable by IIS SAC and the fees payable to 1347 Advisors will not be fixed, our general and administrative costs, which will be a significant component of our total expenses, will largely be fixed.
Our Reputation
Reputation is a very important factor in the reinsurance industry, and competition for clients in the reinsurance industry is, in part, based on reputation. Although reinsurance contracts entered into by IIS SAC or IIS Re (after obtaining appropriate licensing approvals) will be fully collateralized and we may benefit from the reputation and experience of cedents with whom we enter into contractual arrangements and 1347 Advisors, we are a newly incorporated company and do not yet have an established reputation in the reinsurance industry. Our lack of an established reputation may make it difficult for us to attract or retain clients.
1347 Advisors
Pursuant to the 1347 Agreement, 1347 Advisors will provide certain brokerage and structuring services which are essential to IIS Re for a fee. These services will include identification and due diligence of potential transaction counterparties for consideration by our management, advice on the capital structure of the Company and corporate development opportunities and support for compliance with SEC filing requirements as a public company. The services provided by 1347 Advisors will not include any services from our Chairman, Larry G. Swets, Jr., and our interim Chief Financial Officer, Hassan R. Baqar. 1347 Advisors will not have any authority to negotiate, enter into, or to conclude any contract or otherwise to effect any transactions on behalf of the Company or in the name of the Company. IIS Re will also be dependent on the cedents to accurately price the risks underwritten in order to meet its targeted rates of return (see “Certain Relationships and Related Party Transactions” for more information about the 1347 Agreement and the Iris Re Agreement), subject to our underwriting guidelines and the oversight of our board of directors and the board of directors of our subsidiary. Unlike many of our competitors, we do not have the staff or capability to provide internally the services we receive pursuant to the 1347 Agreement. As a result, the performance of external service providers will affect our results of operations.

Key Components of Our Results of Operations
Gross and Net Reinsurance Premiums Written
Gross premiums written will consist of the premiums IIS SAC (or IIS Re upon appropriate licensing) will receive in connection with the reinsurance policies it will write before the effect of any ceded reinsurance. Gross premiums written will be a function of the amount and type of reinsurance contracts IIS SAC (or IIS Re upon appropriate licensing) will write as well as prevailing market prices.
The majority of our property catastrophe business will be written during the January and June annual renewal periods. Premiums will generally be due in installments and will be generally earned ratably over the contract term, which is ordinarily 12 months.
IIS SAC (or IIS Re upon appropriate licensing) may purchase ceded reinsurance from third parties to manage our exposure. Net premiums written will represent gross premiums written less the premiums paid for these reinsurance protections. The amount and type of ceded reinsurance IIS SAC (or IIS Re upon appropriate licensing) may buy may vary from year to year depending on risk appetite, capacity to write and retain risk and the availability and cost of the reinsurance protection.
Net Reinsurance Premiums Earned
Premiums written will be recognized as revenues, net of the cost of any applicable underlying reinsurance coverage. For losses-occurring contracts, the earnings period will be the same as the reinsurance contract. For risks-attaching contracts, the earnings period will be based on the terms of the underlying insurance policies. The amount of net premiums that will be earned in any period will primarily be a function of the amount and timing of net premiums previously written.
Ceded reinsurance premiums will be earned on a basis consistent with those used in accounting for the underlying reinsurance premiums assumed.
Some of the reinsurance contracts may include contract terms that will require an automatic reinstatement of coverage in the event of a loss. Therefore, in a year in which we experience one or more large loss events, the reinstatement premiums will be higher than in a year in which we experience no such large loss events. Reinstatement premiums will be fully earned or expensed, as applicable, when a triggering loss event occurs and losses are recorded.
Loss and Loss Adjustment Expenses
Loss and loss adjustment expenses will represent estimates of the amounts needed to pay claims and related expenses for insured events that have occurred. Loss and loss adjustment expenses will be a function of the amount and type of reinsurance contracts IIS SAC (or IIS Re upon appropriate licensing) write and of the loss experience of the underlying risks.
IIS SAC (or IIS Re upon appropriate licensing) will reserve for catastrophic losses as soon as a loss event is known to have occurred, but the ultimate loss and loss adjustment expenses will depend on the actual costs to settle claims. IIS SAC (or IIS Re upon appropriate licensing) will record loss and loss adjustment expenses based on an actuarial analysis of the estimated losses incurred, and will increase or decrease the initial loss estimates as actual claims are reported and settled. Our ability to estimate loss and loss adjustment expenses accurately at the time of pricing our contracts will be a critical factor in determining our profitability.
Acquisition Costs
Acquisition costs will primarily consist of commissions, profit commissions, brokerage costs and excise taxes, as applicable, and can vary based on the nature of the business produced. Profit commissions are paid by assuming companies to ceding companies in the event of a favorable loss experience. The reinsurance contracts may or may not include profit commission clauses, and the terms of any profit commissions will be specific to the individual contracts and will vary as a percentage of the contract results.

General and Administrative Expenses
General and administrative expenses will consist of salaries, benefits and incentive compensation associated with our employees (if any), directors fee, regulatory compliance expenses, insurance costs, professional fees, office and information technology costs and costs associated with being a public company including audit fee, SEC filings, stock exchange listing fee, etc. General and administrative expenses will also include the fee payable to 1347 Advisors pursuant to the 1347 Agreement. See “Certain Relationships and Related Party Transactions—Services Agreement with 1347 Advisors” for further discussion about our contractual arrangements with 1347 Advisors.
Net Investment Income
Investment income will primarily consist of interest income from our investing activities.
Results of Operations for the Period Ended December 31, 2017
We were formed on July 17, 2017. For the period from our inception through December 31, 2017, we had no revenue and incurred expenses related to our formation and this offering only, which have been capitalized as deferred offering costs pursuant to applicable accounting rules. Certain fees and expenses related to this offering have been or will be paid by Kingsway, and we will reimburse Kingsway for such costs upon completion of this offering. Our operating expenses do not reflect the employment of any employees or the costs we will incur as a result of being a public company.
Liquidity and Capital Resources
We are relying on this offering in order to raise capital for our operations. We anticipate continuing to rely on future offerings of our common shares to raise additional equity capital; however, we cannot assure you that we will successfully raise additional capital.
Insurance Income Strategies is a holding company that has no substantial operations of its own and, accordingly, will rely primarily on cash dividends or distributions from Artex, acting in respect of IIS SAC and IIS Re to pay our operating expenses and distributions or dividends to shareholders. Furthermore, the ability of Artex acting in respect of IIS SAC to pay distributions or dividends to IIS Re is subject to the terms of the Preference Shareholder Agreement. See “Business—Preference Shareholder Agreement” for more information on the ability of Artex, acting in respect of IIS SAC, to make distributions or dividends to IIS Re. The inability of Artex, acting in respect of IIS SAC, to pay dividends or make distributions to IIS Re may prevent Insurance Income Strategies from being able to pay its expenses or paying distributions or dividends to our shareholders. See “Business—Our Structure” for more information about our corporate structure. In addition, under the Companies Act, each of Insurance Income Strategies and IIS Re may only declare or pay a dividend if it has no reasonable grounds to believe that (1) it is, or would after the payment be, unable to pay its liabilities as they become due or (2) the realizable value of its assets would be less than the aggregates of its liabilities and its issued share capital and share premium accounts. See “Business—Certain Bermuda Law Considerations” for more information.
We intend to distribute dividends to our shareholders in accordance with our dividend policy as described in “Dividend Policy,” but any determination to pay distributions or dividends to our shareholders will be at the discretion of our board of directors and will depend on a variety of factors, including (1) our financial condition, liquidity, results of operations (including our ability to generate cash flow in excess of expenses and our expected or actual net income), retained earnings and collateral and capital requirements, (2) general business conditions, (3) legal, tax and regulatory limitations, (4) contractual prohibitions and other restrictions and (5) any other factors that our board of directors deems relevant.
The primary sources of cash for our operating subsidiary IIS Re will be premium collections (after appropriate licensing approvals) and distributions or dividends from IIS SAC, investment income, recoveries from purchased reinsurance protections and sales and maturities of investments. The primary uses of cash for IIS Re, through IIS SAC, will be posting cash collateral in connection with collateralized reinsurance contracts, payments of loss and loss adjustment expenses, purchases of reinsurance protections, acquisition costs, and payment of general and administrative expenses (including fees payable to 1347 Advisors), investments, including short-term (cash equivalents) and fixed maturity investments, and dividends and distributions paid to Insurance Income Strategies.
All of the reinsurance contracts IIS SAC (or IIS Re upon appropriate licensing) intend to enter into will be fully collateralized by cash or cash equivalents. The collateral will be pledged to secure obligations under the applicable collateralized reinsurance contract, and this collateral will not be available for any other purpose until the expiration of the applicable contract (or, in the event of a covered loss, the resolution of any claims under the applicable contract). The cash flow from the net premiums in respect of collateralized reinsurance contracts will not be freely available until the expiration of the contract (or, in the event of a covered loss, the resolution of any claims under the applicable contract).
As of December 31, 2017, we had $555,275 of total assets, consisting solely of deferred offering costs that we have incurred pertaining to this offering and capitalized, offset by deferred offering costs payable of the same amount. Kingsway has paid $80,410 of such costs and will pay certain of the remaining fees and expenses related to the offering, which amounts will be reimbursed by us to Kingsway upon completion of this offering.
With the proceeds of this offering, we expect to have sufficient cash to fund our operations for the next 12 months. We expect to deploy most of the proceeds of this offering to collateralize the Iris Re Agreement, but we will retain a portion of the proceeds that we expect will be sufficient to fund our ongoing operations for at least the 12 months following this offering as well as pay dividends to our shareholders. On a long-term basis we expect to fund our ongoing operations with returns from the reinsurance opportunities we enter into via segregated accounts beneficially owned by IIS Re or IIS Re upon its licensing, including premium collections, investment income and sales and maturities of investments. We do not currently have any indebtedness or debt facilities, but we may enter into a short-term revolving credit facility in the future in order to meet our short-term liquidity needs. In addition, we may need to raise additional capital in the future, including through a long-term revolving credit facility, a term loan or the issuance of debt, equity or hybrid securities, in order to, among other things: write new business; enter into other reinsurance opportunities; cover or pay losses; manage our working capital requirements; purchase our common shares; respond to, or comply with, any changes in the capital requirements, if any, that applicable regulatory bodies use to evaluate us; acquire new businesses; or invest in existing businesses. The issuance of any new debt, equity or hybrid financial instruments might contain terms and conditions that are unfavorable to our shareholders. Any new issuances of equity or hybrid securities could include the issuance of securities with rights, preferences and privileges that are senior or otherwise superior to those of our common shares and could be dilutive to our existing shareholders. Any new debt securities may contain terms that materially restrict our operations, including our ability to distribute cash to our shareholders. In addition, if we cannot obtain adequate capital on favorable terms, or at all, our business could be adversely affected.
As of December 31, 2017, we had no commitments for capital expenditures and do not expect any material capital expenditures during the next 12 months.
Contractual Obligations and Commitments
From time to time, we may enter into certain contractual obligations and commitments arising in the normal course of business. At December 31, 2017, we had not entered into any contractual obligations or commitments other than customary agreements in connection with this offering.
Our contractual obligations and commitments at December 31, 2017, did not include our contractual obligations under the Iris Re Agreement, which IIS SAC entered into in January 2018, or the 1347 Agreement, which we intend to enter into upon completion of this offering. See “Certain Relationships and Related Party Transactions” for more information about the Iris Re Agreement and the 1347 Agreement.
Off-Balance Sheet Arrangements
At December 31, 2017, we did not have any off-balance sheet arrangements.
Quantitative and Qualitative Disclosures About Market Risk
We believe that our balance sheet will be principally exposed to catastrophe risk, interest rate risk, foreign currency risk and credit risk.

Catastrophe Risk
We expect to reinsure, through segregated accounts benefically owned by IIS Re or IIS Re upon its licensing, exposures to natural and man-made catastrophes throughout the world. We will manage our exposure to catastrophes using a combination of methods, including our underwriting judgment; relying on the cedent’s underwriting judgment and expertise; and third-party protection (if any), such as ceding risk under reinsurance contracts. Management’s multi-tiered risk management approach will focus on tracking exposed contract limits, estimating the potential impact of a single natural or man-made catastrophe event and simulating our yearly net operating result to reflect an aggregation of modeled underwriting, investment and other risks. Initially, we will be reliant on Iris Re to effectively underwrite and place hedging measures in its portfolio from which Iris Re, in respect of its segregated account(s), will cede business to IIS SAC.
Interest Rate Risk
We may invest in fixed maturity investments, the fair value of which will fluctuate based upon changes in market interest rates. We will manage the interest rate risk associated with our fixed maturity investments by monitoring the average duration of the portfolio, which we believe will allow us to achieve an acceptable yield without subjecting the portfolio to an unreasonable level of interest rate risk.
Foreign Currency Risk
Our reporting currency is the U.S. dollar, but IIS SAC may be required to collect certain reinsurance premiums and pay certain losses in foreign currencies. Accordingly, we may be exposed to fluctuations in the exchange rates of these foreign currencies.
We may manage any significant foreign currency risk associated with our non-U.S. dollar reinsurance balances by entering into foreign exchange derivative contracts. Foreign exchange derivative contracts are designed to protect reinsurance balances, as applicable, against movements in foreign exchange rates. These contracts do not eliminate fluctuations in the actual value of our assets and liabilities denominated in foreign currencies; rather, they provide an offsetting benefit or detriment against such exchange rate movements.
Credit Risk
We expect that our financial instruments, which may potentially subject us to concentrations of credit risk, will consist primarily of fixed maturity investments (including catastrophe bonds, if any), reinsurance premiums receivable by IIS SAC and derivative instruments, if any.
We intend to maintain a high quality investment portfolio consisting of short-term (cash equivalents) and fixed maturity investments in order to minimize our exposure to the loss of principal resulting from issuer credit difficulties. We also intend to maintain our fixed maturity portfolio in such a manner that we will have no significant concentrations of credit risk from a single issue or issuer, other than concentrations in U.S. government and U.S. government-sponsored enterprises, in accordance with our underwriting guidelines.
IIS SAC or IIS Re upon its licensing will remain liable for losses it incurs to the extent that any third-party reinsurer is unable or unwilling to make timely payments to it under the reinsurance agreements. We will also have exposure to non-collection of amounts due from underlying third-party reinsurers. We will monitor the financial condition and ratings of our reinsurers, if any, on an ongoing basis.
Effects of Inflation
The pricing for reinsurance products offered via IIS SAC or IIS Re upon its licensing, loss and loss adjustment expense reserve estimates and investment returns could be significantly impacted by changing rates of inflation and other economic conditions.
Critical Accounting Policies and Estimates
The preparation of our financial statements in accordance with U.S. GAAP will require us to make estimates and assumptions that will affect the reported and disclosed amounts of our assets and liabilities as of the balance sheet dates and the reported amounts of our revenues and expenses during the reporting periods. We believe the items that will require the most subjective and complex estimates are (1) loss and loss adjustment expense reserves (which we also refer to as “LAE reserves”), (2) written and earned reinsurance premiums and (3) the implications of being an “emerging growth company” under the JOBS Act. Our accounting policies for these items will be of critical importance to our consolidated financial statements.
Loss and LAE Reserves
Loss and LAE reserves will represent our best estimate of future amounts needed to pay claims and related expenses (such as claim adjustment fees and litigation expenses) for insured losses that have occurred via segregated accounts benefically owned by IIS Re or IIS Re upon its licensing. The process of estimating these reserves will involve a considerable degree of judgment, and our estimates as of any given date will be inherently uncertain.
Estimating loss and LAE reserves will require us to make assumptions regarding reporting and development patterns, frequency and severity trends, claims settlement practices, potential changes in legal environments, inflation, loss amplification and other factors. These estimates and judgments will be based on numerous considerations and will be revised as (1) we receive changes in loss amounts reported by ceding companies, (2) we obtain additional information, experience or other data, (3) new or improved methodologies are developed or (4) laws change.
The timeliness of loss reporting can be affected by such factors as the nature of the event causing the loss, the location of the loss and where our exposure falls within the cedent’s overall reinsurance program. Our reserving process will be highly dependent on the loss information we receive from ceding companies. Furthermore, during the loss settlement period, which may last several months, additional facts regarding individual claims and trends often will become known, and case law may change, all of which can affect our ultimate expected losses.
Loss and LAE reserves flowing to us from IIS SAC and IIS Re upon its licensing will be comprised of case reserves (which are based on claims that have been reported to us) and incurred but not reported (which we refer to as “IBNR”) reserves (which are based on losses that we believe to have occurred but for which claims have not yet been reported to us and which may include a provision for expected future development on our case reserves).
The case reserve estimates will initially be determined on the basis of loss reports IIS SAC will receive from cedents. The IBNR reserve estimates will be determined using various actuarial methods as well as a combination of historical insurance industry loss experience, estimates of pricing adequacy trends and our professional judgment. The process we will use to estimate IBNR reserves will involve projecting estimated ultimate loss and LAE reserves and then subtracting paid claims and case reserves as notified by the ceding company, to arrive at IBNR reserves.
Most of the reinsurance contracts entered into by IIS SAC or IIS Re upon its licensing will be comprised of business that will have both a low frequency of claims occurrence and a high potential severity of loss, primarily from claims arising from natural and man-made catastrophes. Given the high-severity, low-frequency nature of these events, the losses typically generated therefrom do not lend themselves to traditional actuarial reserving methods, such as statistical calculations of a range of estimates surrounding the best point estimate of loss and LAE reserves. Therefore, our reserving approach for these types of coverages will be to estimate the ultimate cost associated with a single loss event rather than to analyze the historical development patterns of past losses as a means of estimating ultimate losses for an entire accident year. We will estimate reserves for these large events on a contract-by-contract basis by means of a review of policies with known or potential exposure to a particular loss event.
The two primary bases we will use for estimating the ultimate loss associated with a large event are (1) actual and precautionary claims advice received from the cedent and (2) the nature and extent of the impact the event is estimated to have on the industry as a whole. Immediately after a loss event, the estimated industry market loss will be the primary driver of our ultimate loss from such event. In order to estimate the nature and extent of the event, we will rely on output provided by commercially available catastrophe models, as well as any proprietary models utilized by our cedents. The exposure of each cedent potentially affected by the event will be analyzed on the basis of this output. As the amount of information received from cedents increases during the period following an event, so will our reliance on this information.
While the approach we will use in reserving for large events will be applied with consistency, at any point in time the specific reserving assumptions may vary among contracts. The assumptions for a specific contract may depend upon the class of business, historical reporting patterns of the cedent (if any), whether or not the cedent provides an IBNR estimate, how much of the loss has been paid, and the number of underlying claims still open and other factors. For example, the expected loss development for a contract with 1% of its claims still open would likely be less than for a contract with 50% of its claims still open.
To the extent we rely on industry data to aid us in reserve estimates, there will be a risk that the data may not match our risk profile or that the industry’s overall reserving practices differ from our own and those of our cedents. In addition, reserving may prove to be especially difficult should a significant loss take place near the end of a reporting period, particularly if the loss involves a catastrophic event. These factors will further contribute to the degree of uncertainty and complexity in the reserving process.
As a reinsurer, we will rely on loss information reported to brokers and our cedents by primary insurers who, in turn, must estimate their own losses at the policy level, often based on incomplete and changing information. The information we will receive will vary by cedent and may include paid losses, estimated case reserves and an estimated provision for IBNR reserves. Reserving practices and the quality of data reporting will vary among ceding companies, which will add further uncertainty to the estimation of our ultimate losses flowing to us via IIS SAC or IIS Re upon its licensing. The nature and extent of information we receive from ceding companies will also vary widely depending on the type of coverage, the contractual reporting terms (which are affected by market conditions and practices) and other factors. Due to the lack of standardization of the terms and conditions of reinsurance contracts, the wide variability of coverage provided to individual clients and the tendency of those coverages to change rapidly in response to market conditions, the ongoing economic impact of such uncertainties and inconsistencies cannot be reliably measured. Additional risks to us involved in the reporting of retrocessional contracts will include varying reserving methodologies used by the original cedents and an additional reporting lag due to the time required for the retrocedent to aggregate its assumed losses before reporting them to us. Additionally, the number of contractual intermediaries will normally be greater for retrocessional business than for insurance and reinsurance business, thereby further increasing the time lag and imprecision associated with loss reporting.
Since we will rely on ceding company estimates of case and IBNR reserves in the process of establishing our own loss and LAE reserves, we will maintain certain procedures designed to mitigate the risk that this information is incomplete or inaccurate. These procedures may include (1) comparisons of expected premiums to reported premiums, which will help us to identify delinquent client periodic reports, (2) ceding company audits to facilitate loss reporting and identify inaccurate or incomplete claim reporting and (3) underwriting reviews to ascertain that the losses ceded to IIS SAC or to IIS Re upon its licensing are covered as provided under the contract terms. We may also utilize catastrophe model outputs and industry market share information to evaluate the reasonableness of reported losses, which will also be compared to loss reports received from other cedents, as applicable. These procedures will be incorporated in our internal controls processes on an ongoing basis and will be regularly evaluated and amended as market conditions, risk factors, and unanticipated areas of exposure develop.
The uncertainties inherent in the reserving process, together with the potential for unforeseen developments, including changes in laws and the prevailing interpretation of policy terms, may result in the loss and LAE reserves being significantly greater or less than the loss and LAE reserves initially established by IIS SAC or IIS Re upon its licensing. Any adjustments to the loss and LAE reserves will be reflected in our financial results during the period in which they are determined.
U.S. GAAP will not permit us to record or carry contingency reserves for catastrophe losses that are expected to occur in the future. Therefore, during periods in which significant catastrophe loss events occur, our operating results are likely to be adverse and, during periods in which significant catastrophe loss events do not occur, our operating results are likely to be favorable.

Written and Earned Reinsurance Premiums
Reinsurance contracts can be written on a risks-attaching or losses-occurring basis. Under risks-attaching reinsurance contracts, all claims from cedents’ underlying policies incepting during the contract period are covered, even if they occur after the expiration date of the reinsurance contract. In contrast, losses-occurring reinsurance contracts cover all claims occurring during the period of the contract, regardless of the inception dates of the underlying policies. Any claims occurring after the expiration of the losses-occurring contract are not covered.
Premiums written will be recognized as revenues, net of any applicable underlying reinsurance coverage. For losses-occurring contracts, the earnings period will be the same as the reinsurance contract. For risks-attaching contracts, the earnings period will be based on the terms of the underlying insurance policies.
Reinsurance contracts are typically written prior to the time the underlying direct policies are written by cedents and accordingly they must estimate these premiums when purchasing reinsurance coverage. For the majority of excess-of-loss contracts, a deposit or minimum premium will be defined in the contract’s wording. The deposit or minimum premium will be based on the ceding company’s estimated premiums, and this estimate will be recorded as written premium in the period the underlying risks incept. This premium will often be adjustable at the end of the contract period to reflect the changes in underlying risks in force during the contract period. Subsequent adjustments, based on reports by the ceding companies of actual premium, will be recorded in the period they are determined, which is normally within six months to one year subsequent to the expiration of the policy.
For pro-rata contracts and excess-of-loss contracts where no deposit or minimum premium will be specified in the contract, written premium will be recognized based on estimates of ultimate premiums provided by ceding companies. Initial estimates of written premium will be recognized in the period in which the underlying risks incept. Subsequent adjustments, based on reports of actual premium by the ceding companies, or revisions in estimates, will be recorded in the period in which they are determined. Such adjustments are generally determined after the associated risk periods have expired, in which case the premium adjustments are fully earned when written. Unearned premiums represent the portion of premiums written that are applicable to future insurance or reinsurance coverage provided by policies or contracts in force.
JOBS Act
In April 2012, the JOBS Act was signed into law in the United States. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” As an “emerging growth company,” we are electing to take advantage of the extended transition period afforded by the JOBS Act for the implementation of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. In addition, we are in the process of evaluating the benefits of relying on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if as an “emerging growth company” we choose to rely on such exemptions and reduced reporting requirements, we may not be required to, among other things, (1) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b), (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (3) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (4) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of our Chief Executive Officer’s compensation to median employee compensation. Following this offering, we will continue to be an emerging growth company until the earliest to occur of  (1) the last day of the fiscal year during which we had total annual gross revenues of at least $1 billion (as indexed for inflation), (2) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering under this prospectus, (3) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt and (4) the date on which we are deemed to be a “large accelerated filer,” as defined under the Exchange Act.
Recent Accounting Pronouncements and Standards
There have been no recent accounting pronouncements and standards that are currently expected to have a material impact on the presentation of our operations or financial position.

OUR INDUSTRY
Property insurance companies write insurance policies in exchange for premiums paid by the policyholder. An insurance policy is a contract between the insurance company and the policyholder whereby the insurance company agrees to pay for losses suffered by the policyholder that are covered under that contract. Property insurance typically covers the financial consequences of accidental losses to the policyholder’s property due to natural and man-made catastrophes, subject to deductibles and other policy limitations (for example, a requirement related to the cause of the loss). Casualty insurance mainly protects a person or a business against legal liability for losses caused by injury to other people or the property of others. Many insurance policies (particularly, but not exclusively, those sold to individuals, such as automobile and homeowners’ insurance) will cover both property and casualty risks. However, given the difference in nature between property and casualty risks, the reinsurance markets for these types of risks tend to be separate. Our reinsurance activities will focus on property risks.
The Property Reinsurance Market
Property reinsurance companies assume, from both cedents and retrocedents, as well as other property insurance capital providers, such as government- or state-sponsored catastrophe funds, all or a portion of the property insurance or reinsurance risks that the ceding company has underwritten under one or more insurance or reinsurance policies. In return, the reinsurer receives a premium for the risks assumed from the ceding company. When reinsurance companies purchase reinsurance to cover their own risks assumed from ceding companies, this is known as retrocessional reinsurance. Reinsurance or retrocessional reinsurance can benefit a ceding company or retrocedent, as applicable, in various ways, such as by reducing exposure to individual risks and by providing catastrophe protection from larger or multiple losses. Ceding companies and retrocedents can use reinsurance or retrocessional reinsurance to manage their overall risk profile or to create additional underwriting capacity, allowing them to accept larger risks or to write more business than would otherwise be possible, absent an increase in their capital or surplus.
The global property catastrophe reinsurance market was estimated to have approximately $354 billion in total aggregate limits (i.e., the maximum amount payable during the policy period to settle any claims made during that policy period) and to generate approximately $19.9 billion in total annualized premiums, in each case as of 2015.
The following illustrates the distribution of aggregate limits and associated premiums pertaining to global property catastrophe reinsurance market as of 2015.
The principal providers of retrocessional protection are other reinsurance companies, but alternative capital providers, such as hedge funds, insurance-linked security funds and side cars, may also provide retrocessional protection using a variety of financial or other instruments, such as ILWs and catastrophe bonds, as well as collateralized reinsurance. Alternative capital providers represent an increasingly significant portion of the property reinsurance market, as the property reinsurance market’s low correlation with other asset classes has increased the attractiveness of the class to institutional investors. As of 2015, non-traditional capacity accounted for approximately 19% of worldwide property catastrophe limits.
Property reinsurance products are often written in the form of treaty reinsurance contracts, which are contractual arrangements that provide for the automatic reinsurance of a type or category of risk underwritten. Treaty reinsurance premiums, which are typically due in installments, are a function of the number and type of contracts written, as well as prevailing market prices. The timing of premiums written varies by line of business. The majority of property catastrophe business is written at the January and June annual renewal periods, depending on the type and location of the risks covered.
Property catastrophe reinsurance contracts are typically “all risk” in nature, providing protection to the ceding company against losses from earthquakes and hurricanes, as well as other natural and man-made catastrophes such as floods, tornadoes, storms and fires, also known as perils. The predominant exposures covered by these contracts are losses stemming from property damage and business interruption resulting from a covered peril. Coverage can also vary from “all natural” perils, which is the most expansive form, to more limited types such as windstorm-only coverage. The coverage provided under excess-of-loss reinsurance contracts may be on a worldwide basis or may be limited in scope to specific regions or geographical areas.
Property catastrophe reinsurance contracts are typically written on an excess-of-loss basis, which provides coverage to the ceding company when aggregate claims and claim expenses from a single occurrence for a covered peril exceed an amount that is specified in a particular contract. Under these contracts, protection is provided to an insurer for a portion of the total losses in excess of a specified loss amount, up to a maximum amount per loss specified in the contract.
Reinsurance contracts do not discharge ceding companies from their obligations to policyholders. Ceding companies therefore generally require their reinsurers to have, and to maintain, either a strong financial strength rating or security, in the form of collateral, as assurance that their claims will be paid.
Excess-of-loss contracts are typically written on a losses-occurring basis, which means that they cover losses that occur during the contract term, regardless of when the underlying policies came into force. Premiums from excess-of-loss contracts are earned ratably over the contract term, which is ordinarily 12 months. Most of the excess-of-loss contracts provide for a reinstatement of coverage following a covered loss event in return for an additional premium.
Catastrophe retrocessional reinsurance is placed to afford additional capacity to the original reinsurer, or to contain or reduce the original reinsurer’s risk of loss. Facultative retrocessional reinsurance involves the offer of each risk the retrocedent wishes to reinsure in a single transaction. The retrocedent submits the risks as a package to the retrocessionaire, but the retrocessionaire may choose to accept all, some or none of the risks. Any risks the retrocessionaire accepts will generally be covered by a single facultative retrocessional contract with each risk priced separately. Blanket retrocessional reinsurance covers the original reinsurer’s entire net portfolio of reinsured business, and is normally structured on an excess-of-loss reinsurance basis, arranged separately by major line of reinsured business.
Insurers generally purchase multiple tranches of reinsurance protection above an initial retention elected by the insurer. The amount of reinsurance protection purchased by an insurer is typically determined by the insurer through both quantitative and qualitative methods. In the event of losses, the amount of loss that exceeds the amount of reinsurance protection purchased is retained by the insurer. As a program is constructed from the ground up, each tranche added generally has a lower probability of loss than the prior tranche and therefore is generally subject to a lower reinsurance premium charged for the reinsurance protection purchased. Insurer catastrophe programs are typically supported by multiple reinsurers per program.
Reinsurance brokers play an important role in the reinsurance market. Brokers are intermediaries that assist the ceding company in structuring a particular reinsurance program and in negotiating and placing risks with third-party reinsurers. In this capacity, the broker is selected and retained by the ceding company on a treaty-by-treaty basis, rather than by the reinsurer. Though brokers are not parties to reinsurance contracts, reinsurers generally receive premium payments from brokers rather than ceding companies, and reinsurers that do not provide collateralized reinsurance are frequently required to pay amounts owed on claims under their policies to brokers. These brokers, in turn, pay these amounts to the ceding companies that have reinsured a portion of their liabilities with reinsurers.
Insurance and reinsurance companies derive substantially all of their revenues from net earned premiums, net investment income and net gains and losses from investment securities. Premiums represent amounts received from policyholders and ceding companies, and net earned premiums represent the portion of net premiums (gross premiums less reinsurance purchased from third parties) which are recognized as revenue over the period of time that coverage is provided (e.g., ratably over the life of the policy). In insurance and reinsurance operations, “float” arises when premiums are received before losses and other expenses are paid, an interval that sometimes extends over many years. During that time, the insurer invests the premiums, earns investment income and may generate investment gains and losses. We do not currently expect to derive significant revenue from investing our available cash. Most of our capital will be held in restricted accounts as cash or cash equivalent collateral, and our capital that is not deployed will generally be held in the form of cash or cash equivalents until it is deployed. The length of time between receiving premiums and paying out claims, commonly referred to as the “tail,” can significantly affect how profitable float can be. Long-tail losses pay out over longer periods of time, providing the insurance or reinsurance company the opportunity to generate significant investment earnings from float. Short-tail losses pay out over shorter periods of time, providing the insurance or reinsurance company with a reduced opportunity to generate significant investment earnings from float, but increasing certainty regarding the timing and amount of realization of profit, making them more suitable for the alternative reinsurance market. Most of our business will involve short-tail losses from natural and man-made catastrophes.
Historically, the reinsurance market has experienced upward rate movements following global property catastrophe events. For example, according to the Guy Carpenter Catastrophe Index, following the losses sustained in 2005 following Hurricanes Katrina, Rita and Wilma, the ILS market approximately doubled and pricing increased by approximately 50%. As a result of this pricing dynamic, we believe that the aftermath of Hurricanes Harvey, Irma and Maria, which are estimated to result in approximately $100 billion of aggregate losses, presents a favorable pricing opportunity for us to enter the market and execute our strategy.

BUSINESS
Our Company
We are a newly incorporated Bermuda holding company seeking to offer collateralized reinsurance in the property catastrophe market through segregated account arrangements or directly once appropriately licensed. Our principal objective is to maximize the expected total return for our shareholders, primarily through the payment of distributions or dividends, by underwriting a diversified portfolio of short-tail reinsurance contracts with what we believe to be attractive risk and return characteristics. We will seek to provide our shareholders with the opportunity to own an alternative asset class whose returns we believe have historically been largely uncorrelated to those of other asset classes such as global equities, bonds and hedge funds. Subject to the discretion of our board of directors, we currently intend to distribute a minimum of 85% of our Distributable Income (as defined herein) to our shareholders in the form of cash dividends starting at the end of the first fiscal quarter after our initial public offering. We intend to make regular quarterly dividend payments that will be supplemented by a special dividend to the extent necessary to meet our dividend payout target for each fiscal year.
Our operating subsidiary, IIS Re, will manage our underwriting decisions through its board of directors and our management team. We initially intend to deploy most of our capital, through IIS SAC, to collateralize the Iris Re Agreement. Under the Iris Re Agreement, a portion of Iris Re’s liabilities and obligations arising out of certain reinsurance agreements with various cedents (as defined below), each being a segregated account of Iris Re, will be retroceded to IIS SAC on a quota share basis. We will seek to manage our key quantifiable risks by coordinating with Iris Re’s and other cedent’s management and relying on their proprietary catastrophe pricing and risk management system and their underwriting judgment.
Segregated accounts are separate and distinct accounts within a segregated accounts company with their own assets and liabilities, segregated and distinguished from the assets and liabilities of any other segregated accounts and general accounts of the segregated account company. Under Bermuda’s segregated accounts legislation, accounts are allowed to transact with each other.
1347 Advisors will provide us certain brokerage and structuring services for a fee. The services provided by 1347 Advisors will not include any services from our Chairman, Larry G. Swets, Jr., and our interim Chief Financial Officer, Hassan R. Baqar. 1347 Advisors will not have any authority to negotiate, enter into, or to conclude any contract or otherwise to effect any transactions on behalf of the Company or in the name of the Company.
We were incorporated under the laws of Bermuda on July 17, 2017. Our registered office is located at Canon’s Court, 22 Victoria Street, Hamilton, HM12, Bermuda.
Our Competitive Strengths
Access to Leading Global Reinsurance Markets
We expect to benefit substantially from our management team’s and 1347 Advisors’ relationships with the insurers, reinsurers, reinsurance brokers, and issuers and funds that own ILS.
Differentiated Approach to Reinsurance Risk Selection
Our management team will perform our risk selection process, subject to the oversight of the board of directors of IIS Re, and will primarily target counterparties who can supply us with the full spectrum of information associated with each exposure. Our risk selection process will include using our management team’s specific knowledge of the cedent and underlying risks in their portfolios. Additionally, our management team will analyze the historical loss performance of the cedent, its market position, its management’s capabilities and claims mitigation history. Our management team will also seek to exploit pricing inefficiencies that may exist in the market from time to time.
Experienced Management Team
Our executive officers and significant employees are responsible for the day-to-day operation of our business and have significant experience in the reinsurance industry, with unique experience in insurance-linked securities. Our Chief Executive Officer, Thomas C. Heise, has over 20 years of insurance and reinsurance industry experience, including co-founding the Bermuda Commodities Exchange, which was an industry led, fully collateralized market for insurance risk, which funded and helped create the Guy Carpenter Catastrophe Index.
We also have an experienced board of directors, which includes industry professionals who have significant years of insurance and reinsurance experience.
Our Strategy
Through a segregated account established by Artex and of which IIS Re holds 100% of the preference shares linked to IIS SAC, we initially intend to enter into fully funded retrocessional quota share contracts. Our long-term business strategy is to build a diversified portfolio of reinsurance risks that will generate stable underwriting profits, with returns commensurate with the amount of risk assumed. We will implement our strategy through our subsidiary IIS Re. IIS Re directly (after obtaining appropriate licensing approvals) or, through segregated accounts beneficially owned by it and established by Artex or another body that holds appropriate insurance licenses, will enter into collateralized reinsurance contracts.
We will aim to maintain a balanced portfolio of predominantly, but not exclusively, natural and man-made catastrophe risks, diversified by peril, geography and attachment point. Our management team has access to and intends to select on our behalf risks primarily from the global property catastrophe reinsurance market, which is estimated to be a $354 billion market based on total aggregate limits (i.e., the maximum amount payable during the policy period to settle any claims made during that policy period). Our long-term strategy is to build a flexible and diversified portfolio of reinsurance risk exposures by pursuing a broad range of reinsurance instruments. We believe that allocation to traditional reinsurance contracts, either fronted or collateralized by assets or letter of credit, ILWs, and other insurance-linked instruments, if any, will enhance our overall risk diversification and may offer attractive relative value at different points in time, depending on market conditions. Our management team will use sophisticated risk management techniques to monitor correlation risk, and will seek to enhance our underwriting returns through careful risk selection using advanced capital allocation methodologies. Initially, we will be reliant on Iris Re to effectively underwrite and place hedging measures in its portfolio from which Iris Re, acting in respect of its segregated account, will cede business to IIS SAC pursuant to the Iris Re Agreement. We will also actively seek to write more business in classes that we consider to be favorably priced based on the risk-adjusted return potential and to avoid those classes that we consider to be comparatively unfavorably priced, such as those suffering from intense price competition or poor fundamentals. We believe a balanced portfolio of risks reduces the volatility of returns and optimizes value for our shareholders. From time to time, however, we may choose to be overweight in certain classes, products or geographies based on market opportunities.
Quota Share Retrocessional Agreements with Third-Party Reinsurers
IIS SAC, a segregated account established by Artex and of which IIS Re holds 100% of the preference shares linked to IIS SAC, has entered into the Iris Re Agreement, a quota share retrocessional agreement with a segregated account of Iris Re acting in respect of one or more of its segregated accounts, which will be effective upon the completion of this offering and the funding of the collateral pursuant to the Iris Re Agreement. We expect to utilize most of our available capital, after providing for offering expenses and other working capital requirements, towards required collateral for the Iris Re Agreement. Iris Re is a Class 3 Bermuda reinsurer. Iris Re and its segregated accounts are not affiliated with the Company or 1347 Advisors. Pursuant to the Iris Re Agreement, a portion of Iris Re’s liabilities and obligations arising out of certain reinsurance agreements with various cedents, each being a segregated account of Iris Re will be retroceded to IIS SAC on a quota share basis for which IIS SAC will pay Iris Re’s segregated account an upfront commission as percentage of the aggregate limit reinsured. The percentage of Iris Re’s liabilities and obligations arising out of certain reinsurance agreements with various cedents, each being a segregated account of Iris Re ceded to IIS SAC under this arrangement will depend upon the amount of capital raised in our offering and the available capital for use as collateral towards the Iris Re Agreement.
IIS Re, acting directly (after obtaining appropriate licensing approvals) or via appropriate segregated accounts (as applicable) may enter into additional contractual arrangements such as quota share retrocessional agreements with sophisticated reinsurance or insurance companies that satisfy our management team’s credit review and are rated A- or better by AM Best. Initially, we intend to deploy most of our capital, through IIS SAC, to collateralize the Iris Re Agreement. These agreements will provide IIS Re with access to a diversified portfolio of risks on a proportional basis, which would otherwise not likely be available to it through the collateralized markets. In addition, such quota share agreements will allow us to quickly deploy our capital following the completion of this offering or at other times in the future. Quota share agreements will enable IIS Re (after obtaining appropriate licensing approvals) or, segregated accounts beneficially owned by IIS Re, to participate in an agreed percentage of the risks and premiums of certain reinsurance contracts up to a certain amount on a proportional basis. In exchange, the ceding reinsurer charges IIS Re or the segregated account beneficially owned by IIS Re a commission override, which may be a percentage of the premiums on these contracts or a percentage of aggregate limits insured under the quota share contracts, to compensate it for sourcing the business and retaining the tail risk of these reinsurance contracts. Depending on the terms of individual contracts, the ceding reinsurer may also be reimbursed for acquisition costs, including brokerage and federal excise taxes, and may receive a profit commission in the event of favorable loss experience. These arrangements will be negotiated on a case-by-case basis, allowing IIS Re to partake either in a portion of another third-party reinsurer’s portfolio or only in certain classes of reinsurance, as determined by our management team, subject to our underwriting guidelines and the oversight of our board of directors.
We may also generate business by pursuing the following strategies, which may require us to seek the approval of applicable insurance regulators for appropriate licensing if such strategies are adopted by IIS Re directly instead of via a segregated account beneficially owned by IIS Re:
Third-Party Reinsurance
Through segregated accounts beneficially owned by IIS Re or directly upon the licensing of IIS Re, we may provide reinsurance to third-party insurance and reinsurance companies. IIS Re’s exposure under these reinsurance contracts will be calculated on an ultimate net loss basis, ultimate net loss meaning the actual loss or losses paid out by the retrocedent and for which the retrocedent has become liable in respect of insurance policies entered into by the cedent as an insurer or reinsurer. Generally, cedents decide to cede business to a reinsurer based on the strength of a reinsurer’s rating or, if it is unrated, on the demonstrated ability of a reinsurer to cover claims.
Industry Loss Warranties
We may buy and sell ILWs as a way to access certain risks. An industry loss warranty is a financial instrument designed to protect insurers or reinsurers from severe losses due to natural and man-made catastrophes and can take the form of either an insurance contract or a swap using the International Swaps Dealers Association master agreement. Under both forms, a premium is paid at the inception of the contract and, in return, a payout is made if a catastrophic event causes losses to the insurance industry in excess of a predetermined trigger amount. ILWs in the insurance contract form (also referred to as the “indemnity form”) are typically dual-trigger instruments and, in addition to requiring a loss to the industry, typically require that the buyer of the protection actually suffer a loss from the triggering event. IIS Re may buy and sell ILWs in both the reinsurance contract form and the International Swaps Dealers Association master agreement form.
Catastrophe Bonds
IIS Re may purchase catastrophe bonds to access certain risks. A catastrophe bond provides reinsurance protection in the case of a catastrophic event. The issuer pays the bondholder interest and repays the principal at maturity, but if a specified trigger condition, such as indemnity, industry or parametric index or modeled loss, are met, then the issuer will no longer be required to pay interest or repay some or all of the principal.

Other
While our initial focus will be on providing reinsurance against natural property catastrophe risks, our strategy may evolve to the extent that man-made or other non-property catastrophe reinsurance risks (e.g. terrorism reinsurance, workers compensation catastrophe reinsurance) offer more attractive expected risk-adjusted returns or diversification benefits. IIS Re’s portfolio may include over-the-counter or exchange-traded futures or options listed on catastrophe indexes, such as catastrophe or weather derivatives.
Financing, Hedging and Other Investment Activities
We may borrow in order to, among other things: write new business; enter into other reinsurance opportunities; manage our working capital requirements; purchase our common shares; respond to, or comply with, any changes in the capital requirements, if any, that applicable regulatory authorities use to evaluate us; acquire new businesses; or invest in existing businesses.
We may, from time to time, for the purposes of portfolio optimization or to hedge certain risks in the portfolio, enter into a retrocessional contract, invest in an insurance-linked security, enter into a derivative contract or issue a catastrophe bond. At all times any hedging contracts or investments will be governed by our underwriting guidelines and will be approved by our board of directors.
Our Underwriting Guidelines
Our management team has broad discretion, subject to our underwriting guidelines approved by our board of directors and the oversight of our board of directors and the board of directors of our subsidiary, to execute our underwriting strategy.
Our underwriting guidelines apply in respect of any new underwriting decision at the time of such decision, using the information available to our management team at that time. This will include information on the existing portfolio contract limits and modeled loss exposures by zone, as well as estimations of the potential impact on the portfolio limits and modeled loss exposures from unquantified external factors. These factors include industry loss events that have the potential to cause loss to our portfolio and changes in methodology for calculating modeled losses.
Our underwriting guidelines are summarized below, but our board of directors may change our underwriting guidelines or our strategy at any time without a vote or approval of our shareholders.
Class of Reinsurance
Our underwriting guidelines do not currently establish any maximum and minimum thresholds for the amount of each class of reinsurance. We initially expect to deploy a significant percentage of our portfolio in the Iris Re Agreement that has underlying exposure primarily to ILWs. We will only seek to enter into, directly (after obtaining appropriate licensing approvals) or through segregated account arrangements with appropriately licensed entities, fully funded quota share retrocessional contracts.
Geographic Diversity
We intend to pursue a geographically diversified reinsurance strategy with an emphasis on the 20 zones set out below.
North America	Europe	Rest of World
• USA, Northeast • USA, Mid-Atlantic • USA, Gulf • USA, New Madrid • USA, Midwest • USA, California • USA, Hawaii • Canada, Eastern • Canada, Western	• Western Central Europe (France, Germany, Switzerland and Austria) • Eastern Europe • Southern Europe • Northern Europe, Benelux and Scandinavia • UK and Ireland	• Australia • New Zealand • Japan • South America • Middle East

Examples of individual zones include: USA Florida Windstorm 1st event, USA Florida Windstorm South America and Ireland Windstorm 1st event, UK and Ireland Windstorm 2nd event, USA California Earthquake 1st event, Japan Earthquake 1st event and USA Midwest Aggregate.
IIS Re may purchase retrocessional protection to mitigate the impact of large catastrophe events on the portfolio or to optimize the expected return of the portfolio.
IIS Re may undertake currency hedging to hedge exposure to non-U.S. dollar currencies, if any.
Our Reinsurance Risk Selection and Underwriting Process
Our management team, subject to the oversight of our board of directors, will employ selective underwriting criteria in the contracts it chooses to underwrite through IIS SAC (or other similar segregated accounts) and will spend a significant amount of time with our cedents and brokers to understand the risks and appropriately structure the contracts.
As part of our pricing and underwriting process, the Company will assess, among other factors:
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the cedent’s and industry historical loss data and current market conditions;

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the business purpose served by a proposed contract;

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the cedent’s pricing and underwriting strategies;

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the cedent’s claims management and mitigation practices,

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the expected duration for claims to fully develop;

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the geographic areas in which the cedent is doing business and its market share;

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the reputation and financial strength of the cedent;

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the reputation and expertise of the broker;

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proposed contract terms and conditions; and

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reports provided by independent industry specialists.

We initially intend to deploy most of our capital, through IIS SAC, to collateralize a quota share retrocessional agreement with a segregated account of Iris Re whereby a portion of Iris Re’s liabilities and obligations arising out of certain reinsurance agreements with various cedents, each being a segregated account of Iris Re will be retroceded to IIS SAC on a quota share basis. Hence, we will initially be reliant upon Iris Re to effectively underwrite and place hedging measures in its portfolio from which Iris Re, acting in respect of its segregated account(s), will cede business to IIS SAC.
Our Structure
We will conduct our business initially through segregated accounts, such as IIS SAC, a segregated account of Artex, a licensed Class 3 and Class C long-term insurer under the Insurance Act and registered under the SAC Act. IIS Re owns 100% of the preference shares linked to IIS SAC and pursuant to a preference shareholder agreement made between IIS Re, Artex and Artex acting in respect of IIS SAC (which we refer to as the “Preference Shareholder Agreement”) has various rights with respect to the assets of IIS SAC. IIS Re has sole right, title and interest in and to any distributions or dividends made by IIS SAC, subject to the terms of the Preference Shareholder Agreement.
We ultimately expect that IIS Re will be registered with insurance regulatory authorities in an appropriate jurisdiction and we will thereupon cause IIS SAC to transfer the Iris Re Agreement to IIS Re.

The following chart summarizes our corporate structure following the completion of this offering:
The Iris Re Agreement
As part of our business model and strategy, IIS SAC, a segregated account established by Artex of which IIS Re owns 100% of the preference shares linked to IIS SAC, entered into a quota share retrocessional reinsurance agreement (which we refer to as the “Iris Re Agreement”) with a segregated account of Iris Re, which will be effective upon the completion of this offering and the funding of the collateral pursuant to the Iris Re Agreement. We expect to utilize most of our available capital, after providing for offering expenses and other working capital requirements, towards required collateral for the Iris Re Agreement. Iris Re is a Class 3 Bermuda reinsurer. Iris Re is not affiliated with the Company, Artex or 1347 Advisors.
Pursuant to the Iris Re Agreement, a portion of Iris Re’s liabilities and obligations arising out of certain reinsurance agreements with various cedents, each being a segregated account of Iris Re will be retroceded to IIS SAC on a quota share basis for which IIS SAC will pay Iris Re’s segregated account an upfront commission as a percentage of the aggregate limit reinsured. The portion of Iris Re’s liabilities and obligations arising out of certain reinsurance agreements with various cedents, each being a segregated account of Iris Re, ceded to IIS SAC under this arrangement will depend upon the amount of capital raised in our offering and the available capital for use, through IIS SAC, as collateral towards the Iris Re Agreement through IIS SAC.
IIS SAC shall indemnify Iris Re for up to one-hundred percent (100%) of the aggregate limits of loss reinsured under the Iris Re Agreement. The aggregate obligation of IIS SAC to pay for losses under the Iris Re Agreement shall not exceed the collateral amount provided for the aggregate limits reinsured under the Iris Re Agreement.
The Iris Re Agreement is effective upon the closing of this offering and the funding of the collateral pursuant to the Iris Re Agreement. The Iris Re Agreement will remain in effect and may be terminated upon the earlier of  (i) December 31, 2020 or (ii) the date specified in a mutual written agreement executed by the parties. Such termination shall be effected through a commutation of the Iris Re Agreement and the rights and obligations of the parties thereunder.
Certain information in this prospectus, including this Insurance Agreement with Iris Re section, has been derived from due diligence and other information relating to Iris Re in connection with the negotiation and entry of the Iris Re Agreement. As an unaffiliated reinsurance counterparty of the Company, Iris Re has had no authority or control over the preparation of, and is not the author, directly or indirectly, of any statements in, this prospectus. Accordingly, Iris Re has made no representation or warranty, express or implied, and you should not treat Iris Re as making any representation or warranty, express or implied, as to the accuracy or completeness of information contained in this prospectus, including with respect to Iris Re.
Preference Shareholder Agreement
Our operating subsidiary, IIS Re, is party to a preference shareholder agreement, dated January 10, 2018, with Artex on its own behalf and acting in respect of IIS SAC (the “Preference Shareholder Agreement”). Pursuant to the Preference Shareholder Agreement, IIS Re purchased 100 preference shares linked to IIS SAC. The preference shares purchased by IIS Re represent the sole shares linked to IIS SAC. In exchange for the issuance of the preference shares, IIS Re has agreed to make cash contributions to IIS SAC to enable IIS SAC to meet its collateral obligations and other liabilities pursuant to the Iris Re Agreement.
The preference shares confer voting rights on IIS Re relative to the affairs of IIS SAC only. These voting rights do not extend to the affairs of Artex or any other segregated accounts of Artex.
IIS Re is entitled to receive, subject to and in accordance with the Preference Shareholder Agreement and Bermuda law, including without limitation the SAC Act and the Companies Act, distributions or dividends out of the assets of IIS SAC, only as recommended by IIS Re, as the sole manager of IIS SAC, and declared by the board of directors of Artex. IIS Re is the only person or entity entitled to receive distributions or dividends from the assets of IIS SAC. For the avoidance of doubt, distributions or dividends made in respect of IIS SAC shall be made by reference only to the assets and liabilities of IIS SAC and not by reference to the general account of Artex or any other segregated account of Artex.
IIS Re is appointed as Manager (as such term is defined in the SAC Act) and shall manage the administrative, unregulated operational, and investment management affairs of IIS SAC. The regulated activities of IIS SAC will be managed by Artex. IIS Re shall be an “account owner” of IIS SAC for purposes of the SAC Act.
Pursuant to the Preference Shareholder Agreement, IIS SAC shall pay Artex $40,000 per annum in fees. These fees shall be paid from funds received by IIS SAC as Net Assumed Premiums (as defined in the Preference Shareholder Agreement).
The Preference Shareholder Agreement will terminate upon the satisfaction in full or expiry of all obligations of IIS SAC and IIS Re under the Iris Re Agreement. IIS Re may only terminate the Preference Share Agreement when all liabilities under the Iris Re Agreement have been completely settled and as a result there are no liabilities of IIS SAC or where the Iris Re Agreement has been commuted to Iris Re or novated to a third party, subject to terms and conditions set forth in the Preference Shareholder Agreement.
Our Relationship with 1347 Advisors
Pursuant to the 1347 Agreement, 1347 Advisors will provide certain brokerage and structuring services which are essential to IIS Re for a fee. These services will include identification and due diligence of potential transaction counterparties for consideration by our management, advice on our capital structure and corporate development opportunities and support for compliance with SEC filing requirements as a public company. We believe 1347 Advisors has the expertise and infrastructure to support our corporate development initiatives. The principals of 1347 Advisors have significant insurance industry experience, and we expect to benefit from their relationships with the insurers, reinsurers, reinsurance brokers, and issuers and funds that own insurance linked securities.
Although 1347 Advisors will not be obligated to present any particular business opportunities to us, we do not believe the absence of such obligation will materially affect our business, as we understand that 1347 Advisors is not associated with any other business that seeks to offer collateralized reinsurance in the property catastrophe market as we do. In addition, we believe the potential financial benefit to 1347 Advisors from presenting relevant opportunities to us, as described below, further ensures that 1347 Advisors will present us with relevant opportunities that it identifies.

There may be conflicts of interest that arise out of our relationship with 1347 Advisors. Our Chairman, Larry Swets, Jr., and our interim Chief Financial Officer, Hassan Baqar, are managing directors at 1347 Advisors. As a result, our officers or directors may have conflicts between their duties to us and their duties to, and interests in, 1347 Advisors or other parties. In particular, because 1347 Advisors receives a brokerage commission tied to our gross premiums, as discussed below, certain of our officers and directors may be incentivized to prioritize closing a transaction to accelerate premium growth instead of performing adequate due diligence and managing risk exposure. In addition, Mr. Swets and Mr. Baqar, who are employed by Kingsway, have other duties and obligations and may not have sufficient time to devote to 1347 Advisors and the provision of services to us under the 1347 Agreement.
Under the 1347 Agreement, 1347 Advisors will be entitled to receive (i) a brokerage commission of 10.0125% of the gross premiums of the Company, net of corporate overhead as may be reduced by investment income, plus (ii) 13.5% of the underwriting profits of the Company. Additionally, 1347 Advisors will be entitled to reimbursement of certain expenses. See “Certain Relationships and Related Party Transactions—Services Agreement with 1347 Advisors” for further discussion.
We generally may not terminate the 1347 Agreement until the seventh anniversary of the completion of this offering, whether or not 1347 Advisors’ performance results are satisfactory, and under certain circumstances we will have to pay a termination fee equal to 7.5% of our U.S. GAAP shareholder’s equity, calculated as of the most recently completed fiscal quarter prior to the date of termination, if the 1347 Agreement is terminated or not renewed at any point. The 1347 Agreement renews automatically on the seventh anniversary of the completion of this offering, and upon every third anniversary thereafter, unless terminated in accordance with their terms. During the term of the 1347 Agreement, we may not enter into any other agreement providing similar services as 1347 Agreement. We may not amend or modify any provision of the 1347 Agreement without the prior written consent of 1347 Advisors. 1347 Advisors may also assign the 1347 Agreement to a third party without our consent.
Under the terms of the 1347 Agreement, 1347 Advisors (and any person to whom 1347 Advisors has delegated or sub-contracted any of its functions) will not be liable for any losses except to the extent such losses are determined to be the direct result of an act or omission of 1347 Advisors (and any person to whom 1347 Advisors has delegated or sub-contracted any of its functions) that constitutes gross negligence, fraud, or willful misconduct.
In addition, we generally must indemnify 1347 Advisors and its affiliates, directors, officers, employees, agents, successors and permitted assigns for, from and against losses arising out of or relating to any demand, charge or claim in respect of acts, omissions, transactions, duties, obligations or responsibilities by us arising out of the 1347 Agreement. See “Certain Relationships and Related Party Transactions—Services Agreement with 1347 Advisors” for further discussion about our contractual arrangements with 1347 Advisors.
Competition
We will compete with a variety of operators, including (1) major global reinsurance companies, many of which have extensive experience in reinsurance and have greater financial, marketing and management resources than we do, (2) Bermuda-based reinsurers that write reinsurance and that target the same markets and utilize similar business strategies as we do, many of which currently have more capital than we do, and (3) capital markets participants such as investment banks and investment funds that access business in securitized form, including through the issuance of insurance-linked securities, or through special purpose vehicles, derivative transactions or other instruments.
Competition in the insurance and reinsurance industry has increased in recent years as industry participants seek to enhance their product and geographic reach, client base, operating efficiency and general market share through (1) organic growth, (2) mergers and acquisitions, (3) reorganization activities and (4) the establishment of public and private insurance and reinsurance funds and other third-party capital structures.
Competition in the types of business that we underwrite is based on many factors, including global capacity, product breadth, reputation and experience with respect to particular lines of business, relationships with reinsurance intermediaries, quality of service, capital and perceived financial strength, innovation, terms and conditions offered and price.

We consider our primary competitors to include: Aeolus Capital Management, Blue Capital Reinsurance Holdings Ltd., CatCo, Credit Suisse Asset Management, Leadenhall Capital, Lloyd’s of London, Nephila Capital Ltd., Pillar Capital, Securis Investment Partners LLC, Elementum Advisors LLC, RenaissanceRe Holdings Ltd., Validus Holdings Ltd, Pioneer Investments, Stone Ridge Asset Management and New Ocean Capital Management and side cars and other vehicles managed or sponsored by any of these competitors. Many of our competitors are private companies, and therefore the results of these competitors are not readily available.
Properties
As of the date of this prospectus, we do not own or lease any properties.
Employees
As of the date of this prospectus, we have three (3) employees:
Name	Position
Thomas C. Heise	Chief Executive Officer
Hassan Baqar	Interim Chief Financial Officer
Steven A. Musicant	Chief Underwriting Officer
We intend to hire additional employees in Bermuda around the time of this offering to support our underwriting and modeling requirements.
Certain Bermuda Law Considerations
Corporate Bermuda Law Considerations
Although Insurance Income Strategies is incorporated in Bermuda, it is designated as a non-resident for Bermuda exchange control purposes by the BMA. Pursuant to its non-resident status, Insurance Income Strategies may engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on its ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay distributions or dividends to non-residents who are holders of its common shares in currencies other than the Bermuda dollar.
In accordance with Bermuda law, share certificates are issued only in the names of corporations, other separate legal entities or individuals. In the case of an applicant acting in a special capacity (for example, as an executor or trustee), certificates may, at the request of the applicant, record the capacity in which the applicant is acting. Notwithstanding the recording of any such special capacity, we are not bound to investigate or incur any responsibility in respect of the proper administration of any such estate or trust. We will take no notice of any trust applicable to any of our common shares whether or not we have notice of such trust.
Each of Insurance Income Strategies, IIS Re and Artex is incorporated in Bermuda as an “exempted company.” Under Bermuda law, exempted companies are companies formed for the purpose of conducting business outside Bermuda from a principal place of business in Bermuda. As a result, they are exempt from Bermuda laws restricting the percentage of share capital that may be held by non-Bermudians, but they may not participate in certain business transactions, including: (1) the acquisition or holding of land in Bermuda (except that required for their business and held by way of lease or tenancy for a term of not more than 50 years, or, with the consent of the Minister of Economic Development, that which is used to provide accommodations or recreational facilities for its officers and employees and is held by way of lease or tenancy for a term of not more than 21 years) without the express authorization of the Bermuda legislature; (2) the taking of mortgages on land in Bermuda to secure an amount in excess of BD$50,000 without the consent of the relevant Ministers; (3) the acquisition of any bonds or debentures secured by any land in Bermuda, other than certain types of Bermuda government securities; or (4) the carrying on of business of any kind in Bermuda, except in furtherance of their business carried on outside Bermuda or under license granted by the Minister of Economic Development.

Each of Insurance Income Strategies, IIS Re and Artex (acting in respect of IIS SAC) will also need to comply with the provisions of the Companies Act regulating the payment of dividends and the making of distributions from contributed surplus. A company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (1) the company is, or would after the payment be, unable to pay its liabilities as they become due or (2) the realizable value of the company’s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. In addition, certain provisions of the Preference Shareholder Agreement and the SAC Act will limit the ability of IIS to receive distributions or dividends from IIS SAC.
Under the Companies Act, where a Bermuda company issues shares at a premium (that is, for a price above the par value), whether for cash or otherwise, a sum equal to the aggregate amount or value of the premium on those shares must be transferred to an account called “the share premium account.” The provisions of the Companies Act relating to the reduction of the share capital of a company apply as if the share premium account were issued share capital of that company, except for certain matters such as: (1) paying up unissued shares to be issued as fully paid bonus shares; (2) writing off preliminary expenses, commissions or offering a discount on any issue of our shares; or (3) providing for the premiums payable on redemption of our shares. The issued share capital may not be reduced if, on the date the reduction is to be effected, there are reasonable grounds for believing that the company is, or after the reduction would be, unable to pay its liabilities as they become due.
Bermuda exempted companies must comply with Bermuda resident representation provisions under the Companies Act. We do not believe that such compliance will result in any material expense to us.
Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 and the Exchange Control Act 1972 and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities, which would include our common shares, of a Bermuda company are listed on an appointed stock exchange (Nasdaq is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of the company from and to a non-resident, for as long as any equity securities of the company remain so listed.
Notwithstanding the above general permission, we intend to apply for and expect to receive permission from the BMA to, subject to our securities being listed on an appointed stock exchange (which includes Nasdaq), issue, grant, create, sell and transfer freely any of our shares, stock, bonds, notes (other than promissory notes), debentures, debenture stock, units under a unit trust scheme, shares in an oil royalty, options, coupons, rights and depository receipts to and among persons who are either resident or non-resident of Bermuda for exchange control purposes.
Neither the Registrar of Companies in Bermuda, the BMA nor any other regulatory body has approved or disapproved of the common shares offered hereby or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Segregated Accounts Companies
Artex is registered as segregated accounts companies under the Segregated Accounts Company Act 2000 of Bermuda, as amended (“SAC Act”). IIS SAC is a segregated account of Artex.
A segregated account is an account containing assets and liabilities that are legally separated from the assets and liabilities of the company’s ordinary account, called its “general account.” Companies having segregated accounts are known as segregated accounts companies. Any company registered under the SAC Act may operate segregated accounts enjoying statutory divisions between accounts. The effect of such statutory division is to protect the assets of one account from the liabilities of other accounts. Thus, the accounts will be self-dependent, with the result that only the assets of a particular account may be applied to the liabilities of that account. Previously, such a legal effect has only been obtained by means of a private Act of the Bermuda Legislature. The statutory divisions between accounts do not create separate bodies corporate, but rather achieve within a single company what could otherwise be achieved by incorporating subsidiaries, or by a company creating a floating charge over certain assets in favor of its obligations to particular clients or by using complex contractual and trust structures. The substance of the relationship between a company and its assets which the SAC Act imposes is in the nature of a trust, in that the SAC Act describes a segregated account as being a separate fund from the company’s own assets. The assets and liabilities that would be held within or on behalf of the segregated accounts are segregated from the assets and liabilities held within or on behalf of any other segregated accounts and from the general assets and general liabilities of their respective general accounts. Compliance with the provisions of the SAC Act is critical to maintaining the integrity of the segregated accounts. If assets and liabilities are not properly allocated among the accounts and proper accounting and other records are not maintained, there is a risk that assets or liabilities originally intended to be allocated to a given segregated account may not be so allocated or that uncertainty as to allocation may arise. The provisions of the SAC Act have been recently subjected to judicial review in respect of the purported insolvency of segregated accounts and the rights of creditors and shareholders in respect thereto. The provisions of the SAC Act pertaining to the segregation of assets and liabilities were upheld in these decisions. These decisions further considered the just and equitable grounds where a receiver may be appointed over a segregated account on the grounds of insolvency and further reviewed the circumstances where it may be appropriate for the Bermuda courts to order the provisional liquidation of a segregated accounts company. It follows that if for any reason the segregation under the SAC Act was determined to be ineffective, this should not have any bearing on otherwise valid security interests (which would then be security interests at the general account level). Each segregated accounts company is required to appoint and maintain a segregated accounts representative in Bermuda. The segregated accounts representative is under a duty to make a written report to the Registrar of Companies in Bermuda within thirty (30) days of  (i) the segregated accounts representative reaching the view that there is a reasonable likelihood of a segregated account of the Company or the general account of the Company, as the case may be, becoming insolvent; or (ii) it coming to the segregated accounts representative’s knowledge, or the segregated accounts representative having reason to believe, that certain failures to comply with the SAC Act have occurred or that the Company has become involved in any criminal proceedings in Bermuda or elsewhere.
Bermuda Work Permit Considerations
Under Bermuda law, non-Bermudians (other than spouses of Bermudians and individuals holding permanent resident’s certificates or working resident’s certificates) may not engage in any gainful occupation in Bermuda without the appropriate governmental standard work permit.
Standard work permits can be obtained for a one-, two-, three-, four- or five-year period. Where a standard work permit is being applied for, it is a requirement that the job must be advertised for three days (within an eight-day period) in the local newspaper and eight days on the electronic government jobs board. However, for a new company, upon application to the Minister of Home Affairs, up to five executive officers can be exempt from advertising (as long each executive is earning at least $125,000 per annum and the application is made within 12 months of the physical presence being established).
If no exemption is applied for and the role is advertised, should no Bermudian (or spouse of a Bermudian or holder of a permanent resident’s certificate or working resident’s certificate) meet the minimum standards as stipulated in the advertisement, the employer may then apply for a standard work permit for the non-Bermudian. Employers must complete a Recruitment Disclosure Form and provide information, including the qualifications of all applicants. The Department of Immigration will compare the qualifications and experience of any Bermudian applicants (or spouse of a Bermudian or holder of a permanent resident’s certificate or working resident’s certificate) to the requirements stipulated in the advertisement and to the non-Bermudian to be satisfied that the role could not have been filled by a Bermudian (or spouse of a Bermudian or holder of a permanent resident’s certificate or working resident’s certificate). In addition to the advertising, there are also many other documents that are required prior to the Department of Immigration making their decision.
If the position for which the standard work permit is being applied is that of a Chief Executive Officer or Senior Executive, the Minister of Home Affairs may, on occasion, waive the requirement to advertise.
If an employer wishes to change an employee’s job title, provided that the job description, duties, remuneration and benefits remain unchanged, the employer does not need to advertise or obtain the permission of the Minister of Home Affairs to do this, but it must inform the Department of Immigration and pay the necessary fee after the change has occurred.
If an employer wishes to promote an employee currently on a work permit from his current job to another within the same business, the permission of the Minister of Home Affairs must first be obtained. The employer may need to provide evidence of internal recruitment efforts and consideration of internal Bermudian candidates.
A short term work permit can take up to ten working days to process and a standard work permit can take up to four weeks to process. In the case of a bona fide emergency, a short term work permit may be issued within 48 hours.
Research and Development Expenditures
We have not incurred any research or development expenditures since our formation, and we do not currently expect to incur any material research or development expenditures.
Intellectual Property
There are no aspects of our business that require a patent, trademark or copyright. We do not own any patent, trademark or copyright.
Legal Proceedings
There is no litigation currently pending or, to the knowledge of management, contemplated against us or any of our officers or directors in their capacity as such.

MANAGEMENT
Directors, Executive Officers and Significant Employees
The following table sets forth the name, age and position of individuals who currently serve as the directors, executive officers and significant employees of Insurance Income Strategies Ltd. Information regarding our directors’, officers’ and employees’ individual experience, qualifications, attributes and skills, and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they should serve as directors, are also set forth below.
Name	Age	Position
Larry G. Swets, Jr.	42	Chairman (Class C)
R. Michael Powell	46	Director (Class B)
Joshua S. Horowitz	39	Director (Class A)
Daniel D. Schlemmer	46	Director (Class A)
Thomas C. Heise	49	Chief Executive Officer & Director (Class B)
Hassan R. Baqar	40	Interim Chief Financial Officer
Steven A. Musicant	54	Chief Underwriting Officer
Thomas C. Heise, our Chief Executive Officer, also serves as interim and part-time Chief Financial Officer of Liquidus Marketing, Inc. As a result of Mr. Heise’s other obligations, Mr. Heise will not be able to dedicate as much time to running our business as would a typical Chief Executive Officer.
We do not expect Hassan R. Baqar to remain the interim Chief Financial Officer of Insurance Income Strategies for the foreseeable future. Mr. Baqar also serves as the Vice President of Kingsway Financial Services Inc. as well as Chief Financial Officer of Itasca Capital Ltd., and is only serving as our Chief Financial Officer on an interim basis until a permanent replacement is identified. We intend to hire a permanent Chief Financial Officer within 24 months following the completion of this offering, but we cannot assure you that we will find a permanent Chief Financial Officer with the requisite skill and experience necessary for our business to be successful in a timely manner or at all.
Background of Executive Officers, Directors and Significant Employees
Set forth below is information concerning our current executive officers, directors and significant employees.
Larry G. Swets, Jr.   Mr. Swets has served as the Chief Executive Officer of Kingsway Financial Services Inc. (NYSE: KFS) since July 2010 and as its President from July 2010 until March 2017. Previously, he served as Executive Vice President of Corporate Development for Kingsway from January 2010 to July 2010. Mr. Swets also served as a director of Kingsway Reinsurance (Bermuda) Ltd. from July 2010 to August 2013. Before joining Kingsway in January 2010, Mr. Swets founded Itasca Financial LLC, an advisory and investment firm specializing in the insurance industry. Prior to his work at Itasca Financial, Mr. Swets served as an insurance company executive and advisor, including the role of Director of Investments and Fixed Income Portfolio Manager for Kemper Insurance. At Kemper Insurance, he also evaluated business units, executed corporate transactions and divestitures, and developed financial projections and analysis for the company during its runoff stage. Mr. Swets began his career in insurance as an intern in the Kemper Scholar program in 1994. Mr. Swets is a member of the board of directors of Kingsway, Atlas Financial Holdings, Inc. (NASDAQ: AFH), 1347 Property Insurance Holdings, Inc. (NASDAQ: PIH), Limbach Holdings, Inc. (NASDAQ: LMB), and Itasca Capital Ltd. (TSXV: ICL). Previously, he served as a member of the board of directors of United Insurance Holdings Corp. (NASDAQ: UIHC) from 2008 to March 2012 and Risk Enterprise Management Ltd. from November 2007 to May 2012. He is currently a member of the Young Presidents’ Organization. Mr. Swets earned a master’s degree in Finance from DePaul University in 1999, and a bachelor’s degree from Valparaiso University in 1997. He also holds the Chartered Financial Analyst designation. We believe Mr. Swets is qualified to serve on our board of directors due to his extensive operating, investment and management experience in companies in the insurance industry.

R. Michael Powell.   Mr. Powell has served as a Managing Director in the Investment Banking Department at EarlyBirdCapital, Inc. since August 2010. Mr. Powell focuses primarily on Special Purpose Acquisition Company (SPAC) IPOs and SPAC business combinations. Prior to joining EarlyBirdCapital in August 2010, Mr. Powell served as Managing Director at Pali Capital, Inc. from February 2007 to April 2010, where he co-founded its investment banking department. Mr. Powell serves a director of Itasca Capital Ltd (TSXV:ICL). Earlier in his career, Mr. Powell was a founding employee and served as a Managing Director at Morgan Joseph & Co., Inc. He also has previous experience in the Generalist/M&A group at ING Barings and the Energy and Natural Resource Group at UBS. Mr. Powell is a Phi Beta Kappa graduate of the University of North Carolina at Chapel Hill where he earned his Bachelor of Arts degree in Economics, Chemistry and Mathematics in 1994. We believe Mr. Powell is qualified to serve on our Board of Directors due to his extensive capital markets and investment experience.
Joshua S. Horowitz.   Mr. Horowitz has served on the Board of Directors of 1347 Property Insurance Holdings Inc. (NASDAQ: PIH) since April 2015. From July 2014 to July 2016, he served as a member of the Board of Directors and Audit Committee Chairman of 1347 Capital Corp. (NASDAQ: TFSC) prior to its business combination to form Limbach Holdings, Inc. (NASDAQ: LMB). Since January 2012, Mr. Horowitz has served as managing director of Palm Ventures LLC, a family office private investment firm. Palm Ventures LLC and its affiliates invest in a wide range of public and private companies. From October 2011 to December 2011, Mr. Horowitz worked as an independent consultant providing research and analysis of publicly-held investments. From September 2010 to September 2011, Mr. Horowitz served as Director of Research of Inverlochy Capital Ltd., a private asset management company. From April 2009 to April 2010, Mr. Horowitz served as managing director of Sapinda GmbH, a private investment holding company. From March 2004 to October 2008, Mr. Horowitz served as Director of Research for Berggruen Holdings, Inc., a family office with over $2 billion in assets under management globally. In these positions, Mr. Horowitz has analyzed and managed investments in hundreds of companies, with an emphasis on insurance and financial firms. Mr. Horowitz has served as a member of the Board of Directors of Lincoln General Insurance Company, a private insurance company, from October 2011 until October 2015. He is currently a director of Birner Dental Management Services, Inc. (OTCQX: BDMS) and Democracy at Work, a 501(c)(3) non-profit organization. Mr. Horowitz obtained a Bachelor of Science degree in Management from Binghamton University. In March 2015, Mr. Horowitz successfully completed the Business of Insurance Certificate Program at St. John’s University. We believe Mr. Horowitz’s qualifications to serve on our Board of Directors include his executive management experience, his experience with the analysis and management of investments in companies in the insurance sector, and his service on the board of a public and private insurance company.
Daniel D. Schlemmer.   Mr. Schlemmer has served as a consultant with Paradigm Actuarial Consulting since December 2015. Prior to that, Mr. Schlemmer served as Senior Vice President and Chief Actuary of Affirmative Insurance Company, a property and casualty insurance company specializing in non-standard automobile insurance, from September 2014 to April 2016, and as Chief Actuary of Kingsway Financial Services from November 2010 to September 2014. Mr. Schlemmer earned a master’s degree in Business Administration from the University of Chicago Booth School of Business in 2004 and a bachelor’s degree in Math from Purdue University in 1994. We believe Mr. Schlemmer is qualified to serve on the Board due to his more than 20 years of actuarial, operational and financial experience in the insurance industry.
Thomas C. Heise.   Mr. Heise is an experienced, global executive with general management and entrepreneurial experience in international, domestic, public and private insurance and financial services companies, including living overseas with total responsibility for the operations of a start-up and a subsidiary of a Fortune 100 company. Mr. Heise is experienced in start-up and turn around environments with extensive knowledge in new product development, financial, legal, and regulatory matters. Mr. Heise has served as Chief Financial Officer of Liquidus Marketing, Inc., a provider of marketing strategy and solutions, since June 2017. Prior to that, Mr. Heise served as President of BlueGreen Re, a Bermuda-based reinsurance company, from January 2015 to December 2016. Prior to joining BlueGreen Re, Mr. Heise served as a Managing Director at RedRidge Finance Group from October 2012 to January 2015. Previously, Mr. Heise served as the VP of Mergers and Acquisitions at Near North National Group. Then, Mr. Heise was the Director of Reinsurance & Financial Planning for American International Group, Inc. Mr. Heise was the President and Founder of Bermuda Commodities Exchange (a Market created to trade insurance risk, regulated by the BMA, and subject of Harvard Business School case 9-298-073) and

Rivenet.com as well as the Director and Founder of Catamarca. He previously served as a Director of Horseshoe Management (Ireland) Ltd. Mr. Heise is a registered person with FINRA and was a registered person with the Central Bank of Ireland. We believe Mr. Heise is qualified to serve on our board of directors due to his extensive operating, investment and management experience in companies in the insurance industry.
Hassan R. Baqar.   Mr. Baqar has served as Vice President of Kingsway Financial Services Inc. (NYSE: KFS) since January 2014 and as a Vice President of subsidiary Kingsway America Inc. since 2010. Mr. Baqar also serves as Chief Financial Officer of Itasca Capital Ltd. (TSXV: ICL). Previously, Mr. Baqar served as Chief Financial Officer, Secretary and Director of 1347 Capital Corp. (NASDAQ: TFSC) from April 2014 to July 2016 when the company completed a business combination to form Limbach Holdings, Inc. (NASDAQ: LMB). Mr. Baqar has served as a member of the board of directors of 1347 Property Insurance Holdings, Inc. (NASDAQ: PIH), Maison Insurance Company and Maison Managers Inc. By virtue of a management services agreement between 1347 Advisors , a wholly owned subsidiary of Kingsway, and United Insurance Management, L.C., he has also served as the Chief Financial Officer of United Insurance Holdings Corp. (NASDAQ:UIHC), a publicly held property and casualty insurance holding company. Before joining Kingsway, Mr. Baqar was the Director of Finance at Itasca Financial, LLC from 2008 to 2009. His previous experience includes positions held at Kemper Insurance Companies, a diversified mutual property-casualty insurance provider, from June 2000 to April 2008, where he most recently served as a senior analyst. He earned a master’s degree in Business Administration from Northeastern Illinois University in 2009, and a bachelor’s degree in Accounting and Business Administration from Monmouth College in 2000. He also holds a Certified Public Accountant designation.
Steven A. Musicant.    Mr. Musicant served as the Chief Underwriting Officer of Convergence Risk Services and the Horseshoe Group from January 2015 through April 2017. Previously, Mr. Musicant held senior underwriting roles at several well-known insurance and reinsurance institutions, including Maiden Holdings, where he served as Senior Vice President, Underwriting from May 2008 to January 2015. Mr. Musicant has certification as an Associate of Reinsurance from the Insurance Institute of America and a bachelor’s degree from Trinity College.
There are no family relationships between any of our executive officers, directors and significant employees.
Board of Directors
Board Composition
Our board of directors is currently comprised of five members, and is elected by our shareholders pursuant to our bye-laws. Our board of directors will be divided into three classes, class A, class B and class C, with each class serving for a staggered three-year term as follows:
Our Class A directors will be Daniel Schlemmer and Joshua Horowitz, and their terms will expire at the annual meeting of shareholders to be held in 2018.
Our Class B directors will be R. Michael Powell and Thomas Heise, and their terms will expire at the annual meeting of shareholders to be held in 2019.
Our Class C director will be Larry Swets, and his term will expire at the annual meeting of shareholders to be held in 2020.
Our board of directors selects our Chief Executive Officer, Chief Financial Officer and our Chief Underwriting Officer, who are charged with the conduct of our business. After selecting the senior management team, our board of directors acts as an advisor to senior management and ultimately monitors its performance. Our board of directors’ ability to monitor senior management’s performance is facilitated by the presence of independent directors who have experience in the reinsurance business.

Director Independence
Upon completion of this offering, we will have:
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a majority of our board of directors consist of independent directors as defined in the Nasdaq rules;

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an Audit Committee consisting of directors that comply with the requirements set forth in Nasdaq’s listing rules and Rule 10A-3 of the Exchange Act; and

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a Compensation and Nominating Committee consisting of directors that comply with Nasdaq’s listing rules and also satisfying the definitions of  “non-employee” directors within the meaning of Rule 16b-3(b)(3) under the Exchange Act and “outside” directors within the meaning of Section 162(m)(4)(c)(i) of the Code.

Certain phase-in periods with respect to director independence will be available to us under the Nasdaq listing rules, we may take advantage of such provisions.
We have determined that R. Michael Powell, Joshua Horowitz and Daniel Schlemmer are independent within the meaning of the Nasdaq listing standards and the rules and regulations of the SEC.
Committees of Our Board of Directors
Our board of directors has established two standing committees: the Audit Committee and the Compensation and Nominating Committee. Each committee operates under its own written charter adopted by our board of directors. The Audit Committee and the Compensation and Nominating Committee charters are available on our website at www.IISRe.com, the contents of which are not a part, and shall not be deemed to be a part, of this prospectus. The membership and the function of each of the committees are described below.
Audit Committee
Upon completion of this offering, our Audit Committee will consist of R. Michael Powell, Joshua Horowitz and Daniel Schlemmer, with Joshua Horowitz serving as Chairman. Our board of directors expects that the Audit Committee will meet the independence requirements within the meaning of the Nasdaq listing standards and the rules and regulations of the SEC. Our board of directors has also determined that all members of the Audit Committee are financially literate and that, at a minimum, Joshua Horowitz meets the requirements of being an “Audit Committee Financial Expert” under Item 407(d) of Regulation S-K.
The Audit Committee is primarily responsible for the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements and the independence, qualifications and performance of our independent registered public accounting firm. Specifically, these duties include:
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selecting and overseeing our independent registered public accounting firm;

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reviewing the scope of the audit to be conducted by them, as well as the results of their audit;

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overseeing our financial reporting activities, including our annual and quarterly reports to shareholders, and the accounting standards and principles followed;

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overseeing our compliance with our Code of Business Conduct and Ethics;

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overseeing the review of our financial reporting process;

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approving audit and non-audit services provided to us by the independent registered public accounting firm;

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addressing requests for waivers of conflict of interest situations;

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overseeing our legal and regulatory compliance;

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overseeing our disclosure and internal controls;

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preparing the report of the Audit Committee required by the rules and regulations of the SEC to be included in our annual proxy statement; and

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fulfilling all other duties and responsibilities as outlined within the Committee’s charter.

Compensation and Nominating Committee
Upon completion of this offering, our Compensation and Nominating Committee will consist of R. Michael Powell, Joshua Horowitz and Daniel Schlemmer, with R. Michael Powell serving as Chairman. Our board of directors expects that the Compensation and Nominating Committee will meet the independence requirements within the meaning of the Nasdaq listing standards and the rules and regulations of the SEC.
The Compensation and Nominating Committee is responsible for all aspects of compensation and benefits policies for our Chief Executive Officer and other executive officers. The principal duties and responsibilities related to compensation include:
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establishing, maintaining and administering compensation and benefit policies designed to attract, motivate and retain personnel with the requisite skills and abilities to enable us to achieve superior operating results;

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approving and reviewing performance measures;

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evaluating performance and reviewing and approving all salary and incentive payments and equity awards for our Chief Executive Officer and all executive officers;

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recommending to our board of directors management succession for all of our executive officers, including our Chief Executive Officer;

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assisting in discharging our board of directors’ responsibilities regarding all compensation matters;

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overseeing the administration of our compensation plans;

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reviewing and making recommendations on the compensation of our non-management directors;

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overseeing our compliance with the compensation rules, regulations, and guidelines promulgated by Nasdaq, the SEC and other law, as applicable; and

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fulfilling all other duties and responsibilities as outlined within the Committee’s charter.

The Compensation and Nominating Committee is also responsible for nominating candidates for election to our board of directors and for reviewing and making recommendations on matters involving the general operation of our board of directors and our corporate governance. The principal duties and responsibilities related to nominating and corporate governance include:
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establishing criteria for board of director and committee membership and recommending to our board of directors proposed nominees for election to our board of directors and for membership on committees of our board of directors;

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searching for qualified director candidates as needed and reviewing background information of candidates for selection to our board of directors, including those recommended by shareholders, and making recommendations to our board of directors regarding such candidates;

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assisting our board of directors in identifying individuals qualified to become board members consistent with criteria approved by our board of directors and set forth in the to be adopted Corporate Governance Guidelines and Procedures and recommending director nominees to our board of directors;

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evaluating whether each director candidate is independent, is financially literate, has accounting or related financial management expertise, qualifies as an “Audit Committee Financial Expert” and is free of any conflict of interest or the appearance of any conflict of interest with the best interests of us and our shareholders;

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identifying potential nominees for director through director suggestions, management recommendations, business, insurance industry and other contacts and shareholder nominations;

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to the extent it deems appropriate, engaging a third-party search firm and other advisors to identify potential nominees for director;

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taking a leadership role on shaping our corporate governance;

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making recommendations to our board of directors regarding board governance matters and practices; and

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fulfilling all other duties and responsibilities as outlined within the Committee’s charter.

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation and Nominating Committee.
Compensation of Directors
Each of our non-executive directors will receive an annual cash retainer of  $10,000 commencing upon the completion of this offering.
Corporate Governance and Related Matters
Our board of directors acts as our ultimate decision maker and advises and oversees management and our relationship with 1347 Advisors.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics for all of our directors, officers and employees. This document is available on our website at www.IISRe.com, the contents of which are not a part, and shall not be deemed to be a part, of this prospectus. Any waiver of any part of the Code of Business Conduct and Ethics for executive officers or directors may be made only by our board of directors (or the Audit Committee) and will be promptly disclosed to shareholders as required by SEC and Nasdaq rules.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Services Agreement with 1347 Advisors
IIS Re will enter into the 1347 Agreement upon the completion of this offering. Subject to the terms of the 1347 Agreement and the oversight of our board of directors and the board of directors of our subsidiary. Pursuant to the 1347 Agreement, 1347 Advisors will provide certain brokerage and structuring services which are essential to IIS Re for a fee. These services will include identification and due diligence of potential transaction counterparties for consideration by our management, advice on the capital structure of the Company and corporate development opportunities and support for compliance with SEC filing requirements as a public company. The services provided by 1347 Advisors will not include any services from our Chairman, Larry G. Swets, Jr., and our interim Chief Financial Officer, Hassan R. Baqar. 1347 Advisors will not have any authority to negotiate, enter into, or to conclude any contract or otherwise to effect any transactions on our behalf or in our name. 1347 Advisors is a wholly owned indirect subsidiary of Kingsway, a publicly traded merchant bank with significant experience in property casualty insurance industry. We believe 1347 Advisors has the expertise and infrastructure to support our corporate development initiatives. The principals of 1347 Advisors have significant insurance industry experience and we expect to benefit from their relationships with the insurers, reinsurers, reinsurance brokers, and issuers and funds that own insurance linked securities.
Although 1347 Advisors will not be obligated to present any particular business opportunities to us, we do not believe the absence of such obligation will materially affect our business, as we understand that 1347 Advisors is not associated with any other business that seeks to offer collateralized reinsurance in the property catastrophe market as we do. In addition, we believe the potential financial benefit to 1347 Advisors from presenting relevant opportunities to us, as described below, further ensures that 1347 Advisors will present us with relevant opportunities that it identifies.
There may be conflicts of interest that arise out of our relationship with 1347 Advisors. Our Chairman, Larry Swets, Jr., and our interim Chief Financial Officer, Hassan Baqar, are managing directors at 1347 Advisors. As a result, our officers or directors may have conflicts between their duties to us and their duties to, and interests in, 1347 Advisors or other parties.
Pursuant to the 1347 Agreement, 1347 Advisors will be entitled to receive (i) a brokerage commission of 10.0125% of the gross premiums of the Company, net of corporate overhead as may be reduced by investment income, plus (ii) 13.5% of the underwriting profits of the Company. Additionally, 1347 Advisors will be entitled for reimbursement of certain expenses, including but not limited to any expenses pertaining to travel, fee of any advisors contracted and paid for by 1347 Advisors on our behalf, and any other out-of-pocket expenses paid by 1347 Advisors in provision of services under the 1347 Agreement.
We generally may not terminate the 1347 Agreement until the seventh anniversary of the completion of this offering, whether or not 1347 Advisors’ performance results are satisfactory, and under certain circumstances we will have to pay a termination fee equal to 7.5% of our U.S. GAAP shareholder’s equity, calculated as of the most recently completed fiscal quarter prior to the date of termination, if the 1347 Agreement is terminated or not renewed at any point. The 1347 Agreement renews automatically on the seventh anniversary of the completion of this offering, and upon every third anniversary thereafter, unless terminated in accordance with its terms. Either party may choose not to renew the 1347 Agreement by giving not less than nine months’, and not more than 12 months’, notice prior to the applicable renewal date. The 1347 Agreement may also be terminated on a shorter period of notice in certain circumstances such as the insolvency or winding-up of or material breach of contract by any party. The 1347 Agreement may also be terminated by 1347 Advisors on a shorter period of notice if we experience a change of control.
During the term of the 1347 Agreement, we may not enter into any other agreement providing similar services as 1347 Agreement. We may not amend or modify any provision of the 1347 Agreement without the prior written consent of either party. 1347 Advisors may also assign the 1347 Agreement to a third party without our consent.

Under the terms of the 1347 Agreement, 1347 Advisors (and any person to whom 1347 Advisors has delegated or sub-contracted any of its functions) will not be liable for any losses except to the extent such losses are determined to be the direct result of an act or omission of 1347 Advisors (and any person to whom 1347 Advisors has delegated or sub-contracted any of its functions) that constitutes gross negligence, fraud, or willful misconduct.
In addition, we generally must indemnify 1347 Advisors and its affiliates, directors, officers, employees, agents, successors and permitted assigns for, from and against losses arising out of or relating to any demand, charge or claim in respect of acts, omissions, transactions, duties, obligations or responsibilities by us arising out of the 1347 Agreement, unless the demand, charge or claim results from gross negligence, fraud, or willful misconduct of 1347 Advisors.
Policies and Procedures for Related Party Transactions
Our board of directors will adopt a related person transaction policy upon the completion of this offering. Under this related person transaction policy, all relationships between the Company and any of our directors, executive officers, beneficial holders of more than 5% of any class of our voting securities or their immediate family members will be reviewed by our Audit Committee to determine whether such persons have a direct or indirect material interest in a proposed transaction.
Our Audit Committee will review and approve or ratify any related person transactions that involve an amount in excess of  $120,000. In the course of its review, the Audit Committee will consider all relevant facts and circumstances, including:
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the nature of the related person’s interest in the transaction;

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the material terms of the transaction, including the amount and type of the transaction;

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whether the transaction would impair the judgment of a director or executive officer in acting in the best interests of the Company;

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the importance of the transaction to the related person; and

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any other matters it deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or any vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee to consider the transaction.

PRINCIPAL SHAREHOLDERS
The following table sets forth information as of            , 2017 regarding the beneficial ownership of our common shares by:
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each person or group who beneficially owns more than 5% of our common shares;

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each of our named executive officers;

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each of our directors; and

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all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, common shares issuable pursuant to warrants exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all common shares shown as beneficially owned by the beneficial owner.
The percentage of beneficial ownership is based on the 5,200,000 common shares to be outstanding after the completion of this offering. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Insurance Income Strategies Ltd., Canon’s Court, 22 Victoria Street Hamilton, HM12 Bermuda.
After this Offering
	Prior to this Offering		Assuming Underwriters’ Over-Allotment Option is Not Exercised		Assuming Underwriters’ Over-Allotment Option is Exercised in Full
	Number of Shares Beneficially Owned		Number of Shares Beneficially Owned		Number of Shares Beneficially Owned
Name	Number of Shares	Percentage of Shares	Number of Shares	Percentage of Shares	Number of Shares	Percentage of Shares
5% Shareholders
Estera Services (Bermuda) Limited(1)	1,000	100%	—	—	—	—
Named Executive Officers and Directors
Larry G. Swets, Jr.	—	—	—	—	—	—
R. Michael Powell	—	—	—	—	—	—
Joshua Horowitz	—	—	—	—	—	—
Daniel D. Schlemmer	—	—	—	—	—	—
Thomas C. Heise	—	—	—	—	—	—
Hassan R. Baqar	—	—	—	—	—	—
All Executive Officers and Directors as a Group (7 Persons)	—	—	—	—	—	—

(1)
Solely for the purposes of incorporation, the Company has 1,000 common shares outstanding, which are beneficially owned and held in fiduciary capacity by Estera Services (Bermuda) Limited until the completion of the offering. Reid Finance Limited is the registered owner of the 1,000 common shares of Insurance Income Strategies and holds the same as nominee for the beneficial owner, Kingsway Financial Services Inc (“KFSI”). KFSI is a publicly-traded company listed on the New York Stock Exchange. Larry G. Swets, Jr., as Chief Executive Officer of KFSI, may be deemed to beneficially own these shares.

These shares will be repurchased by the Company for their aggregate par value of  $1.00 upon the closing of this offering.

DESCRIPTION OF SECURITIES
The following is a summary of our share capital and certain provisions of our memorandum of association and bye-laws, and is qualified in its entirety by reference to those documents, as they will become effective upon the completion of this offering and as filed as exhibits to the registration statement, of which this prospectus forms a part, and to applicable Bermuda law. Because this summary is not complete, you should refer to our memorandum of association and bye-laws and the provisions of applicable Bermuda law for complete information regarding their respective provisions.
General
We are an exempted company incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number 52730. We were incorporated on July 17, 2017 under the name Insurance Income Strategies Ltd. Our registered office is located at Canon’s Court, 22 Victoria Street Hamilton, HM12 Bermuda. Our agent for service of process in the United States in connection with this offering is Law Debenture Corporate Services Inc.
The objects of our business are unrestricted, and we have the capacity of a natural person. We can therefore undertake activities without restriction on our capacity.
Authorized Share Capital
Upon the completion of this offering, our memorandum of association will provide that our authorized share capital is 300,000,000 consisting of 200,000,000 common shares, $0.001 par value per share and 100,000,000 preferred shares, $0.001 par value per share. Under certain circumstances, we have the right to purchase all or a portion of our common shares held by shareholders at their fair market value, as determined in accordance with our bye-laws, and we have the right to acquire such shares as treasury shares. As of the date of this prospectus, there were 1,000 common shares issued and outstanding and held of record by one owner. Our bye-laws permit our board of directors to subdivide our authorized share capital by creating additional classes of shares, including any additional preference shares we may issue, without shareholder approval.
Based on (i) 1,000 common shares outstanding as of January 12, 2017, which such shares shall be repurchased by the Company upon the closing of this offering for their aggregate par value of  $1.00 and (ii) the issuance of 5,200,000 common shares issued as part of the units in this offering, there will be 5,200,000 common shares outstanding upon the closing of this offering. Upon the closing of this offering, there will be (i) 5,200,000 common shares issuable upon the exercise of the Class A warrants issued as part of the units in this offering and (ii) 5,200,000 common shares issuable upon the exercise of the Class B warrants issued as part of the units in this offering.
Common Shares
Pursuant to our bye-laws, our common shares have no preemptive rights or other rights to subscribe for additional shares, and no rights of redemption, conversion or exchange. To the extent that our board of directors reasonably determines, by the affirmative vote of a majority of our directors, that it is necessary to do so to avoid any adverse tax consequences or materially adverse legal or regulatory treatment to us, and subject to the provisions of Bermuda law and our bye-laws, we may be required to make an offer to purchase shares held by our shareholders. All shares sold pursuant to this offering will be, when issued, fully paid and non-assessable.
In the event of our liquidation, dissolution or winding-up, the holders of our common shares are entitled to share equally and ratably in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preference shares. The rights, preferences and privileges of the holders of our common shares will be subject to, and may be adversely affected by, the rights of the holders of any preference shares that we may designate in the future.
Before the date of this prospectus, there has been no public market for our common shares. We expect to list the common shares on Nasdaq, initially as part of the units, which also include one Class A warrant and one Class B warrant and separately following the separation of the units into their components one common share and the warrants following the 45th day after the closing of this offering.

Dividends
Our board of directors may, subject to Bermuda law and our bye-laws, declare a distribution or dividend to be paid to our shareholders as of a record date determined by our board of directors, in proportion to the number of shares held by such holder. No unpaid distribution or dividend shall bear any interest.
The Companies Act and the SAC Act limits our ability to pay distributions or dividends. Under Bermuda law, a company may declare and pay distributions or dividends from time to time unless there are reasonable grounds to believe that the company is or would, after the declaration or payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. In addition, our ability to pay distributions or dividends depends, in part, on the ability of our operating subsidiary to pay distributions or dividends to us.
We are a holding company that has no substantial operations of our own, and we rely primarily on cash dividends or distributions from IIS SAC and IIS Re to pay our operating expenses and distributions or dividends to shareholders. Furthermore, the ability of IIS SAC to pay distributions or dividends to IIS Re is subject to the terms of the Preference Shareholder Agreement. See “Business—Preference Shareholder Agreement” for more information.
See “Dividend Policy” for more information on our dividend policy.
Liquidation, Dissolution or Winding-Up
In the event of our voluntary or involuntary liquidation, dissolution or winding-up, the holders of each class of common shares shall, subject to the preferences accorded to the holders of any other shares ranking senior to the common shares from time to time with respect to payment on a distribution, be entitled to receive out of the surplus of our remaining assets after all creditors are paid in full, in money or money’s worth, an amount equal to all accrued but unpaid dividends thereon (whether or not earned or declared) and a share in the surplus, if any, according to their respective rights.
It is possible that, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, our assets may be insufficient to pay the holders of all of the classes of common shares then outstanding the full amounts to which they may be entitled. In that circumstance, the holders of each outstanding class of common shares shall share ratably in such assets in proportion to the amounts which would be payable with respect to such class if all amounts payable thereon were paid in full.
Voting Rights and Ownership of our Common Shares by a U.S. Person
In general, and subject to adjustments described below, shareholders will have one vote for each share held by them and will be entitled to vote, on a non-cumulative basis, at all meetings of shareholders.
Our bye-laws will provide that if, and so long as, any U.S. person beneficially owns or is deemed to beneficially own directly, indirectly or constructively (within the meaning of Section 958 of the Code) more than 9.5% of the total value or voting power of our Common Shares (treating all warrants held by such U.S. person and its affiliates as exercised), then such U.S. person’s ownership of our shares will be reduced (generally by us requiring a shareholder to sell some or all of its securities to us at fair market value (which would be based upon the average closing price of our securities as defined under our bye-laws)) so that such person may own, directly, indirectly or constructively (within the meaning of Section 958 of the Code) no more than 9.5% of the total value and no more 9.5% of the total voting power of our common shares (treating all warrants held by such U.S. person and its affiliates as exercised). These provisions seek to mitigate the risk of any U.S. person that owns our common shares (directly, indirectly or constructively within the meaning of Section 958 of the Code) being characterized as a 10% U.S.Shareholder for purposes of the U.S. CFC rules. If such a U.S. person were characterized as a 10% U.S. Shareholder of the Company and the Company or any one of its subsidiaries were characterized as a CFC, such shareholder may be required to include its pro rata share of the Company’s income or such subsidiary’s income (subject to certain exceptions) in its U.S. federal gross income, even if there have been no distributions or dividends to the U.S. shareholders by the Company.

Our bye-laws will authorize us to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights and ownership of our shares are to be adjusted as described above. If, after a reasonable cure period, a shareholder fails to respond to a request by us for information or submits incomplete or inaccurate information in respect to a request, our board of directors may eliminate the shareholder’s voting rights. A shareholder will be required to notify us in the event it acquires actual knowledge that it or one of its investors is the owner (directly, indirectly or constructively within the meaning of Section 958 of the Code) of more than 9.5% of the vote or value of our Common Shares (treating all warrants held by such U.S. person and its affiliates as exercised).
Before the date of this prospectus, there has been no public market for our common shares.
Restrictions on Transfer of Common Shares
Pursuant to our bye-laws, our board of directors may decline to register certain transfers of shares for any reason. However, we are required to register any transfer settled on a stock exchange or automated quotation system on which our shares are listed or traded from time to time. Except in connection with the settlement of trades or transactions entered into through the facilities of a stock exchange or automated quotation system on which our shares are listed or traded from time to time, our board of directors may generally require any shareholder or any person proposing to acquire our shares to provide the information required under our bye-laws. If any such shareholder or proposed acquirer does not provide such information, or if our board of directors has reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, our board of directors may decline to register any transfer or to effect any issuance or purchase of shares to which such request is related.
Our directors may, under certain circumstances, decline to record the transfer of any common shares on our share register if they believe that (1) registration of the transfer is required under any federal or state securities law or under the laws of any other jurisdiction and the registration has not yet been effected or (2) such transfer is likely to expose us to adverse tax consequences or materially adverse legal or regulatory treatment in any jurisdiction.
The restrictions on transfer and voting restrictions described above may have the effect of delaying, deferring or preventing a change in control of our Company.
Preferred Stock
Under the terms of our bye-laws, our board of directors is authorized to issue preferred shares in one or more series without shareholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred shares.
Class A Warrants and Class B Warrants
In connection with this offering, we are issuing two classes of warrants: Class A warrants and Class B warrants.
The Class A warrants included in the units issued in this offering entitle the registered holder to purchase one common share at a price of  $10.00, subject to adjustment as discussed below, immediately following the issuance of such Class A warrants and terminating at 5:00 p.m., New York City time, on the fifth anniversary of the closing of this offering. We expect the Class A warrants to be listed on Nasdaq following the separation of the units issued in this offering.
We may redeem the outstanding Class A warrants without the consent of any third party or the representative of the underwriters:
•
in whole and not in part;

•
at a price of  $0.01 per Class A warrant, so long as a registration statement relating to the common shares issuable upon the exercise of the Class A warrants has been effective and current during the 30 consecutive trading day period described below;

•
upon not less than 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported sale price of our common shares equals or exceeds $14.00 per share for any 20 trading days within a 30 consecutive trading day period ending three business days before we send the notice of redemption to the holders of Class A warrants.

If the foregoing conditions are satisfied and we call the Class A warrants for redemption, each holder of Class A warrants will then be entitled to exercise his, her or its Class A warrants prior to the date scheduled for redemption. However, there can be no assurance that the price of the common shares will exceed the Class A warrants exercise price after the redemption call is made.
The Class B warrants included in the units issued in this offering entitle the registered holder to purchase one common share at a price of  $11.00, subject to adjustment as discussed below, immediately following the issuance of such Class B warrants and terminating at 5:00 p.m., New York City time, on the seventh anniversary of the closing of this offering. We expect the Class B warrants to be listed on Nasdaq following the separation of the units issued in this offering.
We may redeem the outstanding Class B warrants without the consent of any third party or the representative of the underwriters:
•
in whole and not in part;

•
at a price of  $0.01 per Class B warrant, so long as a registration statement relating to the common shares issuable upon the exercise of the Class B warrants has been effective and current during the 30 consecutive trading day period described below;

•
upon not less than 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported sale price of our common shares equals or exceeds $14.00 per share for any 20 trading days within a 30 consecutive trading day period ending three business days before we send the notice of redemption to the holders of Class B warrants.

If the foregoing conditions are satisfied and we call the Class B warrants for redemption, each holder of Class B warrants will then be entitled to exercise his, her or its Class B warrants prior to the date scheduled for redemption. However, there can be no assurance that the price of the common shares will exceed the Class B warrants exercise price after the redemption call is made.
The warrants will be issued pursuant to a Class A warrant agreement and a Class B warrant agreement between us and V Stock Transfer, LLC, the warrant agent. Certain provisions of the warrants are set forth herein but are only a summary and are qualified in their entirety by the relevant provisions of such warrant agreements, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. Each of the Class A warrant agreement and the Class B warrant agreement may be amended by the majority vote of the relevant class of warrantholders.
The exercise price and number of common shares issuable upon exercise of the warrants may be adjusted in certain customary circumstances, including in the event of a recapitalization, merger, stock split, or other structural transaction, or a future financing undertaken by us. However, the warrants will not be adjusted for issuances of common shares at prices below their respective exercise prices. The exercise price of the warrants can also be lowered by us in our sole discretion.
In addition to the foregoing, the exercise price of the Class B warrants shall be adjusted downward on a cent for cent basis in the amount dividend payments are made to shareholders in excess of $0.50 per share in any calendar year.
The warrants may be exercised upon surrender of the applicable warrant certificate on or prior to the applicable expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. Under the terms of the warrant agreements, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common shares issuable upon exercise of the applicable warrants until the expiration of the warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common shares issuable upon exercise of the warrants, the holders of the warrants shall have the right to exercise the warrants solely via a cashless exercise feature provided for in the warrants, until such time as there is an effective registration statement and current prospectus. If the holders of the warrants exercise their warrants during a time where there is no effective registration statement and prospectus, such holders will receive restricted shares with applicable restrictive legends and such shares will not be freely tradeable. The warrant holders do not have the rights or privileges of holders of common shares or any voting rights until they exercise their warrants and receive common shares. After the issuance of common shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of common shares to be issued to the warrant holder. If multiple warrants are exercised by the holder at the same time, we will aggregate the number of whole shares issuable upon exercise of all the warrants.
Anti-Takeover Effects of Certain Bye-law Provisions
Our bye-laws will contain provisions that could discourage, delay or prevent “change of control” transactions or changes in our board of directors and management that certain shareholders may view as beneficial or advantageous. For example, these provisions may prevent a shareholder from receiving the benefit from any premium over the market price of our common shares offered by a bidder in a potential takeover. Our board of directors has the power to appoint such officers as our board of directors may determine to perform such duties in our management, business and affairs as may be delegated to them by our board of directors. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our common shares if they are viewed as discouraging changes in management and takeover attempts in the future.
These provisions will include, among others:
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our board of directors will be divided into three classes, with each class serving for a staggered three-year term, which prevents shareholders from electing an entirely new board of directors at an annual meeting;

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a U.S. person may not own more than 9.5% of the total value or more than 9.5% of the total voting power of our common shares (treating all warrants held by such U.S. person and its affiliates as exercised);

•
our board of directors has the authority to issue preferred shares without shareholder approval, which could be used to dilute the ownership of a potential hostile acquirer;

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our board of directors may decline to record the transfer of any common shares on our share register if they believe that (1) registration of the transfer is required under any federal or state securities law or under the laws of any other jurisdiction and the registration has not yet been effected or (2) such transfer is likely to expose us to adverse tax consequences or materially adverse legal or regulatory treatment in any jurisdiction;

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our shareholders may only remove directors for cause, or for other reasons set out in our bye-laws (e.g., unsound mind); and

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there are advance notice requirements for shareholders with respect to director nominations and actions to be taken at annual meetings.

These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of such persons’ terms.
Number of Directors
Our bye-laws provide that our board of directors shall have not fewer than two directors and not more than nine directors.

Classified Board of Directors
Following the completion of this offering, in accordance with the terms of our bye-laws, our board of directors will be divided, as equally as possible, into three classes, class A, class B and class C, with each class serving for a staggered three-year term, which prevents shareholders from electing an entirely new board of directors at an annual meeting. Our bye-laws will further provide that the authorized number of directors may be changed by resolution of the shareholders at a general meeting. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.
Removal of Directors
Following the completion of this offering, our bye-laws will provide that a director may only be removed for cause, or for other reasons set out in our bye-laws (e.g., unsound mind), prior to the expiration of such director’s term, by a vote of the shareholders holding in excess of 50% of our voting power at any special general meeting or at the annual general meeting; provided that the notice of any such meeting convened for such purpose shall contain a statement of the intention to do so and be served on such director not less than 14 days before the meeting, and at such meeting the director shall be entitled to be heard on the motion for such director’s removal. Any vacancy on our board, including a vacancy resulting from an enlargement of our board, may be filled only by vote of a majority of our directors then in office.
Meetings of Shareholders
Our annual general meeting will be held each year. A special general meeting will be held when our board of directors deems such a meeting necessary or where required pursuant to the Companies Act. As determined according to certain adjustments of voting power specified in our bye-laws (see “—Risks Related to Our Common Shares and This Offering—Ownership of our common shares by a U.S. person is limited.”), questions proposed for consideration by the shareholders will be decided by the affirmative vote of the majority of the votes cast. No shareholder may participate in any general meeting while the shareholder, or the shareholder’s representative, is physically present in the United States.
Shareholder Advance Notice Procedure
Our bye-laws will establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our shareholders. The bye-laws will provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an annual general meeting must deliver to our secretary a written notice of the shareholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at an annual general meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. To be timely, the shareholder’s notice must be delivered to or mailed and received by us not less than 90 days nor more than 120 days before the anniversary date of the preceding annual general meeting, except that if the annual general meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the earlier of the date on which notice of the annual general meeting was posted to shareholders and the date on which public disclosure of the date of the annual general meeting was made. The notice must include the following information:
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the name and address of the shareholder who intends to make the nomination and the name and address of the person or persons to be nominated or the nature of the business to be proposed;

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a representation that the shareholder is a holder of record of our share capital entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or to introduce the business specified in the notice;

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if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the shareholder;

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such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee had been nominated, or intended to be nominated, or the matter had been proposed, or intended to be proposed, by the board of directors;

•
if applicable, the consent of each nominee to serve as a director if elected; and

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such other information that the board of directors may request in its discretion.

Amendments to Our Memorandum of Association and Bye-laws
Amendments to our bye-laws will require an affirmative vote of a majority of our board and a majority of the outstanding shares then entitled to vote at any annual or special meeting of shareholders.
Indemnification of Officers and Directors
Our bye-laws provide, among other things, that we shall indemnify our directors and officers to the fullest extent possible, except as prohibited under the Companies Act. Specifically, our bye-laws provide that our directors and officers, as well as their heirs, executors and administrators, shall, subject to the Companies Act prohibitions described below, be indemnified by us from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for the acts of or the solvency or honesty of any bankers or other persons with whom any moneys or effect belonging to us may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to us shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto.
Our bye-laws provide that, except with respect to matters involving fraud or dishonesty of our directors and officers, each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of us, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for us.
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to us. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.
Market Listing
We intend to apply for listing of our units common shares, Class A warrants and Class B warrants on Nasdaq under the symbols “ILSU,” “ILS,” “ILSWA” and “ILSWB,” respectively.
Transfer Agent and Registrar
Upon the completion of this offering, the transfer agent and registrar for our common shares will be V Stock Transfer, LLC.

SECURITIES ELIGIBLE FOR FUTURE SALE
Prior to this offering, there has been no public market for our securities, and we cannot predict the effect, if any, that sales of securities or availability of any securities for sale will have on the market price of our securities. Sales of substantial amounts of securities (including shares issued upon the exercise of options, warrants or convertible securities, if any), or the perception that such sales could occur, could adversely affect the market price of our securities or our ability to raise additional capital through a future sale of securities.
Upon completion of this offering, we will have 5,200,000 units issued and outstanding. Of these units, all 5,200,000 units sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless such shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. The securities underlying the units will separate from the units no later than the 45th day after the date of this prospectus. We intend to issue a press release when such separation will occur.
Lock-Up Agreements
We, our executive officers and directors and Kingsway have agreed that, during the period beginning from the date of this prospectus and continuing to and including the date that is 180 days after the date of this prospectus, none of them will, directly or indirectly, (1) offer, pledge, sell, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any securities of IIS (including common shares that may be deemed to be beneficially owned by any of our executive officers or directors or Kingsway currently or hereafter in accordance with the rules and regulations of the SEC, common shares that may be issued upon exercise of an option or warrant and any other security convertible into or exchangeable for common shares) or (2) enter into any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from our securities, without the prior written consent of Joseph Gunnar & Co., LLC (which such consent may be given at any time without public notice), except in limited circumstances that, in the case of common shares held by Kingsway, include dispositions to controlled affiliates and transfers of common shares held by Kingsway on behalf of third parties or as part of its general investment portfolio. These restrictions do not apply to sales of securities in this offering.
In the event we cease to be an emerging growth company, the applicable restricted period described in the preceding paragraph will be extended if  (1) during the last 17 days of the applicable restricted period we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the applicable restricted period, we announce that we will release earnings results during the 16-day period following the last day of the applicable restricted period, then in each case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to us, unless Joseph Gunnar & Co., LLC waive in writing such extension.
Rule 144
In general, under Rule 144, beginning 90 days after the date of this prospectus, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any of our securities that such person has beneficially owned for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations. Sales of our securities by any such person would be subject to the availability of current public information about us if the securities to be sold were beneficially owned by such person for less than one year.
Beginning 90 days after the date of this prospectus, our affiliates who have beneficially owned our securities for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell within any three-month period a number of securities that does not exceed the greater of:
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1% of the number of our common shares then outstanding, which will equal approximately 50,000 shares immediately after this offering; and

•
the average weekly trading volume in our common shares during the four calendar weeks preceding the date of filing of a Notice of Proposed Sale of Securities Pursuant to Rule 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

TAX CONSIDERATIONS
The following is a discussion of the material Bermuda and U.S. federal income tax considerations relevant to an investment decision by a potential investor with respect to our common shares.
Certain Bermuda Tax Considerations
At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares. We have obtained an assurance from the Bermuda Minister of Finance under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or IIS Re or to any of our or IIS Re’s operations or to our or IIS Re’s shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us or IIS Re in respect of real property owned or leased by us in Bermuda.
Pursuant to the Payroll Tax Act 1995 as amended, the Payroll Tax Rates Act 1995, as amended, and the Payroll Tax Amendment Act 2017 of Bermuda, as amended (together, the “Bermuda Payroll Tax Act”), payroll tax consists of two separate portions being the employer portion (Employer Portion) and the employee portion (Employee Portion), the sum of which is the total payroll tax payable (Total Payroll Tax). Currently, the Employer Portion operates starting at 1.75% of annual payroll under BMD$200,000, increasing to 7.00% where annual payroll is BMD$200,000 up to and including BMD$500,000, increasing to 9.00% where annual payroll is more than BMD$500,000 up to and including BMD$1,000,000 and further increasing to 10.25% where annual payroll is more than BMD$1,000,000. The Employee Portion is currently a flat 6% however, commencing 1 July 2017, the Employee Portion will be calculated using a marginal tax rate structure starting at 4.75% where annual gross earnings are less than or equal to BMD$48,000, increasing to 5.75% where annual gross earnings are BMD$48,001 up to and including BMD$96,000, increasing to 7.75% where annual gross earnings are BMD$96,001 up to and including BMD$235,000 and further increasing to 8.75% where annual gross earnings are BMD$235,001 and above. Employers have the option to deduct the Employee Portion from the employees’ remuneration however the responsibility to pay the Total Payroll Tax to the Office of the Tax Commissioner still rests with the employer.
Certain United States Federal Income Tax Considerations
General
The following is a general discussion of material U.S. federal income tax considerations applicable to you with respect to the ownership and disposition of our units (each consisting of one common share, one Class A warrant and one Class B warrant) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the securities underlying the units will separate from the units on the 45th day after the date of this prospectus, we intend to treat the holder of a unit, for U.S. federal income tax purposes, as the owner of the underlying common share and warrant components of the unit. As a result, the discussion below with respect to actual holders of common shares and warrants also should apply to holders of units (as the deemed owners of the underlying common shares and warrants that constitute the units).
This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset under the Code. This discussion assumes that the common shares and warrants will trade separately and that any distributions or dividends made (or deemed made) by us on our common shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of United States federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including: dealers in securities, banks, thrifts or other financial institutions, insurance companies, regulated investment companies, taxpayers that are subject to the mark-to-market tax accounting rules, tax-exempt organizations, U.S. expatriates or former long-term residents of the United States, governments or agencies or instrumentalities thereof, regulated investment companies, real estate investment trusts, persons that hold our securities as part of a straddle, conversion transaction or hedge, persons deemed to sell our securities under the constructive sale provisions of the Code, investors that are subject to the alternative minimum tax, investors whose functional currency is not the U.S. dollar and investors that own, actually or under applicable constructive ownership rules, 10% or more of our common shares. You are encouraged to consult your tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or non-U.S. law of the ownership of our securities.
The following discussion of U.S. federal income tax matters is based on the Code, judicial decisions, administrative pronouncements and existing and proposed regulations issued by the U.S. Department of the Treasury (which we refer to as “Treasury Regulations”), all of which are subject to change, possibly with retroactive effect. This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.
We have not sought, and will not seek, a ruling from the IRS as to any matter described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.
As used herein, the term “U.S. Holder” means a beneficial owner of our units, common shares or warrants who or that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if  (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our securities, we urge you to consult your own tax advisor.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Federal Income Taxation of the Company, IIS SAC and IIS Re
U.S. Tax Classification of IIS SAC
We intend to take the position that IIS SAC should be treated as a separate corporation for U.S. federal income tax purposes. However, there is no assurance that such treatment will be respected. The IRS has issued proposed regulations that treat a “series” organized or established under the laws of a non-U.S. jurisdiction as a separate entity for U.S. federal income tax purposes, whether or not it is a juridical person for local law purposes, if the arrangement and other activities of the series, if conducted by a U.S. entity, would result in its classification as an insurance company within the meaning of Section 816(a) or Section 831(c) of the Code. Other than the proposed regulations, which are not effective unless and until finalized, there is no guidance as to whether and when non-U.S. segregated accounts like IIS SAC are treated as separate entities for U.S. federal income tax purposes. The remainder of this discussion assumes that IIS SAC will be treated as a separate entity (and thus a separate corporation) for U.S. federal income tax purposes.
U.S. Trade or Business
We currently intend to conduct substantially all of our operations in Bermuda or elsewhere outside the United States and to limit our U.S. contacts so that none of the Company, IIS Re or IIS SAC will be considered to be engaged in a trade or business in the United States. However, because there is no definitive authority regarding activities that constitute being engaged in a trade or business in the United States. for U.S. federal income tax purposes, there can be no assurance that the IRS will not contend, perhaps successfully, that we (and IIS Re and IIS SAC) are engaged in a trade or business in the United States. A non-U.S. corporation deemed to be so engaged would be subject to U.S. federal income tax at regular corporate rates (currently up to 21%) as well as the branch profits tax at a current rate of 30%, on its income that is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under a tax treaty, as discussed below. A non-U.S. corporation is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. We may file such returns on a protective basis for each tax year. U.S. federal income tax, if imposed, would be based on effectively connected income and computed in a manner generally analogous to that applied to the income of a U.S. corporation.
Bermuda Treaty Benefits
If IIS SAC (or IIS Re, as the case may be) is entitled to the benefits of the income tax treaty between Bermuda and the United States (which we refer to as the “Treaty”) relating to certain insurance income for a given taxable year, it will not be subject to U.S. federal income tax on any of such insurance income found to be effectively connected with a U.S. trade or business for that year except to the extent that such trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Treaty have been issued. The Company (as well as IIS SAC and IIS Re) currently intends to conduct activities in such a manner as to avoid having a permanent establishment in the United States, but because the determination of whether a person has a permanent establishment in the United States is highly factual, and must be made annually, there can be no assurances that it will be successful in that regard.
An insurance enterprise resident in Bermuda whose shares are not traded on an exchange will be entitled to the benefits of the Treaty only if  (1) more than 50% of its shares are beneficially owned, directly or indirectly, by any combination of individual residents of the United States or Bermuda or U.S. citizens and (2) its income is not used in substantial part, directly or indirectly, to make certain disproportionate distributions or dividends to, or to meet certain liabilities of, persons who are neither residents of the United States or Bermuda nor U.S. citizens. It cannot be predicted whether IIS SAC (or IIS Re, as the case may be) will take the position in any particular year that it qualifies for the benefits of the Treaty because it cannot be predicted whether its direct or indirect ownership will satisfy the requirements above.
Net Investment Income
The Code treats non-U.S. insurance companies carrying on an insurance business within the United States as having a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If IIS SAC (or IIS Re, as the case may be) is considered to be engaged in the conduct of an insurance business in the United States and is not entitled to the benefits of the Treaty in general (e.g., because it fails to satisfy one of the limitations on treaty benefits discussed above), a significant portion of its investment income could be subject to U.S. federal income tax. In addition, while the Treaty clearly applies to premium income, it is uncertain whether the Treaty applies to other income such as investment income. If IIS SAC (or IIS Re, as the case may be) is considered engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Treaty in general, but the Treaty is interpreted to not apply to investment income, a significant portion of its investment income (if any) could be subject to U.S. federal income tax. Because the law is not clear, there is no assurance that if IIS SAC (or

IIS Re, as the case may be) is considered to be engaged in the conduct of an insurance business in the United States, a significant portion of its investment income would not be subject to U.S. federal income tax (including branch profits tax), even if it is entitled to the benefits of the Bermuda Treaty.
Withholding Tax
Non-U.S. corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. federal income tax imposed by withholding, generally at a 30% rate, on the gross amount of certain “fixed or determinable annual or periodical gains, profits and income” derived from sources within the United States (such as dividends and certain interest on debt investments, but not including insurance premiums paid with respect to a contract that is subject to the excise tax described below). Because, as discussed above, it is uncertain whether the Treaty applies to investment income, it is unclear whether the Treaty would provide any relief from this tax, even if IIS SAC (or IIS Re, as the case may be) is entitled to the benefits of the Treaty.
Excise Tax
The U.S. also imposes a federal excise tax (which we refer to as the “FET”) on insurance and reinsurance premiums paid to non-U.S. insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to reinsurance premiums paid to us is 1%. The Treaty does not provide any relief from the FET. The person who pays the premium to the non-U.S. insurer or reinsurer is customarily responsible for the excise tax. If, however, the tax is not paid by the purchaser of the insurance or reinsurance, the non-U.S. insurer may be held liable for the tax. Accordingly, if IIS SAC (or IIS Re, as applicable) reinsures U.S. risks written by third-party insurance companies, and such insurance companies were not to pay this excise tax, IIS SAC (or IIS Re, as applicable) could be held liable for it. The IRS has formally announced its position that the FET is applicable (at a 1% rate on premiums) to all reinsurance cessions or retrocessions of risks by non-U.S. insurers or reinsurers to non-U.S. reinsurers where the underlying risks are either (1) risks of a U.S. entity or individual located wholly or partly within the United States or (2) risks of a non-U.S. entity or individual engaged in a trade or business in the United States which are located within the United States (which we refer to as “U.S. Situs Risks”), even if the FET has been paid on prior cessions of the same risks. If the FET is applicable, it would apply at a 1% rate on premiums for all U.S. Situs Risks ceded to IIS SAC (or IIS Re, as the case may be), or by IIS SAC (or IIS Re, as case may be) to a non-U.S. insurance company.
Allocation of Purchase Price and Characterization of a Unit
No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one common share, one Class A warrant and one Class B warrant; we intend to treat the acquisition of a unit in such manner. By purchasing a unit, you will agree to adopt such treatment for U.S. federal income tax purposes. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the underling one common share, one Class A warrant and one Class B warrant based on the relative fair market value of each at the time of issuance. The price allocated to each common share, Class A warrant and Class B warrant should be the shareholder’s initial tax basis in such share or warrant. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the one common share, the one Class A warrant and the one Class B warrant comprising the unit, and the amount realized on the disposition of a unit should be allocated between the one common share, the one Class A warrant and the one Class B warrant comprising the unit based on their respective fair market values at the time of the disposition. The separation of the one common share, the one Class A warrant and the one Class B warrant constituting a unit should not be a taxable event for U.S. federal income tax purposes.
The foregoing treatment of the units, common shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.
U.S. Federal Income Taxation of U.S. Holders
Distributions and Dividends on Our Common Shares
Subject to the discussion of  “passive foreign investment companies” (which we refer to as “PFICs”), controlled foreign corporations (which we refer to as “CFCs”) and related person insurance income (which we refer to as “RPII”) below, any distributions with respect to our common shares that you receive from us generally will constitute dividends to the extent of our current or accumulated earnings and profits (as determined under U.S. tax principles). Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of your tax basis in our common shares (on a dollar-for-dollar basis) and thereafter as gain from the sale or exchange of such common shares (the treatment of which is described under “Sale, Exchange or Other Disposition of Our Common Shares and Warrants” below).
Dividends paid with respect to our common shares will generally be treated as “passive category income” for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes.
If you are an individual, trust or estate, dividends you receive from us should be treated as “qualified dividend income” taxed at preferential rates; provided that:
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our common shares are readily tradable on an established securities market in the United States (such as Nasdaq);

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we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (see the discussion below under “—PFIC Status and Significant Tax Consequences”);

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you own our common shares for more than 60 days in the 121-day period beginning 60 days before the date on which the common shares become ex-dividend;

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you are not under an obligation to make related payments with respect to positions in substantially similar or related property; and

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certain other conditions are met.

There is no assurance that dividends you receive from us will be eligible for preferential rates. Dividends you receive from us that are not eligible for preferential rates will be taxed at ordinary income rates. U.S. Holders should consult their tax advisors regarding the availability of preferential rates for any dividends paid with respect to our common shares.
Sale, Exchange or Other Disposition of Our Common Shares and Warrants
Subject to the PFIC and CFC rules discussed below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other taxable disposition of our common shares or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such common shares or warrants exceeds one year. The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common shares or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common shares or warrants based upon the then fair market values of the common shares and the warrants constituting the units) and (ii) the U.S. Holder’s adjusted tax basis in its common shares or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its common shares, Class A warrants or Class B warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to one common share, one Class A warrant or one Class B warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of a common share, by any prior distributions or dividends treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder may be taxed at reduced rates of taxation. See “Exercise or Lapse of a Warrant” below for a discussion regarding a U.S. Holder’s basis in the common share acquired pursuant to the exercise of a warrant. The deduction of capital losses is subject to certain limitations. Such gain or loss of a U.S. Holder generally will be from sources within the United States.
Exercise or Lapse of a Warrant
Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a common share pursuant to the exercise of a warrant for cash. A U.S. Holder’s tax basis in a common share received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether a U.S. Holder’s holding period for the common share received will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the common shares received generally should equal the U.S. Holder’s tax basis in the warrants. If the cashless exercise was not a gain realization event, it is unclear whether a U.S. Holder’s holding period for the common shares received would be treated as commencing on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common shares received would include the holding period of the warrants. It is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, it is unclear whether a U.S. Holder’s holding period for the common shares received would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the common share received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
Possible Constructive Distributions
The terms of each warrant provide for an adjustment to the number of common shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Class A Warrants and Class B Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of our common shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our common shares. Such constructive distribution to a U.S. Holder of warrants would be treated as if such U.S. Holder had received a cash distribution from us generally equal to the fair market value of such increased interest (taxed as described above under “U.S. Federal Income Taxation of U.S. Holders — Distributions on our Common Shares”). For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

PFIC Status and Significant Tax Consequences.
Special U.S. federal income tax rules apply to you if we are classified as a PFIC for U.S. federal income tax purposes. In general, we will be a PFIC in any taxable year in which, after applying certain look-through rules, either:
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at least 75% of our gross income for such taxable year consists of  “passive income”; or

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at least 50% of the average value of our assets (ordinarily determined based on fair market value and averaged quarterly over the year) during such taxable year consists of  “passive assets” (i.e., assets that produce passive income).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Income derived in the active conduct of an insurance business by a corporation, however, is not treated as passive income, if certain requirements are satisfied (the “Active Insurance Exception”). In determining whether we are a PFIC, we will be treated as if we directly owned our proportionate share of the assets and received our proportionate share of the income of any corporation in which we own, directly or indirectly, at least a 25% interest (by value). Under this look-through rule, we will be deemed to own 100% of the assets and to have received 100% of the income of IIS SAC and IIS Re.
On December 22, 2017, the Tax Cuts and Jobs Act (H.R. 1), the Tax Reform Bill, was signed into law. The Tax Reform Bill provides that a non-U.S. insurance company is only treated as engaged in the active conduct of an insurance business for purposes of the Active Insurance Exception if its applicable insurance liabilities constitute more than 25% of its total assets determined on the basis of such liabilities and assets as reported on the company’s applicable financial statement for the last 4 year ending with or within the taxable year (the “Reserves Requirement”). For this purpose, the term “applicable insurance liabilities” does not include unearned premium reserves. Among other things, this limitation could result in the treatment of non-U.S. insurers or reinsurers that write business on a low frequency/high severity basis, such as property catastrophe companies and financial guaranty companies, as PFICs, as significant reserves for losses are not recorded until a catastrophic event actually occurs. Accordingly, subject to any future corrections or clarifications that may be made to the Tax Reform Bill, or any regulations that may be promulgated thereunder, we will be treated as a PFIC for any taxable year in which we are unable to satisfy the Active Insurance Exception (e.g., if IIS SAC’s (or IIS Re’s, after IIS Re becomes a licensed insurer) applicable insurance liabilities do not constitute more than 25% of its total assets) except, for our current taxable year ending December 31, 2018, if a “startup exception” applies. PFIC status can be avoided if for the two years after the current year the Reserves Requirement is satisfied and we otherwise are not a PFIC in which case, pursuant to a start-up exception, we would not be a PFIC for our current taxable year ending December 31, 2018.
In any taxable year in which the Reserves Requirement is satisfied, we intend to take the position that, for purposes of the PFIC rules, the income and assets of IIS SAC (or IIS Re after it becomes a licensed insurer in an appropriate jurisdiction and IIS SAC transfers the Iris Re Agreement to it) is not passive pursuant to the Active Insurance Exception and that therefore we are not a PFIC. However, there can be no assurance that the IRS will agree with our position and will not assert that such income and assets are passive and we are a PFIC in such taxable year, or that, if the IRS were to make such an assertion, the IRS’ position would not ultimately be sustained by the courts. Moreover, in 2015, the IRS issued proposed regulations intended to clarify the application of the PFIC provisions to an insurance company. These proposed regulations provide that a non-U.S. insurance company may only qualify for the Active Insurance Exception if, among other things, the non-U.S. insurance company’s own officers and employees perform its substantial managerial and operational activities. The IRS may take the position that the Iris Re Agreement and the 1347 Agreement involve substantial managerial and operational activities performed by Iris Re and 1347 Advisors, such that IIS SAC (or IIS Re, as the case may be) is unable to satisfy this requirement. The IRS may also take the position that because IIS SAC has no employees of its own (or in the case of IIS Re after it becomes a licensed insurer in an appropriate jurisdiction, because IIS Re does not have a sufficient number of employees of its own), it will be ineligible for the Active Insurance Exception. As such, there is a substantial risk that, if these proposed regulations are implemented in their current form, the Company, IIS SAC and IIS Re could be classified as PFICs even for taxable years in which the Reserves Requirement is satisfied. Furthermore, as discussed above, we intend to treat IIS SAC as a separate corporation for U.S.federal income tax purposes. However, there can be no assurance that the IRS will agree with our position and will not assert that IIS SAC is not an entity separate from the provider of the segregated account for U.S. federal income tax purposes, in which case income and assets of IIS SAC would not be taken into account and our investments in IIS SAC and income therefrom would be considered passive in determining whether we are a PFIC. In such case, we will be treated as a PFIC irrespective of applicability of the Active Insurance Exception to income and assets of IIS SAC.
Our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year (and, in the case of the startup exception, potentially not until after the two taxable years following our current taxable year).
Although our PFIC status is determined annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held common shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our common shares or warrants and, in the case of our common shares, the U.S. Holder did not make a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our common shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its common shares or warrants and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the common shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the common shares).
Under these rules:
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the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the common shares or warrants;

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the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

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the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

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an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder will avoid the PFIC tax consequences described above in respect to our common shares by making a timely and valid QEF election to include in its income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.
A U.S. Holder may not make a QEF election with respect to its warrants to acquire our common shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired common shares (or has previously made a QEF election with respect to our common shares), the QEF election will apply to the newly acquired common shares. Notwithstanding any such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired common shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under the purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the common shares acquired upon the exercise of the warrants for purposes of the PFIC rules.
The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our actual PFIC status in the future or of the required information to be provided.
If a U.S. Holder has made a QEF election with respect to our common shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our common shares generally will be taxable as capital gain and no additional tax charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our common shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our common shares for such a taxable year.
If we are a PFIC and our common shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) our common shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its common shares at the end of such year over its adjusted basis in its common shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its common shares over the fair market value of its common shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its common shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its common shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (on which we intend our common shares to continue to be listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our common shares under their particular circumstances.
If we are a PFIC and, at any time, have a non-U.S. subsidiary (such as IIS SAC and IIS Re) that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S.Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will toll the statute of limitations until such required information is furnished to the IRS.
The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our common shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.
Controlled Foreign Corporation Status and Related Person Insurance Income
Subpart F Income
We (as well as IIS SAC and IIS Re) will be considered a CFC if, on any day of our taxable year, 10% U.S. Shareholders (as defined below) own (directly, indirectly or constructively within the meaning of Section 958 of the Code) more than 50% of the total combined voting power of all classes of our voting shares, or more than 50% of the total value of all our shares. For purposes of taking into account RPII, however, IIS SAC (or IIS Re, as the case may be) will also be a CFC for a taxable year if U.S. persons collectively own (directly or indirectly within the meaning of Section 958(a) of the Code) 25% or more of the total combined voting power of all classes of its voting stock or 25% or more of the total value of all of its stock on any day of such taxable year. A “10% U.S. Shareholder” of an entity treated as a non-U.S. corporation for U.S. federal income tax purposes is a U.S. person who owns (directly, indirectly or constructively within the meaning of Section 958 of the Code, including through ownership of warrants) at least 10% of the total combined voting power of our voting shares or at least 10% of the total value of shares of all classes of stock of such non-U.S. corporation. Because of the provisions in our organizational documents that limit a U.S. person’s ownership (within the meaning of Section 958 of the Code) of our common shares to 9.5% of the total value and 9.5% of the total value of our common shares (treating all warrants held by such U.S. person and its affiliates as exercised) and other factors (see “Risks Related to Our Common Shares and This Offering—Ownership of our common shares by a U.S. person is limited” for a discussion regarding these provisions), we believe it is unlikely that any U.S. person that acquires our common shares in this offering would thereby become a 10% U.S. Shareholder of the Company, IIS Re or IIS SAC. However, because of the complexity of the attribution rules contained in the Code, the uncertainty of the effectiveness of these limitations and the possibility that a U.S. person may become a 10% U.S. Shareholder, there can be no assurance that this will be the case. Except as discussed below with respect to RPII, a U.S. Holder that is not a 10% U.S. Shareholder is not expected to experience adverse U.S.federal income tax consequences under the CFC provisions regardless of whether we are treated as a CFC.
If we are a CFC at any time during any taxable year, in which case both IIS Re and IIS SAC would also be CFCs, any 10% U.S. Shareholder who owns our shares (directly or indirectly within the meaning of Section 958(a) of the Code) on the last day in such taxable year must include in its gross income for U.S.federal income tax purposes its pro rata share (based on direct or indirect ownership of value) of our, IIS

Re’s or IIS SAC’s “subpart F income,” regardless of whether that income was actually distributed to such U.S. person (with certain adjustments). “Subpart F income” of a CFC typically includes, among other items, passive income such as interest and dividends as well as certain insurance and reinsurance income (including underwriting and investment income). For tax years beginning after December 31, 2017, the Tax Reform Bill expands Subpart F income to include certain global intangible low tax income, which generally would include most of IIS SAC’s (or IIS Re’s, as the case may be) insurance income, among others.
The subpart F income of a CFC for any taxable year is limited to the CFC’s earnings and profits for the taxable year. The earnings and profits of a non-U.S. corporation attributable to amounts which are, or have been, included in the gross income of a 10% U.S. Shareholder pursuant to the CFC provisions generally will not, when subsequently distributed to such 10% U.S. Shareholder (or, if certain requirements are met, other U.S. persons), be again included in the gross income of such 10% U.S. Shareholder (or other U.S. person).
Related Person Insurance Income
Special rules apply with respect to a CFC that earns RPII. For purposes of taking into account RPII, an entity treated as a non-U.S. corporation for U.S. federal income tax purposes will be considered a CFC (a “RPII CFC”) if, on any day of its taxable year, U.S. persons who own (directly or indirectly within the meaning of Section 958(a) of the Code) any of its stock (each such person, a “RPII Shareholder”) own (directly, indirectly or constructively within the meaning of Section 958 of the Code) 25% or more of the total combined voting power of all classes of its voting stock or 25% or more of the total value of all of its stock. The RPII of a RPII CFC is certain insurance and reinsurance income (including underwriting and investment income) attributable to a policy of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “RPII Shareholder” or a “related person” to a RPII Shareholder. Generally, a person is a related person to a RPII Shareholder if the person controls or is controlled by the RPII Shareholder, or if the person is controlled by the same person or persons who control the RPII Shareholder. Control is defined for these purposes as direct or indirect ownership of more than 50% of the value or voting power of the stock of a person treated as a corporation for U.S. federal income tax purposes or more than 50% of the value of the beneficial interests in a person treated as a partnership, trust, or estate for U.S. federal income tax purposes. Certain attribution rules apply for purposes of determining control.
RPII Exceptions
The RPII rules will not apply with respect to IIS SAC (or IIS Re, as the case may be) for a taxable year if  (1) at all times during its taxable year less than 20% of the total combined voting power of all classes of its voting stock and less than 20% of the total value of all of its stock is owned (directly or indirectly within the meaning of Section 883(c)(4) of the Code) by persons who are (directly or indirectly) insured under any policy of insurance or reinsurance issued by IIS SAC (or IIS Re, as the case may be) or who are related persons to any such person or (2) IIS SAC’s (or IIS Re’s, as the case may be) RPII (determined on a gross basis) is less than 20% of its insurance income (as so determined) for the taxable year, determined with certain adjustments. It is expected that at least one of these exceptions will apply to IIS SAC (or IIS Re, as the case may be), but because we cannot be certain of our future ownership or ability to obtain information about our shareholders to manage such ownership to ensure that IIS SAC (or IIS Re, as the case may be) qualifies for one or both of these exceptions, there can be no assurance in this regard.
Apportionment of RPII to RPII Shareholders
If IIS SAC (or IIS Re, as the case may be) does not qualify for either of the exceptions described above for a taxable year and IIS SAC (or IIS Re, as the case may be) is a RPII CFC any day during that taxable year, then a RPII Shareholder that owns (directly or indirectly within the meaning of Section 958(a) of the Code) any of our common shares on the last day of that taxable year will be required to include in gross income the RPII Shareholder’s pro rata share of IIS SAC’s (or IIS Re’s, as the case may be) RPII for the entire taxable year, whether or not distributed, even if that RPII Shareholder did not own the common shares throughout the period. The RPII Shareholder’s share of the RPII for the taxable year will be determined as if all RPII were distributed proportionately only to RPII Shareholders at that date, but limited by each such RPII Shareholder’s share of IIS SAC’s (or IIS Re’s, as the case may be) current year earnings and profits as reduced by the RPII Shareholder’s share, if any, of certain prior-year deficits in earnings and profits. The RPII Shareholder may exclude from income the amount of any distributions by us of earnings and profits attributable to amounts which are, or have been, included in the gross income of the RPII Shareholder. A RPII Shareholder will not be able to exclude from income the amount of any distributions by us of earnings and profits attributable to RPII amounts which have been included in the gross income of any previous RPII Shareholders of the common shares owned (directly or indirectly within the meaning of Section 958(a) of the Code) by such RPII Shareholder if the RPII Shareholder is unable to identify the previous RPII Shareholders and demonstrate the amount of RPII that had previously been included in the gross income of the previous RPII Shareholders.
A RPII Shareholder who owns (directly or indirectly) our common shares during IIS SAC’s (or IIS Re’s, as the case may be) taxable year but not on the last day of the taxable year is not required to include in gross income any part of IIS SAC’s (or IIS Re’s, as the case may be) RPII for that taxable year solely by reason of such ownership.
Computation of RPII
For any year in which the RPII rules apply, we may seek information from our shareholders as to whether direct or indirect owners of our shares at the end of the year are RPII Shareholders so that the RPII may be determined and apportioned among such persons. We are not under any obligation to do so or to report any RPII to our RPII Shareholders. To the extent we are unable to determine whether a direct or indirect owner of our shares is a RPII Shareholder, we may assume that such owner is not a RPII Shareholder, thereby increasing the per-share RPII amount for all known RPII Shareholders. Calculating the amount of RPII IIS SAC (or IIS Re, as the case may be) may receive and determining whether IIS SAC (or IIS Re, as the case may be) is eligible for the RPII exceptions, requires information about the Company’s shareholders, IIS SAC’s shareholders, and insureds that the Company may not have. Therefore, there can be no assurance that the Company will be able to determine the availability of the RPII exceptions and the amount of insurance income that is RPII.
Uncertainty as to the Application of the RPII Provisions
The meaning of various RPII provisions and the application of those provisions to IIS SAC, IIS Re and the Company is uncertain. Regulations interpreting the RPII provisions exist only in proposed form, and it is uncertain whether those regulations will be adopted in their proposed form (or at all) or whether changes or clarifications might be made to them. It is also uncertain whether any such changes or any interpretation or application of the RPII provisions by the IRS or the courts might have retroactive effect. In addition, there can be no assurance that the amount of RPII or the amounts of the RPII inclusions for any particular RPII Shareholder, if any, will not be subject to adjustment based upon subsequent IRS examination. Prospective investors are urged to consult their tax advisers regarding the effects of these uncertainties and the application of the RPII provisions to them.
Basis Adjustments
A U.S. Holder’s tax basis in its common shares will be increased by the amount of any of the Company’s, IIS SAC’s or IIS Re’s subpart F income (including any RPII) that such U.S. Holder includes in income under the CFC and RPII rules by reason of its ownership of such shares. A U.S. Holder’s tax basis in its common shares will be reduced by the amount of any distributions on the common shares of previously taxed income that is excluded from the U.S. Holder’s gross income. If such distributions exceed the U.S. Holder’s tax basis in its common shares, the excess will be treated as gain from the sale or exchange of our common shares (see discussion above).
Tax-Exempt U.S. Holders
If a U.S. Holder that is a tax-exempt organization is required to include any of IIS SAC’s (or IIS Re’s, as the case may be) insurance income (including RPII) in its gross income under the CFC rules, such income will be unrelated business taxable income, which is subject to tax. Prospective investors that are tax-exempt organizations are urged to consult their tax advisers as to the potential impact of the unrelated business taxable income provisions of the Code on an investment in our common shares. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII Shareholder also must file IRS Form 5471, as described below.
Disposition of Common Shares
Under Section 1248 of the Code, if a U.S. Holder sells or exchanges common shares and the U.S. Holder owned (directly, indirectly or constructively within the meaning of Section 958 of the Code) 10% or more of the total combined voting power of all classes of the Company’s voting shares when the Company was a CFC at any time during the 5-year period ending on the date of the sale or exchange, then any gain recognized on the sale or exchange of the stock will be treated as a dividend to the extent of the Company’s earnings and profits (determined under U.S. federal income tax principles) attributable to the stock accumulated during the period that the U.S. Holder held the Company’s stock while the Company was a CFC (with certain adjustments). Because of the provisions in our organizational documents that limit a U.S. person’s ownership (within the meaning of Section 958 of the Code) of our common shares to 9.5% of the total voting power and 9.5% of the total value of such common shares (treating all warrants held by such U.S. person and its affiliates as exercised) and other factors (see “Risks Related to Our Common Shares and This Offering—Ownership of our common shares by a U.S. person is limited” for a discussion regarding these provisions), we believe it is unlikely that any U.S. person that acquires our common shares in this offering would thereby become a 10% U.S. Shareholder and, consequently, subject to the discussion of RPII below, Section 1248 of the Code is not expected to apply to any sales or exchanges of our common shares. However, because of the complexity of the attribution rules contained in the Code and the uncertainty of the effectiveness of these U.S. person ownership limitations, there can be no assurance that this will be the case.
Section 953(c)(7) of the Code provides that the rules of Section 1248 of the Code will also apply to the sale or exchange of shares in a non-U.S. corporation by a U.S. person (regardless of whether the person is a 10% U.S. Shareholder) if the non-U.S. corporation would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation and the non-U.S. corporation is (or would be but for certain exceptions) treated as a RPII CFC. If Section 1248 applies under such circumstances, gain on the disposition of shares in the non-U.S. corporation may be recharacterized as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (possibly whether or not those earnings and profits are attributable to RPII).
The Company does not directly engage in an insurance or reinsurance business, but IIS SAC does (and IIS Re will when it becomes licensed as a reinsurer in an appropriate jurisdiction). Existing proposed regulations do not address whether the provisions of Section 953(c)(7) of the Code may apply with respect to the sale of stock in a non-U.S. corporation that is not a RPII CFC but has a non-U.S. subsidiary that is a RPII CFC and that would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation. In the absence of legal authority to the contrary, there is a strong argument that this specific rule should not apply to a disposition of our common shares because the Company is not itself directly engaged in the insurance business. However, there is no assurance that the IRS will not successfully assert that Section 953(c)(7) applies in such circumstances and thus may apply to the sale or exchange by a U.S. Holder of our common shares. Prospective investors are urged to consult their tax advisers regarding the effects of these rules on a disposition of our common shares.
Foreign Tax Credit
In the event that U.S. persons own (directly, indirectly or constructively within the meaning of Section 958 of the Code) 50% or more of the total combined voting power of all classes of our voting common shares or 50% or more of the total value of our common shares, only a portion of the current inclusions, if any, under the CFC, RPII and PFIC rules and of dividends paid by us (including any gain from the sale of our shares that is treated as a dividend under Section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder’s U.S. foreign tax credit limitation. It is likely that

“subpart F income,” RPII and dividends that are non-U.S. source income will constitute “passive category income” for foreign tax credit limitation purposes. Thus, it may not be possible for most U.S. Holders to utilize excess foreign tax credits to reduce U.S. tax on such income.
Net Investment Income Tax
A 3.8% tax is imposed on all or a portion of the net investment income of certain individuals with modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” will include a U.S. Holder’s share of dividends and gain on the sale or other taxable disposition of securities. Unless a U.S. Holder elects otherwise or holds our securities in connection with certain trades or businesses, the CFC and PFIC provisions generally will not apply for purposes of determining a U.S. Holder’s net investment income.
Certain Information Reporting Requirements.
Form 926. A U.S. Holder who transfers cash to us may be required to file Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) with the IRS if  (1) immediately after the transfer, such U.S. Holder holds, directly or indirectly, at least 10% of the total voting power or the total value of us or (2) the amount of cash transferred by such U.S. Holder (or certain related persons) during the 12-month period ending on the date of the transfer exceeds $100,000.
Form 5471. A U.S. Holder who is a 10% U.S. Shareholder or RPII Shareholder of the Company, IIS Re or IIS SAC will be required to file Form 5471 (Information Return of U.S. Persons with Respect to Certain Foreign Corporations) with the IRS for one or more taxable years with respect to such company. This information return requires certain disclosures concerning the filing shareholder, other 10% U.S. Shareholders and us.
Form 8621. As discussed above, a U.S. person that is a shareholder of a PFIC is required to file Form 8621 (Information Return by a Shareholder of a PFIC or Qualified Electing Fund) with the IRS. If the Company is a PFIC in any year, U.S. Holders may be required to file Forms 8621 with the IRS with respect to the Company and any PFICs owned by the Company directly or indirectly by application of certain attribution rules.
Form 8938. U.S. Holders who are individuals may be required to file Form 8938 (Statement of Specified Foreign Financial Assets) with the IRS. A U.S. Holder that is formed or availed of for purposes of holding, directly or indirectly, specified foreign financial assets may also be required to file this form.
Potential investors are urged to consult their tax advisers for advice regarding reporting on Forms 926, 5471, 8621 and 8938 and any other reporting requirements that may apply to their acquisition, ownership or disposition of our securities. We are not obligated to provide U.S. Holders with the information necessary to satisfy such reporting requirements. Failure to properly file such forms, if required, may result in the imposition of substantial penalties and an extension of the statute of limitations for the assessment of any U.S. federal income tax with respect to any tax return, event or period to which the information required to be reported on such forms relates.
U.S. Federal Income Taxation of Non-U.S. Holders
This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our common shares or warrants who or that is for U.S. federal income tax purposes: (i) a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates); (ii) a non-U.S. corporation; or (iii) an estate or trust that is not a U.S. Holder, but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our common shares and warrants.
Dividends paid or deemed paid to a Non-U.S. Holder in respect of our common shares generally will not be subject to United States federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our common shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).
Dividends (including constructive distributions) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.
The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “U.S. Holders — Exercise or Lapse of a Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our common shares and warrants.
Backup Withholding and Information Reporting
Dividend payments with respect to our common shares and proceeds from the sale, exchange or redemption of our common shares and warrants may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
FATCA Withholding
The U.S. tax provisions commonly known as FATCA impose a 30% withholding tax on certain payments of U.S. source income and certain payments of proceeds from the sale or other disposition after December 31, 2018 of property of a type which can produce U.S. source interest or dividends, in each case to (1) a “foreign financial institution” (as defined in Section 1471(d)(4) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the foreign financial institution enters into an agreement with the IRS to, among other things, collect and disclose to the IRS certain information regarding its U.S. accounts or meets an applicable exception, and (2) a “non-financial foreign entity” (as defined in Section 1472(d) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, certifies that it has no such U.S. owners or meets an applicable exception. The withholding tax also applies to certain “foreign passthru payments” made by foreign financial institutions after December 31, 2018. The IRS has issued regulations that provide for the phased implementation of the FATCA withholding requirements.
The U.S. government has signed intergovernmental agreements to facilitate the implementation of FATCA with the government of Bermuda (the “Bermuda IGA”). Under the Bermuda IGA, Bermuda financial institutions (other than certain non-reporting financial institutions) are required to register with the IRS and comply with certain due diligence, reporting, withholding and other requirements in order to avoid the imposition of withholding under FATCA on payments made to them. We intend to comply with the obligations imposed on us under FATCA and the Bermuda IGA to avoid withholding under FATCA on payments made to them.
We are a foreign financial institution for purposes of FATCA. To avoid any withholding under FATCA, we may be required to report the identity of, and certain other information regarding, certain U.S. persons that directly or indirectly own our securities or exercise control over shareholders to counterparties or governmental authorities, including the IRS or Bermuda government. We may also be required to withhold on payments and/or take other actions with respect to holders of our securities who do not provide us with certain information or documentation required to fully comply with FATCA. However, our shareholders who own common shares are not expected to be subject to such requirements pursuant to an exception for equity interests that are regularly traded on an established securities market, provided that the shareholder (and any intermediaries through which the shareholder holds its shares) is not a foreign financial institution that is treated as a “nonparticipating FFI” under FATCA. However, because the scope of such exception is not entirely clear and its availability will depend upon future trading activity with respect to our common shares, no assurance can be provided in this regard. We may become subject to withholding tax or penalties if we are unable to comply with FATCA.
If we are treated as engaged in a U.S. trade or business in any taxable year, all or a portion of the dividends on our common shares may be treated as U.S. source income and may be subject to withholding and information reporting under FATCA unless a shareholder (and any intermediaries through which a shareholder holds its shares) establishes an exemption from such withholding and information reporting. In addition, any gross proceeds from the sale or other disposition of our securities after December 31, 2018 might also be subject to withholding and information reporting under FATCA in such circumstances, absent an exemption. We currently intend to limit our U.S. activities so that we are not considered to be engaged in a U.S. trade or business. No definitive standards, however, are provided by the Code, U.S. Treasury regulations or court decisions regarding when a non-U.S. corporation is engaged in the conduct of a U.S. trade or business. Because the law is unclear, and the determination is highly factual and must be made annually, there is no assurance that the IRS will not contend that we are engaged in a U.S. trade or business.
Proposed U.S. Tax Legislation and the Tax Reform
The tax treatment of non-U.S. companies and their U.S. and non-U.S. subsidiaries has been the subject of Congressional discussion and legislative proposals. Over the past several years, legislative proposals relating to the tax treatment of non-U.S. companies have been introduced in the past that could, if enacted, materially affect the Company. One legislative proposal would cause certain entities otherwise treated as non-U.S. corporations to be treated as U.S. corporations for U.S. federal income tax purposes if the “management and control” of such corporations occurs, directly or indirectly, primarily within the United States.
On December 22, 2017, the Tax Reform Bill was signed into law. While we are continuing to study the impact of the Tax Reform Bill, the Tax Reform Bill may reduce the benefits we anticipate from lower effective tax rates as a non-U.S. company, add significant expense and have a material adverse effect on our results of operations. Furthermore, the Tax Reform Bill may have material adverse impacts on our shareholders as a result of provisions that broaden the definition of United States shareholder for purposes of the CFC rules and make it more difficult for a non-U.S. insurance company to not be treated as a PFIC. Investors should consult with their tax advisors to determine the potential tax consequences to them under the Tax Reform Bill of acquiring, holding, and disposing of our securities.
Possible Changes in U.S. Tax Law
The U.S. federal income tax laws and interpretations, including those regarding whether we (and IIS SAC and IIS Re) are engaged in a U.S. trade or business (or have a U.S. permanent establishment) or are a PFIC, or whether U.S. persons would be required to include in their gross income the “subpart F income” or RPII of a CFC, are subject to change, possibly on a retroactive basis. Proposed PFIC regulations have been issued, which will not be effective until adopted in final form. At this time it is unclear whether and how such regulations would affect the characterization of the Company, IIS SAC and IIS Re. Furthermore, new regulations or pronouncements interpreting or clarifying the PFIC, RPII or other rules may be forthcoming. No prediction can be made as to what effect, if any, any new guidance would have on an investor that is subject to U.S. federal income taxation.

UNDERWRITING
Joseph Gunnar & Co., LLC is acting as representative of the underwriters of this offering. We have entered into an underwriting agreement dated            , 2017 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase from us, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of units listed next to its name in the following table:
Underwriter	Units
Joseph Gunnar & Co., LLC	5,200,000
Total	5,200,000

The underwriters are committed to purchase all units offered by us other than those covered by the over-allotment option described below, if any are purchased. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.
The underwriters are offering the units subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The underwriters propose to offer the units offered by us to the public at the public offering price set forth on the cover of the prospectus. After the units are released for sale to the public, the underwriters may change the offering price and other selling terms at various times.
Over-Allotment Option
We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the representative to purchase a maximum of 780,000 additional units (15% of the units sold in this offering) from us to cover over-allotments, if any. If the representative exercises all or part of this option, it will purchase shares covered by the option at the public offering price per unit that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total offering price to the public will be $             and the total net proceeds, before expenses, to us will be $            .
Discount
The following table shows the public offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.
	Per Unit	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$10.00	$52,000,000	$59,800,000
Underwriting discount (7%)	$0.70	$3,640,000	$4,186,000
Proceeds, before expense, to us	$9.30	$48,360,000	$55,614,000
We have agreed to pay a non-accountable expense allowance to the underwriters equal to 1.0% of the public offering price.

We are required to pay an expense deposit of  $50,000 to the representative for out-of-pocket-accountable expenses, which will be applied against accountable expenses (in compliance with FINRA Rule 5110(f)(2)(c)) that will be paid by us to the underwriters in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, the $50,000 expense deposit paid to the representative will be returned to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C). In addition, we have agreed to pay to the representative a non-accountable expense allowance equal to 1.0% of the public offering price. We have also agreed to reimburse the representative for fees and expenses of legal counsel to the representative in an amount not to exceed $40,000, fees and expenses related to the use of book building, prospectus tracking and compliance software for the offering in the amount of  $22,500, up to $15,000 for background checks of our officers, directors and entities, up to $15,000 for all fees, expenses and disbursements relating to the registration or qualification of the common shares under the “blue sky” securities laws of such states and other jurisdictions, subject to whether the offering is commenced on Nasdaq, and actual accountable fees and expenses of the representative for marketing and roadshows for the offering not to exceed $20,000. We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount and non-accountable expense allowance, will be approximately $            .
Discretionary Accounts
The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.
Lock-Up Agreements
Pursuant to certain “lock-up” agreements, we, our executive officers and directors and our principal shareholder, have agreed not to, without the prior written consent of the representative, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common shares or securities convertible into or exchangeable or exercisable for any common shares, whether currently owned or subsequently acquired, for a period of 180 days from the date of this prospectus, in the case of our directors and officers, and 180 days from the date of this prospectus, in the case of our principal shareholder.
Right of First Refusal
Subject to certain limited exceptions, including termination pursuant to payment of a fee to waive such right of first refusal until twelve months after the effective date of the offering, Joseph Gunnar & Co., LLC (“Joseph Gunnar”), has a right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at Joseph Gunnar’s sole discretion, for each and every future public and private equity and debt offering, including all equity-linked offerings, by us or any of our successors or subsidiaries during such twelve-month period.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.
Electronic Offer, Sale and Distribution of Units
A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.
Stabilization
In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.
Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.
Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities that underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.
Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.
Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.
These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
Passive Market Making
In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common shares on Nasdaq or on the OTCQB in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the securities and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.
Other Relationships
From time to time, certain of the underwriters and their affiliates may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Offer Restrictions Outside the United States
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Australia
This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.
China
The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”
European Economic Area—Belgium, Germany, Luxembourg and Netherlands
The information in this document has been prepared on the basis that all offers of common shares and warrants will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.
An offer to the public of common shares has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State: (a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity that has two or more of  (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements); (c) to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)I of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or (d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common shares shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.
France
This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and

Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The common shares has not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.
This document and any other offering material relating to the common shares has not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.
Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.
Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the common shares cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.
Ireland
The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The common shares have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.
Israel
The common shares offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA), nor have such common shares been registered for sale in Israel. The common shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common shares being offered. Any resale in Israel, directly or indirectly, to the public of the common shares offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.
Italy
The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societá la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the common shares may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than: to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.
Any offer, sale or delivery of the common shares or distribution of any offer document relating to the common shares in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•
made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•
in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such common shares being declared null and void and in the liability of the entity transferring the common shares for any damages suffered by the investors.
Japan
The common shares have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the common shares may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires common shares may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of common shares is conditional upon the execution of an agreement to that effect.
Portugal
This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The common shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the common shares has not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of common shares in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.
Sweden
This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the common shares be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.
Switzerland
The common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the common shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common shares will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA). This document is personal to the recipient only and not for general circulation in Switzerland.
United Arab Emirates
Neither this document nor the common shares has been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the common shares within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the common shares, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.
No offer or invitation to subscribe for common shares is valid or permitted in the Dubai International Financial Centre.
United Kingdom
Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the common shares. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the common shares may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.
Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the common shares has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.
In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
LEGAL MATTERS
Certain legal matters with respect to U.S. securities law in connection with this offering will be passed upon for us by Winston & Strawn LLP, New York, New York. Certain legal matters with respect to Bermuda law in connection with the validity of the shares being offered by this prospectus and other legal matters will be passed upon for us by Appleby (Bermuda) Limited, Hamilton, Bermuda. Certain legal matters with respect to U.S. securities law in connection with this offering will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.
EXPERTS
The consolidated financial statements of Insurance Income Strategies Ltd. as of and for the period from July 17, 2017 (inception) to December 31, 2017 included in this prospectus has been included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
GLOSSARY OF INDUSTRY AND OTHER TERMS
Catastrophe bond	Catastrophe bonds are securities that provide reinsurance protection to the sponsor of the issuing company (usually an insurance or reinsurance company) in the case of a catastrophic event. Catastrophe bonds are often structured as floating rate notes whose principal is lost in whole or in part if specified trigger conditions are met. Catastrophe bonds are structured to offer issuers the benefit of fully funded reinsurance, which significantly mitigates the credit risk an issuer would normally accept from rated counterparties in the reinsurance market. The most common trigger types for catastrophe bonds are indemnity, industry or parametric index and modeled loss.
Catastrophe reinsurance	Insurance for insurance companies that provides protection against natural and man-made catastrophes.
Ceding insurer/cedent	An insurance company that underwrites and issues an original, primary policy to an insured party and subsequently contractually transfers or cedes a portion of the risk to a reinsurer.
Ceding reinsurer/retrocedent	A reinsurance company that contractually transfers or cedes a portion of the underlying reinsurance to a retrocessionaire.
Collateralized reinsurance	Typically, collateralized reinsurance is identical to traditional reinsurance except that the reinsurer provides collateral for the full amount of any potential claim under the contract in question. In most instances, the collateral posted under each contract is equal to the total contract value less the net premium charged for the reinsurance protection. Collateralized reinsurance has allowed unrated entities, such as insurance and reinsurance companies affiliated with hedge funds and pension funds, to assume insurance market risks without the burden of achieving an explicit claims-paying rating from a leading rating agency.
Companies Act	Bermuda Companies Act 1981
Correlation risk	The probability of loss from a disparity between the estimated and actual correlation between two securities or instruments.
Distributable Income	A non-GAAP measure, meaning U.S. GAAP net income available to our common shareholders excluding any non-cash compensation expense, unrealized gains and losses and other non-cash items recorded in net income for the period.
Facultative reinsurance	Each exposure the ceding company wishes to reinsure is offered to the reinsurer and “packaged” in a single transaction. The submission, acceptance and resulting agreement has to be negotiated on each individual risk the cedent wishes to reinsure. The reinsurer may accept all, some or none of the submitted risks.
Insurance Act	Bermuda Insurance Act 1978
Industry loss warranty	An industry loss warranty is a type of reinsurance contract or option for which the payout is triggered when a catastrophic event causes losses to the entire insurance industry in excess of a predetermined trigger amount. For example, assume two counterparties agree to an option trade where the option settles in-the-money if a single U.S. hurricane causes losses to the insurance industry of greater than $20 billion (known as a binary or digital option). For this protection, the option buyer agrees to pay an option premium. If a U.S. hurricane then occurs and causes a total industry insured loss greater than $20 billion, the seller of an industry loss warranty option would lose the full notional amount of the contract, less the option premium paid by the buyer. An industry loss warranty may take the form of an insurance contract or a derivative.
Insurance-linked instrument	An insurance-based instrument, including participation in traditional reinsurance (including through retrocessional or reinsurance contracts), insurance-linked swaps, ILWs and insurance-linked securities as well as other financial instruments.
Insurance-linked security	A security that is linked to insurance and includes catastrophe bonds and equity or debt investments in side cars.
Loss ratio	The ratio of losses and loss adjustment expenses incurred to total earned premiums.
Quota share	A form of reinsurance in which a ceding insurer cedes an agreed percentage of every risk it insures falling within certain classes of business, subject to a reinsurance treaty.
Retrocession or retrocessional reinsurance	The reinsuring of reinsurance. Retrocession is a separate contract and document from the original reinsurance agreement between a primary insurance company (as the reinsured) and the original reinsurer. A blanket retrocession covers the original reinsurer’s entire net portfolio of reinsured business (i.e., net in that any specific retrocession protection is excluded) and is normally structured as excess-of-loss reinsurance, arranged separately by major line of reinsured business (i.e., property, casualty, ocean marine, aviation, accident and health, among others).
Retrocessionaire	A reinsurer receiving a portion of the risk insured by another reinsurer.
Segregated account	A separate and distinct account (comprising or including entries recording data, assets, rights, contributions, liabilities and obligations linked to such account) of a segregated accounts company pertaining to an identified or identifiable pool of assets and liabilities of such segregated accounts company which are segregated or distinguished from other assets and liabilities of the segregated accounts company for the purposes of the SAC Act. See “Business—Certain Bermuda Law Considerations—Segregated Accounts Companies” for more information.
Side car	A financial structure that is created to allow investors to take on the risk and return of a group of insurance policies (a “book of business”) written by an insurer or reinsurer and to bear the risk and earn the return that arises from that business. An insurer or reinsurer will only pay the premiums associated with a book of business to such an entity if the investors place sufficient funds in the vehicle to ensure that it can meet claims if they arise. The liability of investors is typically limited to these funds.
Ultimate net loss	Specifies insured damages in umbrella liability policies. Umbrella policies usually include a specific definition of covered damages covered by ultimate net loss, typically amounts actually payable to claimants in settlement/judgment. Ultimate net loss may also include defense and supplementary payments within the limit of liability.
SAC Act	Bermuda Segregated Accounts Companies Act 2000, as amended

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement, of which this prospectus is a part, on Form S-1 with the SEC relating to this offering. This prospectus does not contain all of the information in the registration statement and the exhibits to the registration statement. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or other documents. You may read and copy the registration statement, of which this prospectus is a part, the related exhibits and other material we file with the SEC at the SEC’s public reference room, which is located at 100 F Street, Room 1580, N.E., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The website address is http://www.sec.gov. You may access the registration statement, of which this prospectus is a part, on the SEC’s website.
Upon the effectiveness of the registration statement, we will be subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, will file reports, proxy and information statements and other information with the SEC. Such annual, quarterly and special reports, proxy and information statements and other information can be inspected and copied at the location set forth above or on the SEC’s website.

INDEX TO FINANCIAL STATEMENTS
Index to the consolidated financial statements of
Insurance Income Strategies Ltd.

Report of Independent Registered Public Accounting Firm
Board of Directors and Shareholder
Insurance Income Strategies Ltd.
Hamilton, Bermuda
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheet of Insurance Income Strategies Ltd. (the “Company”) and subsidiary as of December 31, 2017, the related consolidated statements of operations, changes in shareholder’s deficit, and cash flows for the period from July 17, 2017 (inception) to December 31, 2017, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiary at December 31, 2017, and the results of their operations and their cash flows for the period from July 17, 2017 (inception) to December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.
Going Concern Uncertainty
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is a start-up entity and has not yet commenced operations or completed an initial offering of stock sufficient to support its initial and ongoing operating costs. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.
We have served as the Company’s auditor since 2017.
/s/ BDO USA, LLP
Grand Rapids, Michigan
January 12, 2018
BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.
BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Insurance Income Strategies Ltd.
Consolidated Balance Sheet
December 31, 2017
ASSETS
Current assets
Deferred offering costs	$555,275
Total assets	$555,275
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Deferred offering cost payable	$474,865
Deferred offering cost payable to related party – Kingsway America Inc.	$80,410
Accounts payable	$19,047
Accounts payable to related party – Kingsway America Inc.	$341
Total liabilities	$574,663
Shareholder’s deficit
Common stock, $0.001 par value; 200,000,000 authorized; 1,000 issued and outstanding at December 31, 2017	$—
Accumulated deficit	(19,388)
Total liabilities and shareholder’s deficit	$555,275

The accompanying notes are an integral part of these consolidated financial statements.

Insurance Income Strategies Ltd.
Consolidated Statement of Operations
For the Period From July 17, 2017 (inception) to December 31, 2017
Revenue	—
Formation costs	$19,047
General and administrative costs	$341
Net loss	$(19,388)
Loss per share	$(19.4)
The accompanying notes are an integral part of these consolidated financial statements.

Insurance Income Strategies Ltd.
Consolidated Statement of Changes in Shareholder’s Deficit
For the Period From July 17, 2017 (inception) to December 31, 2017
	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Shareholder’s Deficit
Balance at July 17, 2017	—	—	—	—	—
Common shares issued	1,000	—	—	—	—
Net loss	—	—	—	(19,388)	(19,388)
Balance at December 31, 2017	1,000	$—	$—	$(19,388)	$(19,388)

The accompanying notes are an integral part of these consolidated financial statements.

Insurance Income Strategies Ltd.
Statement of Cash Flows
For the Period From July 17, 2017 (inception) to December 31, 2017
Cash flow from operating activities
Net loss	$(19,388)
Changes in operating assets and liabilities:
Increase in accounts payable	19,388
Net cash from operating activities	—
Cash at the beginning of period	—
Cash at the end of period	—
Supplemental disclosure for non-cash financing activities
Accrual of deferred offering cost	$555,275

The accompanying notes are an integral part of these consolidated financial statements.

Insurance Income Strategies Ltd.
Notes to Consolidated Financial Statements
December 31, 2017
1.
Organization

Insurance Income Strategies Ltd. (the “Company”) was incorporated in Bermuda under section 14 of the Companies Act of 1981 on July 17, 2017 as a holding company. The Company and its wholly owned operating subsidiary IIS Re Ltd. have not commenced operations and have selected December 31 as their fiscal year-end. The Company, through IIS Re Ltd. (after obtaining appropriate licensing approvals), intends to offer collateralized reinsurance in the property catastrophe market. On January 10, 2018, IIS Re Ltd. entered into a segregated account arrangement in order to commence operations and intends to pursue insurer licensing after the Offering (as defined below).
For the purposes of incorporation, the Company has one thousand common shares issued and outstanding.
Emerging Growth Company
The Company is considered an “emerging growth company” as defined under the Securities Act of 1933. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an emerging growth company. As an emerging growth company, the Company is electing to take advantage of the extended transition period afforded by the JOBS Act for the implementation of new or revised accounting standards, and as a result, the Company may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. In addition, the Company is in the process of evaluating the benefits of relying on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if as an “emerging growth company” the Company chooses to rely on such exemptions and reduced reporting requirements, it may not be required to, among other things, (1) provide an auditor’s attestation report on system of internal controls over financial reporting pursuant to Section 404(b), (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (3) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements and (4) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Company’s Chief Executive Officer’s compensation to median employee compensation. Following this offering, the Company will continue to be an emerging growth company until the earliest to occur of  (1) the last day of the fiscal year during which it had total annual gross revenues of at least $1 billion (as indexed for inflation), (2) the last day of the fiscal year following the fifth anniversary of the date of its initial public offering, (3) the date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt and (4) the date on which it is deemed to be a “large accelerated filer,” as defined under the Securities Exchange Act of 1934, as amended.
2.
Formation of the Company and the Offering

The Company’s ability to commence operations is contingent upon it obtaining sufficient equity capital through a successful initial public offering of its common shares (the “Offering”). The Company’s management has broad discretion with respect to the use of net proceeds from the Offering. The Company expects to use the net proceeds from the Offering for general corporate purposes to implement its business strategy. In particular, the Company will use the net proceeds to provide, among other things, fully funded reinsurance (via segregated account arrangement) and, if needed for risk management, to engage in hedging and investment activities.

3.
Significant Accounting Policies

Basis of Presentation
The accompanying consolidated financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission. The consolidated financial statements of the Company include balances of the Company and its wholly owned subsidiary IIS Re Ltd.
Use of Estimates
The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.
Deferred Offering Costs
Deferred offering costs consist primarily of legal and professional fees incurred through the balance sheet date that are directly related to the Offering and that will be charged to shareholder’s equity upon the consummation of the Offering. Amounts payable to Kingsway America Inc. include $80,410 pertaining to deferred offering costs paid by Kingsway America Inc. on behalf of the Company.
4.
Commitments

The Company will pay the underwriter in the Offering an underwriter discount of 7.0% of the gross proceeds from the Offering at time of the closing of the Offering. The underwriter will also be entitled to a non-accountable expense allowance equal to 1% of the gross proceeds from the Offering.
5.
Related Party Relationships

IIS Re Ltd., a wholly owned subsidiary of the Company intends to enter in a Services Agreement with 1347 Advisors LLC at the completion of the Offering, pursuant to which 1347 Advisors LLC will provide certain brokerage and structuring services that are essential to IIS Re Ltd. for a fee. These services will include identification and due diligence of potential transaction counterparties for consideration by the Company, advice on the capital structure of the Company and corporate development opportunities and support for compliance with SEC filing requirements as a public company. 1347 Advisors LLC is a wholly owned subsidiary of Kingsway America Inc. (“KAI”), which has paid for certain Offering related expenses on the Company’s behalf that will get reimbursed to KAI at the completion of the Offering. KAI is an indirect wholly owned subsidiary of Kingsway Financial Services Inc. (“KFSI”), a publicly traded company.
The Company’s Chairman, Larry Swets, Jr., and interim Chief Financial Officer, Hassan Baqar, are managing directors at 1347 Advisors LLC and also officers of KAI and KFSI. 1347 Advisors LLC, KAI or KFSI do not currently beneficially own any shares of the Company nor are expected to beneficially own any shares of the Company at the completion of the Offering.
6.
Subsequent Events

On January 9, 2018, the Company subdivided its 1 outstanding common share into 1,000 common shares thereby changing the par value of its common shares from $1 per share to $0.001 per share. This change has been retroactively reflected in the consolidated financial statements. On the same date, the Company also increased its authorized preferred shares to 100,000,000 shares designated as non-voting preferred shares of  $0.001 par value each.
On January 8, 2018, the Company subdivided its 1 outstanding common share into 1,000 common shares thereby changing the par value of its common shares from $1 per share to $0.001 per share.

          Units
Insurance Income Strategies Ltd.

PROSPECTUS

The underwriters expect to deliver our shares to purchasers in the offering on or about            , 2018.
Joseph Gunnar & Co.
           , 2018

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated fees and expenses (other than the underwriting discounts and non-accountable expenses) payable by the registrant in connection with this offering. All of these amounts (except the SEC registration fee, FINRA filing fee and stock exchange listing fee) are estimates.
SEC registration fee	$23,080
FINRA filing fee	90,200
Stock exchange listing fee	75,000
Printing and engraving expenses	30,000
Legal fees and expenses	500,000
Accounting fees and expenses	30,000
Transfer agent and registrar fees and expenses	200
Miscellaneous	1,520
Total	$750,000

*
To be provided by amendment

Item 14.   Indemnification of Directors and Officers.
Bye-law 45 of our bye-laws provides, among other things, that we shall indemnify our directors and officers to the fullest extent possible, except as prohibited under the Companies Act. Specifically, bye-law 45 provides that our directors and officers, as well as their heirs, executors and administrators, shall, subject to the aforesaid Companies Act prohibitions described below, be indemnified by us from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them.
Bye-law 45 of our bye-laws provides that, except with respect to matters involving fraud or dishonesty of our directors and officers, each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of us, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for us.
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to us. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.
Reference is made to the form of underwriting agreement to be filed as Exhibit 1.1 hereto for provisions providing that the underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of the Company against certain liabilities under the Securities Act.
Item 15.   Recent Sales of Unregistered Securities.
None.

Item 16.   Exhibits and Financial Statement Schedules.
(a) Exhibits:   The list of exhibits immediately preceding the signature page of this registration statement is incorporated herein by reference.
(b) Financial Statement Schedules:   No financial statement schedules are provided because the information called for is not applicable or is shown in the financial statements or notes thereto.
Item 17.   Undertakings.
(a)
The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)
The undersigned Registrant hereby undertakes:

(1)
That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20.0% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX
Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1**	Certificate of Incorporation of Insurance Income Strategies Ltd.
3.2**	Memorandum of Association of Insurance Income Strategies Ltd.
3.3**	Bye-Laws of Insurance Income Strategies Ltd.
3.4*	Form of Amended and Restated Bye-Laws of Insurance Income Strategies Ltd.
4.1*	Form of Share Certificate.
4.2*	Form of Class A Warrant Agreement.
4.3*	Form of Class B Warrant Agreement.
5.1**	Form of Opinion of Appleby (Bermuda) Limited.
10.1*	Form of Quota Share Retrocessional Reinsurance Agreement between IIS Re Ltd. and Iris Reinsurance Ltd.
10.2**	Form of Services Agreement between IIS Re Ltd. and 1347 Advisors LLC.
10.3*	Employment Agreement between Insurance Income Strategies Ltd. and Thomas C. Heise.†
10.4	Preference Shareholder Agreement among IIS Re Ltd., Artex SAC Limited and Artex SAC Limited acting in respect of IIS CCG Segregated Account.
21.1**	List of subsidiaries of Insurance Income Strategies Ltd.
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.
23.2**	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1).
24.1**	Power of Attorney (included on signature page).

*
To be filed by amendment.

**
Previously filed.

+
Confidential treatment has been requested or granted for certain portions omitted from this Exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

†
Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on January 12, 2018.
Insurance Income Strategies Ltd.
/s/ Thomas C. Heise
By:	Thomas C. Heise
Title:	Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 12th day of January, 2018.
Name	Title

/s/ Thomas C. Heise Thomas C. Heise	Chief Executive Officer and Director (Principal Executive Officer)
* Hassan Baqar	Interim Chief Financial Officer (Principal Financial and Accounting Officer)
* Larry Swets, Jr.	Chairman of the Board of Directors
* R. Michael Powell	Director
* Joshua S. Horowitz	Director
* Daniel D. Schlemmer	Director
*By:
/s/ Thomas C. Heise
Thomas C. Heise
Attorney-in-fact